                                                                   EXHIBIT 10.13

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------

                                LAMAR MEDIA CORP.

                          -----------------------------

                                CREDIT AGREEMENT

                         Dated as of September 30, 2005

                         ------------------------------

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                     WACHOVIA BANK, NATIONAL ASSOCIATION and
                                 SUNTRUST BANK,
                            as Co-Syndication Agents

                     BNP PARIBAS and CALYON NEW YORK BRANCH,
                           as Co-Documentation Agents

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Lead Arranger and Sole Bookrunner

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01.  Defined Terms...........................................1
      SECTION 1.02.  Classification of Loans and Borrowings.................28
      SECTION 1.03.  Terms Generally........................................28
      SECTION 1.04.  Accounting Terms; GAAP.................................29
      SECTION 1.05.  Subsidiaries; Designation of Unrestricted
                      Subsidiaries..........................................29

                                   ARTICLE II

                                   THE CREDITS

      SECTION 2.01.  Commitments............................................31
      SECTION 2.02.  Loans and Borrowings...................................32
      SECTION 2.03.  Requests for Borrowings................................33
      SECTION 2.04.  Letters of Credit......................................34
      SECTION 2.05.  Funding of Borrowings..................................39
      SECTION 2.06.  Interest Elections.....................................40
      SECTION 2.07.  Termination and Reduction of Commitments...............41
      SECTION 2.08.  Repayment of Loans; Evidence of Debt...................42
      SECTION 2.09.  Prepayment of Loans....................................45
      SECTION 2.10.  Fees...................................................49
      SECTION 2.11.  Interest...............................................50
      SECTION 2.12.  Alternate Rate of Interest.............................51
      SECTION 2.13.  Increased Costs........................................52
      SECTION 2.14.  Break Funding Payments.................................53
      SECTION 2.15.  Taxes..................................................54
      SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing Of
                      Set-Offs..............................................56
      SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.........59

                                   ARTICLE III

                             GUARANTEE BY GUARANTORS

      SECTION 3.01.  The Guarantee..........................................60
      SECTION 3.02.  Obligations Unconditional..............................60


                                      (i)

      SECTION 3.03.  Reinstatement..........................................61
      SECTION 3.04.  Subrogation............................................62
      SECTION 3.05.  Remedies...............................................62
      SECTION 3.06.  Instrument for the Payment of Money....................62
      SECTION 3.07.  Continuing Guarantee...................................62
      SECTION 3.08.  Rights of Contribution.................................63
      SECTION 3.09.  General Limitation on Guarantee Obligations............63

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01.  Organization; Powers...................................64
      SECTION 4.02.  Authorization; Enforceability..........................64
      SECTION 4.03.  Governmental Approvals; No Conflicts...................64
      SECTION 4.04.  Financial Condition; No Material Adverse Change........65
      SECTION 4.05.  Properties.............................................66
      SECTION 4.06.  Litigation and Environmental Matters...................66
      SECTION 4.07.  Compliance with Laws and Agreements....................67
      SECTION 4.08.  Investment and Holding Company Status..................67
      SECTION 4.09.  Taxes..................................................67
      SECTION 4.10.  ERISA..................................................67
      SECTION 4.11.  Disclosure.............................................67
      SECTION 4.12.  Capitalization.........................................68
      SECTION 4.13.  Material Agreements and Liens..........................68
      SECTION 4.14.  Subsidiaries, Etc......................................69
      SECTION 4.15.  Holdings Indenture.....................................69

                                    ARTICLE V

                                   CONDITIONS

      SECTION 5.01.  Effective Date.........................................70
      SECTION 5.02.  Incremental Loan Borrowings............................73
      SECTION 5.03.  Each Extension of Credit...............................74

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      SECTION 6.01.  Financial Statements and Other Information.............76
      SECTION 6.02.  Notices of Material Events.............................79
      SECTION 6.03.  Existence; Conduct of Business.........................79


                                      (ii)

      SECTION 6.04.  Payment of Obligations.................................79
      SECTION 6.05.  Maintenance of Properties; Insurance...................80
      SECTION 6.06.  Books and Records; Inspection Rights...................80
      SECTION 6.07.  Fiscal Year............................................80
      SECTION 6.08.  Compliance with Laws...................................80
      SECTION 6.09.  Use of Proceeds........................................80
      SECTION 6.10.  Certain Obligations Respecting Restricted
                      Subsidiaries and Collateral Security..................81

                                   ARTICLE VII

                               NEGATIVE COVENANTS

      SECTION 7.01.  Indebtedness...........................................83
      SECTION 7.02.  Liens..................................................85
      SECTION 7.03.  Contingent Liabilities; Surety Bonds...................87
      SECTION 7.04.  Fundamental Changes....................................88
      SECTION 7.05.  Investments, Loans, Advances, Guarantees and
                      Acquisitions; Swap Agreements.........................91
      SECTION 7.06.  Restricted Payments....................................92
      SECTION 7.07.  Transactions with Affiliates...........................93
      SECTION 7.08.  Restrictive Agreements.................................94
      SECTION 7.09.  Certain Financial Covenants............................95
      SECTION 7.10.  Lines of Business......................................96
      SECTION 7.11.  Repayments of Certain Indebtedness.....................96
      SECTION 7.12.  Modifications of Certain Documents.....................96

                                  ARTICLE VIII

                             EVENTS OF DEFAULT..............................97

                                   ARTICLE IX

                        THE ADMINISTRATIVE AGENT...........................101


                                    ARTICLE X

                                  MISCELLANEOUS

      SECTION 10.01.  Notices..............................................104
      SECTION 10.02.  Waivers; Amendments..................................105
      SECTION 10.03.  Expenses; Indemnity; Damage Waiver...................108


                                     (iii)

      SECTION 10.04.  Successors and Assigns...............................110
      SECTION 10.05.  Survival.............................................114
      SECTION 10.06.  Counterparts; Integration; Effectiveness.............114
      SECTION 10.07.  Severability.........................................115
      SECTION 10.08.  Right of Setoff......................................115
      SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service
                       of Process..........................................115
      SECTION 10.10.  WAIVER OF JURY TRIAL.................................116
      SECTION 10.11.  Headings.............................................116
      SECTION 10.12.  Release of Collateral and Guarantees.................116
      SECTION 10.13.  Successor Facility...................................117
      SECTION 10.14.  Existing Credit Agreement............................117
      SECTION 10.15.  Delivery of Lender Addenda...........................118
      SECTION 10.16.  USA Patriot Act......................................118


SCHEDULES:

Schedule 4.06 -- Disclosed Matters
Schedule 4.11 -- Supplemental Disclosure
Schedule 4.13 -- Material Agreements and Liens
Schedule 4.14 -- Subsidiaries
Schedule 7.03 -- Existing Guarantees

Schedule 7.07 -- Certain Existing Affiliate Transactions
Schedule 7.08 -- Existing Restrictions

EXHIBITS:

Exhibit A     -- Form of Assignment and Assumption
Exhibit B     -- Form of Opinion of Counsel to the Credit Parties
Exhibit C     -- Form of Opinion of Special Counsel
Exhibit D-1   -- Form of Pledge Agreement
Exhibit D-2   -- Form of Holdings Guaranty and Pledge Agreement
Exhibit E     -- Form of Joinder Agreement
Exhibit F     -- Form of Lender Addendum
Exhibit G     -- Form of Subsidiary Borrower Designation Letter


                                      (iv)

            CREDIT AGREEMENT dated as of September 30, 2005 between LAMAR MEDIA CORP., the "Subsidiary Borrower" that may be designated as such hereunder pursuant to Section 5.02(b), the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

            The Company has requested that the Lenders extend credit, by means of loans and letters of credit, to it in an aggregate amount up to but not exceeding $800,000,000 (and, subject to Section 2.01(c), to it and the Subsidiary Borrower in an aggregate amount up to but not exceeding $1,300,000,000) to (i) refinance certain indebtedness and (ii) provide funds for future acquisitions and the general corporate purposes of the Company and its Restricted Subsidiaries (as defined herein). The Lenders are willing to extend such credit upon the terms and conditions of this Agreement and, accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "Acquisition" means any transaction, or any series of related transactions, consummated after the date hereof, by which (i) the Company and/or any of its Subsidiaries acquires the business of, or all or substantially all of the assets of, any firm, corporation or division thereof, whether through purchase of assets, purchase of stock, merger or otherwise or (ii) any Person that was not theretofore a Subsidiary of the Company becomes a Subsidiary of the Company.

            "Adjusted Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of


                                Credit Agreement

1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means JPMCB in its capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, (a) no individual shall be an Affiliate of the Company or any of its Restricted Subsidiaries solely by reason of his or her being a director, officer or employee of the Company or any of its Restricted Subsidiaries and (b) none of the Subsidiary Guarantors shall be Affiliates of the Company or any of its Restricted Subsidiaries.

            "Applicable Percentage" means (a) with respect to any Revolving Credit Lender for purposes of Section 2.04, the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment and (b) with respect to any Lender in respect of any indemnity claim under Section 10.03(c) relating to the Administrative Agent under this Agreement, the percentage of the total Commitments or, if greater, the Loans of all Classes hereunder represented by the aggregate amount of such Lender's Commitment or Loans, as applicable, of all Classes hereunder.

            "Applicable Rate" means (a) for any Type of Revolving Credit Loans or Term Loans or for commitment fees, the respective rates indicated below for Loans of such Type, or for commitment fees, based upon the Total Debt Ratio as at the last day of the fiscal quarter most recently ended as to which the Company has delivered financial statements pursuant to Section 6.01 and (b) for any Type of Incremental Loans of any Series, such rates of interest as shall be agreed upon at the time Incremental Loan Commitments of such Series are established:


                                Credit Agreement

         RANGE            REVOLVING CREDIT  REVOLVING CREDIT
           OF              OR, TERM BASE        OR, TERM
    TOTAL DEBT RATIO         RATE LOANS     EURODOLLAR LOANS   COMMITMENT FEE
Greater than or equal
  to 5.00 to 1                 0.250%            1.250%            0.375%

Less than 5.00 to 1 and
  greater than or equal
  to 3.00 to 1                 0.000%            1.000%            0.375%

Less than 3.00 to 1 and
  greater than or equal
  to 2.50 to 1                 0.000%            0.875%            0.300%

Less than 2.50                 0.000%            0.750%            0.250%

            Each change in the "Applicable Rate" based upon any change in the Total Debt Ratio shall become effective for purposes of the accrual of interest (including in respect of all then-outstanding Loans), and commitment fees, hereunder on the date three Business Days after the delivery to the Administrative Agent of the financial statements of the Company for the most recently ended fiscal quarter pursuant to Section 6.01 (provided, that any change in the Applicable Rate occurring on the date six months after the Effective Date shall become effective on such date and shall be based upon the financial statements of the Company for the most recently ended fiscal quarter pursuant to Section 6.01), and shall remain effective for such purpose until three Business Days after the next delivery of such financial statements to the Administrative Agent hereunder.

            Notwithstanding the foregoing, (i) the Applicable Rate for Revolving Credit Loans, Term Loans and commitment fees, until the date six months after the Effective Date, shall be the rates set forth above for a Total Debt Ratio of less than 5.00 to 1 and greater than or equal to 3.00 to 1 and (ii) in the event the Company consummates any Acquisition or Disposition for aggregate consideration of $75,000,000 or more, the Company shall forthwith deliver to the Administrative Agent a certificate of a Financial Officer, in form and detail satisfactory to the Administrative Agent, setting forth a redetermination of the Total Debt Ratio reflecting such Acquisition or Disposition, and on the date three Business Days after the delivery of such certificate, the Applicable Rate shall be adjusted to give effect to such redetermination of the Total Debt Ratio.


                                Credit Agreement

            Anything in this Agreement to the contrary notwithstanding, the Applicable Rate shall be the highest rates provided for above if the certificate of a Financial Officer shall not be delivered by the times provided in Section
6.01 or within three Business Days after the occurrence of any Acquisition or Disposition described above (but only, in the case of this paragraph, with respect to periods prior to the delivery of such certificate).

            "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

             "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

            "Base Rate", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Base Rate.

            "Basic Documents" means the Loan Documents, the Senior Subordinated Notes Indentures, the New Senior Subordinated Notes Indentures and the New Senior Notes Indentures (or any applicable governing agreement for any Refunding Indebtedness).

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrowers" means the Company and, effective upon the designation thereof pursuant to Section 5.02(b), the Subsidiary Borrower.

            "Borrowing" means Loans of a particular Class of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

            "Borrowing Request" means a request by a Borrower for a Borrowing in accordance with Section 2.03.


                                Credit Agreement

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. dollar deposits in the London interbank market.

            "Capital Expenditures" means, for any period, the sum for the Company or any of its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; provided that such term shall not include any such expenditures in connection with any Acquisition or any replacement or repair of Property affected by a Casualty Event.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Casualty Event" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or such Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Class", when used in reference to any Loan, Borrowing or Commitment, refers to whether such Loan, the Loans comprising such Borrowing or the Loans that a Lender holding such Commitment is obligated to make, are Revolving Credit Loans, Term Loans or Incremental Loans.


                                Credit Agreement

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitments" means the Revolving Credit Commitments, Term Loan Commitments and Incremental Loan Commitments, as applicable.

            "Company" means Lamar Media Corp., a Delaware corporation.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Confidential Information Memorandum" means the Confidential Information Memorandum dated September 2005 with respect to the syndication of the credit facilities provided herein.

            "Credit Parties" means, collectively, Holdings, the Borrowers and the Subsidiary Guarantors.

            "Debt Service" means, for any period, the sum, for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or regularly scheduled mandatory prepayments of principal of any Indebtedness (including the Term Loans and the Incremental Loans and the principal component of any payments in respect of Capital Lease Obligations, but excluding any prepayments pursuant to Section 2.09 and payments or prepayments in respect of Mirror Loan Indebtedness) made during such period plus (b) all Interest Expense for such period.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

            "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Company or any of its Restricted Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business


                                Credit Agreement
terms, (ii) any obsolete or worn-out tools and equipment no longer used or useful in the business of the Company and its Restricted Subsidiaries and (iii) any Collateral under and as defined in the Pledge Agreement pursuant to an exercise of remedies by the Administrative Agent under Section 4.05 thereof.

            "Disposition Investment" means, with respect to any Disposition, any promissory notes or other evidences of indebtedness or Investments received by the Company or any of its Restricted Subsidiaries in connection with such Disposition.

            "Domestic Subsidiary" means any Subsidiary of the Company other than a Foreign Subsidiary.

            "EBITDA" means, for any period, operating income for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before taxes, Interest Expense, interest in respect of Mirror Loan Indebtedness, depreciation, amortization and any other non-cash income or charges accrued for such period and (except to the extent received or paid in cash by the Company or any of its Restricted Subsidiaries) income or loss attributable to equity in Affiliates for such period), excluding any extraordinary and unusual gains or losses during such period, and excluding the proceeds of any Casualty Events and Dispositions. For purposes hereof, any Restricted Payment made by the Company or any of its Restricted Subsidiaries to Holdings during any period to enable Holdings to pay Qualified Holdings Obligations shall be treated as operating expenses of the Company for the purposes of calculating EBITDA for such period if and to the extent such operating expenses would be deducted in the calculation of EBITDA if funded directly by the Company or any Restricted Subsidiary.

            Notwithstanding the foregoing, except as otherwise provided in
Section 7.04(f), if during any period for which EBITDA is being determined the Company shall have consummated any Acquisition or Disposition then, for all purposes of this Agreement, EBITDA shall be determined on a pro forma basis as if such Acquisition or Disposition had been made or consummated on the first day of such period.

            "Effective Date" means the date on which the conditions specified in
Section 5.01 are satisfied (or waived in accordance with Section 10.02).

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment,


                                Credit Agreement
preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Materials or to health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Hedging Arrangement" means any agreement or other arrangement pursuant to which the Company or any of its Restricted Subsidiaries shall agree to purchase shares of capital stock of the Company from another Person at a fixed price or formula (or to make payments to another Person calculated with reference to the price of any such shares), whether such agreement or other arrangement arises in connection with an acquisition of a business or property, an employee benefit plan, a hedging transaction or otherwise.

            "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with


                                Credit Agreement
respect to any Plan, (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article VIII.

            "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) income, net worth or franchise taxes imposed on (or measured by) its net income or net worth by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which it is taxable by reason of being engaged in business in such jurisdiction (other than solely by reason of the execution, delivery or performance of this Agreement or the receipt of income hereunder or enforcement of rights hereunder), (b) any branch profits taxes or any similar tax imposed by any jurisdiction in which the relevant Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.17(b)), any withholding tax that is imposed on amounts payable by the Company to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with
Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 2.15(a).

            "Existing Credit Agreement" means Credit Agreement dated as of March 7, 2003 between the Company, the Subsidiary Guarantors, the lenders named therein (including certain


                                Credit Agreement
of the Lenders hereunder) and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of l%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company, as the case may be.

            "Fixed Charges Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) the sum for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (i) all Debt Service for such period plus (ii) the aggregate amount of all Capital Expenditures made during such period plus (iii) the aggregate amount paid, or required to be paid, in cash in respect of income, franchise, real estate and other like taxes for such period (to the extent not deducted in determining EBITDA for such period) plus (iv) the aggregate amount of Restricted Payments made during such period by the Company to Holdings to enable Holdings to make interest payments on its Indebtedness (other than Restricted Payments deducted in computing EBITDA for such period).

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which either Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Foreign Subsidiary" means any Subsidiary of the Company organized in a jurisdiction other than the United States of America, any State thereof, or the District of Columbia.

            "GAAP" means generally accepted accounting principles in the United States of America.


                                Credit Agreement

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

            "Guaranteed Obligations" means (a) in the case of the Company and the Subsidiary Guarantors, the principal of and interest on the Loans made by the Lenders to the Subsidiary Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Subsidiary Borrower hereunder or under any other Loan Document, and all obligations of the Subsidiary Borrower to any Lender (or any Affiliate thereof) under any Swap Agreement, in each case strictly in accordance with the terms thereof and (b) in the case of the Subsidiary Guarantors, the principal of and interest on the Loans made by the Lenders to the Company, all LC Disbursements and all other amounts from time to time owing to the Lenders, the Issuing Lenders or the Administrative Agent by the Company hereunder or under any other Loan Document, and all obligations of the Company to any Lender (or any Affiliate thereof) under any Swap Agreement, in each case strictly in accordance with the terms thereof.

            "Guarantor" means, collectively, the Subsidiary Guarantors and, in its capacity as a guarantor pursuant to Article III, the Company.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.


                                Credit Agreement

            "Holdings" means Lamar Advertising Company, a Delaware corporation of which the Company is a Wholly Owned Subsidiary.

            "Holdings Guaranty and Pledge Agreement" means a Guaranty and Pledge Agreement substantially in the form of Exhibit D-2 between Holdings and the Administrative Agent.

            "Holdings Indenture" means the Indenture pursuant to which the Senior Notes have been issued.

            "Inactive Subsidiary" means, as at any date, any Subsidiary of the Company that, as at the end of and for the quarterly accounting period ending on or most recently ended prior to such date, shall have less than $1,000 in assets.

            "Incremental Loan" has the meaning assigned to such term in Section 2.01(c).

            "Incremental Loan Commitment" means, with respect to each Lender, the amount of the offer of such Lender to make Incremental Loans of any Series that is accepted by the Company in accordance with the provisions of Section 2.01(c), as such amount may be (a) reduced from time to time pursuant to Sections 2.07 and 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The aggregate amount of the Incremental Loan Commitments of all Series shall not exceed $500,000,000.

            "Incremental Loan Lenders" means, in respect of any Series of Incremental Loans, (a) initially, the Lenders (or other financial institutions referred to in Section 2.01(c)) whose offers to make Incremental Loans of such Series shall have been accepted by the Company in accordance with the provisions of Section 2.01(c) and (b) thereafter, the Lenders from time to time holding Incremental Loans of such Series and/or Incremental Loan Commitments of such Series after giving effect to any assignments thereof permitted by Section 10.04.

            "Indebtedness" means, for any Person without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts are payable


                                Credit Agreement
within 120 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) Indebtedness of others Guaranteed by such Person; and (g) obligations under Equity Hedging Arrangements (and, for purposes hereof, the amount of Indebtedness under an Equity Hedging Arrangement shall be deemed to be equal to the aggregate maximum contingent or potential liability under such Equity Hedging Arrangement). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity.

            Notwithstanding the foregoing, the following items shall not be deemed "Indebtedness" for purposes hereof: (i) obligations under Swap Agreements; (ii) obligations in respect of Surety Bonds (other than letters of credit supporting obligations in respect of Surety Bonds, as to which clause
(iii) below shall apply, and other than Surety Bonds supporting obligations that would otherwise constitute Indebtedness under this definition) to the extent that the aggregate amount of all such obligations does not exceed $50,000,000;
(iii) obligations in respect of the undrawn face amount of letters of credit (other than letters of credit supporting obligations that would otherwise constitute Indebtedness under this definition) to the extent that the aggregate amount of all such obligations does not exceed $20,000,000; (iv) any obligations to pay deferred compensation under employee benefits plans to the extent such obligations are fully funded; and (v) any principal, accrued interest or premium of any Indebtedness intended to be refunded with the proceeds of an incurrence of Refunding Indebtedness permitted under Section 7.01 to the extent that (x) notice of redemption or prepayment of the Indebtedness to be refunded shall have been given to the holders thereof or shall be given substantially contemporaneously with the incurrence of such Refunding Indebtedness and (y) proceeds of such Refunding Indebtedness shall have been deposited into escrow with irrevocable instructions to the escrow agent to apply such proceeds to the redemption of, or repurchase of, such Indebtedness to be refunded.

            "Indemnified Taxes" means all Taxes other than (a) Excluded Taxes and Other Taxes and (b) amounts constituting penalties or interest imposed with respect to Excluded Taxes or Other Taxes.

            "Interest Coverage Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.


                                Credit Agreement

            "Interest Election Request" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.06.

            "Interest Expense" means, for any period, the sum, for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (other than Mirror Loan Indebtedness) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Swap Agreements accrued during such period (whether or not actually paid or received during such period) including, without limitation, fees, but excluding reimbursement of legal fees and other similar transaction costs and excluding payments required by reason of the early termination of Swap Agreements in effect on the date hereof plus (c) all fees incurred in connection with this Agreement and the Loans hereunder, including letter of credit fees and expenses related thereto, incurred hereunder after the Effective Date.

            Notwithstanding the foregoing, (x) if during any period for which Interest Expense is being determined the Company shall have consummated any Acquisition or Disposition then, for all purposes of this Agreement, Interest Expense shall be determined on a pro forma basis as if such Acquisition or Disposition (and any Indebtedness incurred by the Company or any of its Restricted Subsidiaries in connection with such Acquisition or repaid as a result of such Disposition) had been made or consummated (and such Indebtedness incurred or repaid) on the first day of such period and (y) in determining the amount of Interest Expense for any period during which the Company or any Restricted Subsidiary shall have escrowed the proceeds from any Indebtedness incurred to refund other Indebtedness subject to irrevocable instructions for such proceeds to be applied to such refunding, Interest Expense relating to the Indebtedness to be refunded shall be reduced by any interest earned on such escrowed proceeds and from any securities in which such proceeds shall be invested.

            "Interest Payment Date" means (a) with respect to any Base Rate Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each Business Day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

            "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender of the relevant Class, nine or twelve months) thereafter, as the relevant Borrower may elect;


                                Credit Agreement
provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing,

            (w) if any Interest Period for any Revolving Credit Borrowing would otherwise end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date,

            (x) no Interest Period for any Term Loan Borrowing may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of Term Loans, respectively, scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date,

            (y) no Interest Period for any Incremental Loan Borrowing of any Series may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Incremental Loans of such Series having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Incremental Loans of such Series scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date, and

            (z) notwithstanding the foregoing clauses (w), (x) and (y), no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a Eurodollar Loan for such period.

            "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of, or capital contribution to, any other Person or any agreement to make any such acquisition or capital contribution (including,


                                Credit Agreement
without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale);
(b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business; or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person.

            Notwithstanding the foregoing, the following items shall not be deemed "Investments" for purposes hereof: (i) Capital Expenditures, (ii) Acquisitions and (iii) obligations (including, without limitation, deposits) in connection with Surety Bonds.

            "Issuing Lender" means JPMorgan Chase Bank, N.A. and each other Lender designated by the Company as an "Issuing Lender" hereunder that has agreed to such designation and has been approved as an "Issuing Lender" by the Administrative Agent in its reasonable discretion, each in its capacity as the issuer of Letters of Credit hereunder. Each Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term "Issuing Lender" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit E.

            "JPMCB" means JPMorgan Chase Bank, N.A., a national banking corporation.

            "LC Disbursement" means a payment made by an Issuing Lender pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "Lender Addendum" means, with respect to any Lender party hereto on the Effective Date, a Lender Addendum, substantially in the form of Exhibit F, to be executed and delivered by such Lender on or before the Effective Date as provided in Section 10.15.


                                Credit Agreement

            "Lenders" means each Lender that has executed a Lender Addendum, and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (including any financing lease having substantially the same economic effect as any of the foregoing but excluding any operating lease) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" means this Agreement, any promissory notes evidencing Loans hereunder and the Security Documents.

            "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including any Incremental Loans of any Series.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company and its Restricted Subsidiaries (or of the Company and all of its Subsidiaries) taken as a whole, (b) the ability of


                                Credit Agreement
any Obligor to perform any of its obligations under this Agreement or any Credit Party to perform any of its obligations under the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement and the other Loan Documents.

            "Material Indebtedness" means Indebtedness (other than the Loans or Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Company or any of its Restricted Subsidiaries in an aggregate principal amount exceeding $35,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement were terminated at such time.

            "Missouri Partnership" means Missouri Logos, a Missouri general partnership, in which MIL is a general partner.

            "MIL" means Missouri Logos, LLC, a Wholly Owned Subsidiary of Interstate Logos, L.L.C., a Wholly Owned Subsidiary of the Company.

            "Mirror Loan Indebtedness" means unsecured Indebtedness of the Company (in respect of which none of its Subsidiaries is directly or indirectly obligated) payable to Holdings that is subordinated to all obligations of the Company (including obligations payable by the Company hereunder), has an interest rate equal to 2.875%, has a maturity date no earlier than (and no scheduled payments of principal earlier than) December 31, 2010 (or, to the extent that the full amount of such Indebtedness may not be paid on such date as a Restricted Payment under Section 7.06, such later date upon which such Restricted Payment may be made under said Section), and is subject to other terms and conditions satisfactory to the Administrative Agent.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Available Proceeds" means:

            (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition; and

            (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Restricted Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Company and its Restricted Subsidiaries in connection


                                Credit Agreement
      therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Company or any of its Restricted Subsidiaries in respect of such Casualty Event.

            "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments received by the Company and its Restricted Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including, without limitation, Disposition Investments); provided that

            (a) Net Cash Payments shall be net of (i) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by the Company and its Restricted Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Restricted Subsidiaries as a result of such Disposition, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within twelve months of the date of such Disposition; and

            (b) Net Cash Payments shall be net of any repayments by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent that
      (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

            "New Senior Notes" means the notes issued after the date hereof in accordance with the requirements of Section 7.01(c).

            "New Senior Notes Indentures" means the indentures pursuant to which New Senior Notes are issued.

            "New Senior Subordinated Notes" means the notes issued after the date hereof in accordance with the requirements of Section 7.01(b).

            "New Senior Subordinated Notes Indentures" means the indentures pursuant to which New Senior Subordinated Notes are issued.

            "Non-Guarantor Restricted Foreign Subsidiary" has the meaning assigned to such term in Section 6.10(c).


                                Credit Agreement

            "Obligors" means, collectively, the Borrowers and the Subsidiary Guarantors.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment or prepayment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Loan Documents, provided that there shall be excluded from "Other Taxes" all Excluded Taxes.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Permitted Investments" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor's Ratings Service or from Moody's Investors Service, Inc.;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

            (d) fully collateralized repurchase agreements with a term of not more than 180 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

            (e) money market funds at least 95% of the assets of which constitute Permitted Investments of the kinds described in clauses (a) through (d) of this definition; and


                                Credit Agreement

            (f) with respect to Foreign Subsidiaries, obligations guaranteed by the jurisdiction in which the Foreign Subsidiary is organized and is conducting business maturing within one year from the date of acquisition thereof in an aggregate principal amount up to but not exceeding $25,000,000 at any one time outstanding as to all Foreign Subsidiaries.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit D-1 between the Obligors and the Administrative Agent.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB, as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Principal Payment Dates" means the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with December 31, 2007 through and including September 30, 2012 (or, in each case, if such day is not a Business Day, the next preceding Business
Day).

            "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Qualified Holdings Obligations" means, collectively, obligations of the following categories incurred from time to time by Holdings on behalf of the Company and its Subsidiaries: (i) directors' fees, and fees, costs and expenses in respect of professional and related services which may be rendered to the Company and its Subsidiaries from time to time, including the fees and expenses of accountants, lawyers, investment bankers and other consultants retained in connection with matters affecting the Company and its Subsidiaries collectively,
(ii) premiums, fees and expenses in connection with insurance policies and employee benefit programs (including workmen's compensation) maintained on behalf of the


                                Credit Agreement

Company or any of its Subsidiaries, (iii) fees, costs and expenses incurred in connection with acquisitions and financings, including banking and underwriting fees (including underwriters discounts), (iv) fees, costs and expenses in connection with the purchase by the Company and its Subsidiaries of data communications services and (v) any other fees, costs and expenses incurred by Holdings on behalf of the Company and its Restricted Subsidiaries that would, if paid by the Company and its Restricted Subsidiaries, be treated as an operating expense.

            "Qualified Reilly Partnership" means any general or limited partnership, all of the partnership interests of which are owned by (a) Kevin P. Reilly, Sr., (b) his wife, (c) his children, (d) his children's spouses, (e) his grandchildren, or (f) trusts of which he, his wife, his children, his children's spouses and his grandchildren are the sole beneficiaries and for which one or more of such individuals are the sole trustee(s).

            "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

            "Refunding Indebtedness" means (a) any Indebtedness incurred under
Section 7.01(b) or 7.01(c) that is applied to the extension, renewal, refunding or replacement of other Indebtedness permitted under this Agreement and (b) Indebtedness of the Company and its Restricted Subsidiaries permitted under
Section 7.01(e).

            "Register" has the meaning assigned to such term in Section 10.04.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having Loans, LC Exposure and unused Commitments representing at least a majority of the sum of the total Loans, LC Exposure and unused Commitments at such time. References herein to the "Required Revolving Credit Lenders", "Required Term Loan Lenders" and "Required Incremental Loan Lenders" of any Series, shall refer to the Lenders of such Class holding at least a majority of the sum of the total Loans, LC Exposure (if applicable) and unused Commitments of such Class at such time.

            "Restricted Indebtedness" has the meaning assigned to such term in
Section 7.11.

            "Restricted Payment" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the


                                Credit Agreement

Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company (and including also any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company and (b) any payment of principal of or interest on or any other amounts owing in respect of the Mirror Loan Indebtedness, provided that, notwithstanding the foregoing, (i) any conversion of the Mirror Loan Indebtedness into common stock of the Company shall not be deemed to be a Restricted Payment and (ii) any payment of the principal of the Mirror Loan Indebtedness from the proceeds of a simultaneous cash investment by Holdings in the common stock of the Company in an aggregate amount equal to the principal being so repaid shall not be deemed to be a Restricted Payment.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Revolving Credit Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Revolving Credit Termination Date and (b) the date of termination of the Revolving Credit Commitments.

            "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.07 and 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Revolving Credit Commitment is set forth opposite the name of such Lender on its Lender Addendum under the caption "Revolving Credit Commitment", or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate original amount of the Revolving Credit Commitments is $400,000,000.

            "Revolving Credit Exposure" means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its LC Exposure at such time.

            "Revolving Credit Lender" means (a) initially, a Lender that has a "Revolving Credit Commitment" set forth opposite the name of such Lender on its Lender Addendum and


                                Credit Agreement

(b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments, after giving effect to any assignments thereof permitted by Section 10.04.

            "Revolving Credit Loan" means a Loan made pursuant to Section 2.01(a) that utilizes the Revolving Credit Commitment.

            "Revolving Credit Termination Date" means the Quarterly Date falling on or nearest to September 30, 2012.

            "Sarbanes-Oxley Act" has the meaning assigned to such term in
Section 6.01(a).

            "Security Documents" means the Pledge Agreement, the Holdings Guaranty and Pledge Agreement and all Uniform Commercial Code financing statements required by the Pledge Agreement and the Holdings Guaranty and Pledge Agreement to be filed with respect to the security interests created pursuant thereto.

            "Senior Debt Ratio" means, as at any date, the ratio of (a) all Indebtedness (other than Subordinated Indebtedness or Mirror Loan Indebtedness) of the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date to (b) EBITDA for the period of four consecutive quarters ending on or most recently ended prior to such date.

            "Senior Notes" means the 2.875% Convertible Notes due 2010 issued by Holdings pursuant to a First Supplemental Indenture dated as of June 16, 2003 between Holdings and Wachovia Bank of Delaware, National Association, as Trustee, in an original aggregate maximum face amount equal to $287,500,000.

            "Senior Subordinated Notes" means, collectively, (a) the 7-1/4% Senior Subordinated Notes due 2013 of the Company in the original principal amount of $385,000,000 and (b) the 6-5/8% Senior Subordinated Notes due 2015 of the Company in the original principal amount of $400,000,000.

            "Senior Subordinated Notes Indentures" means the indentures pursuant to which the Senior Subordinated Notes have been issued.

            "Series" has the meaning assigned to such term in Section 2.01(c).

            "Significant Subsidiary Guarantor" means, as at any date, any Subsidiary Guarantor having assets with a fair market value of $60,000,000 or more.


                                Credit Agreement

            "Special Acquisition Subsidiary" means any entity formed by Holdings that is a Wholly Owned Subsidiary of Holdings but not a Subsidiary of the Company, and that is formed for the sole purpose of effecting a tax free acquisition of another corporation (the "Target") under Section 368(a)(1)(A) and 368(a)(2)(E) of the Code, in which Holdings invests not more than $1,000 in cash at any one time and which Wholly Owned Subsidiary is contributed to the Company or to a Restricted Subsidiary (and, thereby becomes a Wholly Owned Subsidiary of the Company or such Restricted Subsidiary) within five Business Days after the consummation of the merger or other transaction resulting in the acquisition of the Target.

            "Special Counsel" means Milbank, Tweed, Hadley & McCloy LLP, in its capacity as special counsel to JPMorgan Chase Bank, N.A., as Administrative Agent of the credit facilities contemplated hereby.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subordinated Indebtedness" means, collectively, (i) Indebtedness in respect of the Senior Subordinated Notes and the New Senior Subordinated Notes (and, as contemplated in Section 7.01(e), any Indebtedness that extends, renews, refunds or replaces any Senior Subordinated Notes) and (ii) the 8% unsecured Subordinated Notes of the Company due 2006 (of which an amount not in excess of $2,300,000 is outstanding on the date hereof).

            "Subsidiary" means, with respect to any Person (the "parent") at any date, (a) any corporation, limited liability company, association or other entity (other than a partnership) the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, association or other entity (other than a partnership) of which securities or other ownership interests representing more than 50% of the ordinary voting power as of such date, are owned, controlled or held or (b) any partnership the accounts of which would be consolidated with those of the parent in the parent's


                                Credit Agreement
consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). References herein to "Subsidiaries" shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Company.

            "Subsidiary Borrower" has the meaning assigned to such term in
Section 5.02(b).

            "Subsidiary Borrower Designation Letter" means a Subsidiary Borrower Designation Letter substantially in the form of Exhibit G between the Company, the Subsidiary Borrower and the Administrative Agent.

            "Subsidiary Guarantors" means the Persons listed under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto or which become a party hereto as a "Subsidiary Guarantor" hereunder pursuant to any Joinder Agreement.

            "Surety Bonds" means surety or other similar bonds required to be posted by the Company and its Restricted Subsidiaries in the ordinary course of their respective businesses or posted on behalf of Affiliates in the ordinary course of their respective businesses.

            "Swap Agreement" means any agreement with respect to any swap, forward, future, cap, collar or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no "phantom stock" or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries, or any Equity Hedging Arrangement, shall be deemed to be a Swap Agreement.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Term Loan" means a Loan made pursuant to Section 2.01(b) that utilizes the Term Loan Commitment.

            "Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans on the Effective Date, expressed as an amount representing the maximum aggregate principal amount of the Term Loans to be made by such


                                Credit Agreement

Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.07 and 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Term Loan Commitment is set forth opposite the name of such Lender on its Lender Addendum under the caption "Term Loan Commitment", or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The aggregate original amount of the Term Loan Commitments is $400,000,000.

            "Term Loan Lender" means (a) initially, a Lender that has a "Term Loan Commitment" set forth opposite the name of such Lender on its Lender Addendum and (b) thereafter, the Lenders from time to time holding Term Loans and Term Loan Commitments, after giving effect to any assignments thereof permitted by Section 10.04.

            "Term Loan Maturity Date" means the Quarterly Date falling on or nearest to September 30, 2012.

            "Test Date" has the meaning assigned to such term in Section
2.07(a).

            "Total Debt Ratio" means as at any date, the ratio of (a) all Indebtedness (other than Mirror Loan Indebtedness) of the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

            "Transactions" means (a) with respect to either Borrower, the execution, delivery and performance by such Borrower of the Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof, and the issuance of Letters of Credit hereunder and (b) with respect to any Credit Party (other than the Borrowers), the execution, delivery and performance by such Credit Party of the Loan Documents to which it is a party.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Adjusted Base Rate.

            "Unrestricted Subsidiaries" means any Subsidiary of the Company that
(a) shall have been designated as an "Unrestricted Subsidiary" in accordance with the provisions of Section 1.05 and (b) any Subsidiary of an Unrestricted Subsidiary; notwithstanding the foregoing, so long as the Subsidiary Borrower is designated as a Borrower in accordance with


                                Credit Agreement

Section 5.02(b) and remains a Borrower under this Agreement, it shall not be an Unrestricted Subsidiary.

            "U.S. dollars" or "$" refers to lawful money of the United States of America.

            "Wholly Owned Subsidiary" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. The term "Wholly Owned Restricted Subsidiary" shall refer to any Restricted Subsidiary that is also a Wholly Owned Subsidiary.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Credit Loan", "Term Loan" or "Incremental Loan") or by Type (e.g., a "Base Rate Loan", or a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Credit Loan" or a "Base Rate Revolving Credit Loan"); each Series of Incremental Loans shall be deemed a separate Class of Loans hereunder. In similar fashion, (i) Borrowings may be classified and referred to by Class, by Type and by Class and Type, and (ii) Commitments may be classified and referred to by Class; each Series of Incremental Loan Borrowings and Incremental Loan Commitments shall be deemed a separate Borrowing and Commitment hereunder.

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder",


                                Credit Agreement
and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and
(e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

            SECTION 1.05. Subsidiaries; Designation of Unrestricted Subsidiaries. The Company may at any time designate any of its Subsidiaries (including any newly acquired or newly formed Subsidiary or any Foreign Subsidiary) to be an "Unrestricted Subsidiary" for purposes of this Agreement, by delivering to the Administrative Agent a certificate of a Financial Officer (and the Administrative Agent shall promptly forward a copy of such certificate to each Lender) attaching a copy of a resolution of its Board of Directors (or authorized subcommittee thereof) setting forth such designation and stating that the conditions set forth in this Section 1.05 have been satisfied with respect to such designation, provided that no such designation shall be effective unless
(x) at the time of such designation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) at the time of such designation and at all times thereafter:

            (a) except as permitted under Section 7.03, no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Unrestricted Subsidiary other than obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as part of a financing transaction (collectively, "Permitted Unrestricted Subsidiary Obligations")) (A) is guaranteed by either Borrower or any Restricted Subsidiary or


                                Credit Agreement

      (B) is recourse to or obligates either Borrower or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to satisfaction thereof,

            (b) such Unrestricted Subsidiary has no Indebtedness or any other obligation (other than Permitted Unrestricted Subsidiary Obligations) that, if in default in any respect (including a payment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and

            (c) such Subsidiary is an "Unrestricted Subsidiary" (or will become an Unrestricted Subsidiary not later than its designation as an Unrestricted Subsidiary hereunder) under the Senior Subordinated Notes Indentures, New Senior Subordinated Notes Indentures and New Senior Notes Indentures, it being understood that to accomplish the foregoing, the Company may condition such designation hereunder upon the effectiveness of the designation of such Subsidiary as an Unrestricted Subsidiary under such Indentures.

Notwithstanding the foregoing clause (a), the Company shall be entitled to designate any Subsidiary as an Unrestricted Subsidiary hereunder even though such Subsidiary shall, at the time of such designation, be obligated with respect to Guarantees under any Senior Subordinated Notes Indenture, any New Senior Subordinated Notes Indenture or any New Senior Note Indenture, provided that at the time of such designation, (i) the Company is taking such action as is necessary to cause such Subsidiary to be released from such Guarantees and
(ii) such designation shall not become effective until such time as such release shall be obtained.

            Any designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed an Investment in an amount equal to the fair market value of such Subsidiary (as determined in good faith by the Board of Directors of the Company) and any such designation shall be permitted only if it complies with the provisions of Section 7.05. Any designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed an Acquisition of such Unrestricted Subsidiary and shall be permitted only to the extent permitted as an Acquisition under Section 7.04(e). The Company shall give the Administrative Agent and each Lender prompt notice of each resolution adopted by the Board of Directors (or authorized subcommittee thereof) of the Company under this Section 1.05 designating any Subsidiary as an Unrestricted Subsidiary (and notice of each designation of an Unrestricted Subsidiary as a Restricted Subsidiary), together with a copy of each such resolution adopted.


                                Credit Agreement

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.01.  Commitments.

            (a) Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Company from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment, provided that the total Revolving Credit Exposure shall not at any time exceed the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Credit Loans.

            (b) Term Loans. Subject to the terms and conditions set forth herein, each Term Loan Lender agrees to make Term Loans to the Company on the Effective Date in an aggregate principal amount up to but not exceeding its Term Loan Commitment. Term Loans that are paid or prepaid may not be reborrowed.

            (c) Incremental Loans. In addition to Borrowings of Revolving Credit Loans and Term Loans pursuant to paragraphs (a) and (b) above, at any time and from time to time, the Company (and a Subsidiary designated by the Company in accordance with the requirements of Section 5.02(b)) may request that the Lenders (or other financial institutions agreed to by the Company and the Administrative Agent) offer to enter into commitments to make additional term loans (each such loan being herein called an "Incremental Loan") under this paragraph (c) to the Company (or, as applicable, the Subsidiary Borrower). In the event that one or more of the Lenders (or such other financial institutions) offer, in their sole discretion, to enter into such commitments, and such Lenders (or financial institutions) and the Company agree as to the amount of such commitments that shall be allocated to the respective Lenders (or financial institutions) making such offers and the fees (if any) to be payable by the Company in connection therewith, such Lenders (or financial institutions) shall become obligated to make Incremental Loans under this Agreement in an amount equal to the amount of their respective Incremental Loan Commitments (and such financial institutions shall become "Incremental Loan Lenders" hereunder). The Incremental Loans to be made pursuant to any such agreement between the Company (or, as applicable, the Subsidiary Borrower) and one or more Lenders (including any such new Lenders) in response to any such request by the Company shall be deemed to be a separate "Series" of Incremental Loans for all purposes of this Agreement.


                                Credit Agreement

            Anything herein to the contrary notwithstanding, (i) the minimum aggregate principal amount of Incremental Loan Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Loans) shall be $50,000,000 (except that in the case of Incremental Loan Commitments made available to the Subsidiary Borrower, such minimum aggregate principal amount shall be $30,000,000), (ii) the aggregate principal amount of all Incremental Loan Commitments and all outstanding Series of Incremental Loans shall not exceed $500,000,000 and (iii) the aggregate principal amount of all Incremental Loan Commitments and all outstanding Series of Incremental Loans to the Subsidiary Borrower shall not exceed $50,000,000. Except as otherwise expressly provided herein, the Incremental Loans of any Series shall have the interest rate, amortization schedule and maturity date as shall be agreed upon by the Lenders in respect thereof and the Company (or, in the case of Incremental Loans to the Subsidiary Borrower, the Subsidiary Borrower).

            Following the acceptance by the Company of the offers made by any one or more Lenders to make any Series of Incremental Loans pursuant to the foregoing provisions of this paragraph (c), each Incremental Loan Lender in respect of such Series of Incremental Loans severally agrees, on the terms and conditions of this Agreement, to make such Incremental Loans to the Company or the Subsidiary Borrower, as applicable, during the period from and including the date of such acceptance to and including the commitment termination date specified in the agreement entered into with respect to such Series in an aggregate principal amount up to but not exceeding the amount of the Incremental Loan Commitment of such Incremental Loan Lender in respect of such Series as in effect from time to time. Thereafter, subject to the terms and conditions of this Agreement, the Company or the Subsidiary Borrower, as applicable, may convert Incremental Loans of such Series of one Type into Incremental Loans of such Series of another Type (as provided in Section 2.06) or continue Incremental Loans of such Series of one Type as Incremental Loans of such Series of the same Type (as provided in Section 2.06). Incremental Loans of any Series that are prepaid may not be reborrowed as Incremental Loans of the same Series.

            Proceeds of Incremental Loans shall be available for any use permitted under the applicable provisions of Section 6.09.

            SECTION 2.02.  Loans and Borrowings.

            (a) Obligations Several. Each Loan of a particular Class (and, in the case of Incremental Loans, of a particular Series) shall be made as part of a Borrowing consisting of Loans of such Class (and, if applicable, of such Series) made by the Lenders ratably in accordance with their respective Commitments of such Class (and, if applicable, of such Series). The failure of any Lender to make any Loan required to be made by it shall not relieve any other


                                Credit Agreement

Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Type of Loans. Subject to Section 2.12, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the relevant Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) Minimum Amounts. At the commencement of each Interest Period for a Eurodollar Borrowing, such Borrowing shall be in an aggregate amount at least equal to $2,000,000 or any greater multiple of $1,000,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is at least equal to $500,000 or any greater multiple of $500,000; provided that
(i) a Base Rate Borrowing of Loans of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class (or, in the case of an Incremental Loan Commitment of any Series, in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Series) and (ii) a Revolving Credit Base Rate Borrowing may be in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

            SECTION 2.03. Requests for Borrowings. To request a Borrowing, the relevant Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Revolving Credit Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.04(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:


                                Credit Agreement

            (i) whether the requested Borrowing is to be a Revolving Credit Borrowing, a Term Loan Borrowing or an Incremental Loan Borrowing (including, if applicable, the respective Series of Incremental Loans to which such Borrowing relates);

            (ii) the aggregate amount of such Borrowing;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

            (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (vi) the identity of the Borrower, if an Incremental Loan Borrowing, and the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this
Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            Anything herein to the contrary notwithstanding, the initial Borrowing hereunder shall be a Base Rate Borrowing.

            SECTION 2.04.  Letters of Credit.

            (a) General. Subject to the terms and conditions set forth herein, in addition to the Revolving Credit Loans provided for in Section 2.01(a), the Company may request the issuance of Letters of Credit for its own account by an Issuing Lender, in a form reasonably acceptable to such Issuing Lender, at any time and from time to time during the Revolving Credit Availability Period. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company


                                Credit Agreement
with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Lender) to an Issuing Lender selected by it and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.04), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the respective Issuing Lender, the Company also shall submit a letter of credit application on such Issuing Lender's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lenders (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (d) of this
Section 2.04) shall not exceed $50,000,000 and (ii) the total Revolving Credit Exposure shall not exceed the total Revolving Credit Commitments.

            (c) Expiration Date. Each Letter of Credit shall expire (without giving effect to any extension thereof by reason of an interruption of business) at or prior to the close of business on the earlier of (i) the date two years after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, two years after such renewal or extension) and
(ii) the date that is five Business Days prior to the Revolving Credit Termination Date, provided that any such Letter of Credit may provide for automatic extensions thereof to a date not later than one year beyond the current expiration date, so long as such extended expiration date is not later than the date five Business Days prior to the Revolving Credit Termination Date.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Lender, and without any further action on the part of such Issuing Lender, such Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Revolving Credit Lender's Applicable


                                Credit Agreement

Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby agrees to pay to the Administrative Agent, for the account of the respective Issuing Lender, such Revolving Credit Lender's Applicable Percentage of each LC Disbursement made by such Issuing Lender and not reimbursed. Each Revolving Lender acknowledges and agrees that its obligation to make such payments pursuant to this paragraph (d) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $500,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Revolving Credit Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Base Rate Borrowing.

            If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Revolving Credit Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.05 with respect to Revolving Credit Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Credit


                                Credit Agreement

Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

            (f) Obligations Absolute. The Company's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.04 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.04, constitute a legal or equitable discharge of the Company's obligations hereunder.

            Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the respective Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

            (i) an Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;


                                Credit Agreement

            (ii) an Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

            (iii) this sentence shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

            (g) Disbursement Procedures. The Issuing Lender for any Letter of Credit shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under any Letter of Credit. Such Issuing Lender shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement.

            (h) Interim Interest. If the Issuing Lender for any Letter of Credit shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Credit Base Rate Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.04, then
Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph
(e) of this Section 2.04 to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment.

            (i) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Company receives notice from the Administrative Agent or the Required Revolving Credit Lenders demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Company shall be required to provide cover for LC Exposure pursuant to Section 2.08 or 2.09(b), the Company shall immediately deposit into the Collateral Account under and as defined in the Pledge Agreement an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.08 or 2.09(b), the amount required under Section 2.08 or 2.09(b), as the


                                Credit Agreement
case may be; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Credit Party described in clause (g) or (h) of Article VIII. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of any other obligations of the Obligors hereunder.

            (j) Existing Letters of Credit. To the extent that, on the Effective Date there are any outstanding letters of credit under the Existing Credit Agreement issued by JPMCB (as the "Issuing Lender" thereunder) for the account of the Company then, on the Effective Date, each of such letters of credit is hereby designated a "Letter of Credit" (with JPMCB as the Issuing Lender) under and for all purposes of this Agreement. In that connection, the Company hereby represents and warrants to each Issuing Lender, each Revolving Credit Lender and the Administrative Agent that each such letter of credit satisfies the requirements of this Section 2.04 (including paragraph (c) above).

            SECTION 2.05.  Funding of Borrowings.

            (a) Manner of Funding. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request; provided that Revolving Credit Base Rate Loans made to finance the reimbursement of an LC Disbursement under any Letter of Credit as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the respective Issuing Lender.

            (b) Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.05 and may, in reliance upon such assumption and in its sole discretion, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the relevant Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such


                                Credit Agreement
amount is made available to the relevant Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.06.  Interest Elections.

            (a) Elections by the Borrowers. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.06. The relevant Borrower may elect different options for continuations and conversions with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

            (b) Notification of Elections. To make an election pursuant to this
Section 2.06, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under
Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

            (c) Content of Notifications. Each telephonic and written Interest Election Request shall specify the following information in compliance with
Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies (including, if applicable, the respective Series of Incremental Loans to which such Interest Election Request relates) and, if different options for continuations or conversions are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;


                                Credit Agreement

            (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Notification by Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) Conversions into Base Rate Borrowings. If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.07.  Termination and Reduction of Commitments.

            (a) Mandatory Termination of Commitment. Unless previously terminated, (i) the Revolving Credit Commitment shall terminate at the close of business on the Revolving Credit Termination Date, (ii) the Term Loan Commitment shall terminate on the close of business on the Effective Date, and (iii) the Incremental Loan Commitments with respect to each Series of Incremental Loans shall terminate on the close of business on the commitment termination date specified in the agreement entered into with respect to such Series.

            In addition to the foregoing, if on any date (the "Test Date"), the maturity date for any then-outstanding Senior Subordinated Notes, New Senior Subordinated Notes or New Senior Notes, or of any other convertible notes or notes offered and sold publicly or under Rule 144A shall fall within six months after the Test Date then the Revolving Credit Commitments shall


                                Credit Agreement
automatically terminate on such date, provided that the foregoing shall not apply if the Required Revolving Credit Lenders shall elect otherwise at any time prior to the Test Date.

            (b) Voluntary Terminations and Reductions of Commitments. The Company may at any time terminate, or from time to time reduce, the Commitments of any Class (including the Commitments of any Series of Incremental Loans); provided that (i) each reduction of the Commitments of such Class shall be in an amount that is at least equal to $3,000,000 or any greater multiple of $1,000,000 and (ii) the Company shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

            (c) Notification of Termination or Reduction. The Company shall notify the Administrative Agent of any election to terminate or reduce Commitments under paragraph (b) of this Section 2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section 2.07 shall be irrevocable; provided that a notice of termination of Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Commitments shall be permanent. Each reduction of Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

            SECTION 2.08.  Repayment of Loans; Evidence of Debt.

            (a) Revolving Credit Loans. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of such Lender's Revolving Credit Loans on the Revolving Credit Termination Date.

            Notwithstanding the foregoing, if on any Test Date, the maturity date for any then-outstanding Senior Subordinated Notes, New Senior Subordinated Notes or New Senior Notes, or of any other convertible notes or notes offered and sold publicly or under Rule 144A shall fall within six months after the Test Date then the Revolving Credit Loans shall be paid in full, and the Company shall provide full cover for all outstanding LC Exposure, on the date that is two months after the Test Date, provided that the foregoing shall not apply if the Required Revolving Credit Lenders shall elect otherwise at any time prior to the Test Date.


                                Credit Agreement

            (b) Term Loans. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of the Term Loan Lenders the outstanding principal amount of the Term Loans on each Principal Payment Date set forth below in the aggregate principal amount set forth opposite such Principal Payment Date:

          Principal Payment Date                    Principal Amount
            December 31, 2007                        $     5,000,000

            March 31, 2008                           $     5,000,000
            June 30, 2008                            $     5,000,000
            September 30, 2008                       $     5,000,000
            December 31, 2008                        $     5,000,000

            March 31, 2009                           $     5,000,000
            June 30, 2009                            $     5,000,000
            September 30, 2009                       $     5,000,000
            December 31, 2009                        $    15,000,000

            March 31, 2010                           $    15,000,000
            June 30, 2010                            $    15,000,000
            September 30, 2010                       $    15,000,000
            December 31, 2010                        $    15,000,000

            March 31, 2011                           $    15,000,000
            June 30, 2011                            $    15,000,000
            September 30, 2011                       $    15,000,000
            December 31, 2011                        $    60,000,000

            March 31, 2012                           $    60,000,000
            June 30, 2012                            $    60,000,000
            September 30, 2012                       $    60,000,000

If the initial aggregate amount of the Term Loan Commitments exceeds the aggregate principal amount of Term Loans that are outstanding on the Effective Date, then the scheduled repayments of Borrowings to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.


                                Credit Agreement

            Notwithstanding the foregoing, if on any Test Date, the maturity date for any then-outstanding Senior Subordinated Notes, New Senior Subordinated Notes or New Senior Notes, or of any other convertible notes or notes offered and sold publicly or under Rule 144A shall fall within six months after the Test Date then the Term Loans shall be paid in full on the date that is two months after the Test Date, provided that the foregoing shall not apply if the Required Term Loan Lenders shall elect otherwise at any time prior to the Test Date.

            (c) Incremental Loans. Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Incremental Loan Lenders of any Series the principal of the Incremental Loans of such Series made to such Borrower in consecutive quarterly installments on such dates and in such amounts as shall be agreed upon between such Borrower and such Lenders at the time the Incremental Loan Commitments of such Series are established, provided that in no event shall the average life to maturity (determined in accordance with GAAP) of the Incremental Loans of any Series be earlier than the average life to maturity (so determined) of the Term Loans.

            Notwithstanding the foregoing, if on any Test Date, the maturity date for any then-outstanding Senior Subordinated Notes, New Senior Subordinated Notes or New Senior Notes, or of any other convertible notes or notes offered and sold publicly or under Rule 144A shall fall within six months after the Test Date then the Incremental Loans of each Series shall be paid in full on the date that is three months after the Test Date, provided that the foregoing shall not apply if the Required Incremental Loan Lenders of such Series shall elect otherwise at any time prior to the Test Date.

            (d) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (e) Maintenance of Records by Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof (and, in the case of Incremental Loans, the respective Series thereof) and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (f) Records Prima Facie Evidence. The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section 2.08 shall be prima facie evidence of


                                Credit Agreement
the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of a Borrower to repay the Loans in accordance with the terms of this Agreement.

            (g) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.09.  Prepayment of Loans.

            (a) Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section 2.09. Each prepayment of Term Loans or Incremental Loans shall be applied to the Term Loans and Incremental Loans ratably in accordance with the respective outstanding principal amounts of such Term Loans and Incremental Loans (and, in the case of Incremental Loans, to all Series thereof ratably in accordance with the respective outstanding principal amounts of such Series), and pro rata to the installments thereof in accordance with the respective aggregate principal amounts of the Term Loans and Incremental Loans outstanding on the date of such prepayment, provided that, at its option exercised by notice to the Administrative Agent, (i) the relevant Borrower may elect to apply an amount of such prepayment equal to the installments of such Loans due on the four Quarterly Dates immediately following the date of such prepayment to such installments in direct order of maturity, (ii) in the case of any prepayment by the Company after Incremental Loans have been made to the Subsidiary Borrower, the Company may elect to exclude the Incremental Loans of the Subsidiary Borrower from such prepayment (notwithstanding the requirement above that prepayments be applied ratably to the Term Loans and Incremental Loans) and
(iii) in the case of any prepayment by the Subsidiary Borrower after Incremental Loans have been made to it, the Subsidiary Borrower may elect to exclude the Term Loans and the Incremental Loans of the Company from such prepayment (again, notwithstanding the requirement above that prepayments be applied ratably to the Term Loans and Incremental Loans).


                                Credit Agreement

            (b) Mandatory Prepayments. The Borrowers shall make prepayments of the Loans hereunder as follows:

            (i) Casualty Events. Upon the date 270 days following the receipt by a Borrower or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of such Borrower or any of its Restricted Subsidiaries (or upon such earlier date as such Borrower or such Restricted Subsidiary, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), such Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(i)) in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that if Net Available Proceeds committed to be applied are not in fact applied within twelve months of the respective Casualty Event, then such Proceeds shall be applied to the prepayment of Loans and cover for LC Exposure as provided in this clause (i) at the expiration of such twelve-month period), such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (iii) of this Section 2.09(b).

            (ii) Sale of Assets. Without limiting the obligation of the Borrowers to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, each Borrower agrees, on or prior to the occurrence of any Disposition affecting property of such Borrower or any of its Restricted Subsidiaries, to deliver to the Administrative Agent a statement certified by a Financial Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of such Disposition) be received by such Borrower or any of its Subsidiaries in cash and, unless such Borrower shall elect to reinvest such Net Cash Payments as provided below, such Borrower will prepay the Loans hereunder (and provide cover for LC Exposure as specified in Section 2.04(i)) as follows:

                  (w) upon the date of such Disposition, in an aggregate amount equal to 100% of such estimated amount of the Net Cash Payments of such Disposition, to the extent received by such Borrower or any of its Subsidiaries in cash on the date of such Disposition; and

                  (x) thereafter, quarterly, on the date of the delivery by such
            Borrower to the Administrative Agent pursuant to Section 6.01 of the financial statements for any quarterly fiscal period or fiscal year, to the extent such Borrower or any of


                                Credit Agreement
            its Subsidiaries shall receive Net Cash Payments during the quarterly fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (C) any other adjustment received or paid by such Borrower or any of its Subsidiaries pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments of Dispositions, provided that if prior to the date upon which such Borrower would otherwise be required to make a prepayment under this clause (x) with respect to any quarterly fiscal period the aggregate amount of such Net Cash Payments (after giving effect to the adjustments provided for in this clause (x)) shall exceed $5,000,000, then such Borrower shall within three Business Days make a prepayment under this clause (x) in an amount equal to such required prepayment.

      Prepayments of Loans (and cover for LC Exposure) shall be effected in each case in the manner and to the extent specified in clause (iii) of this
      Section 2.09(b).

            Notwithstanding the foregoing, a Borrower shall not be required to make a prepayment (or provide cover) pursuant to this Section 2.09(b)(ii) with respect to the Net Cash Payments from any Disposition in the event that such Borrower advises the Administrative Agent at the time a prepayment is required to be made under the foregoing clauses (w) or (x) that it intends to reinvest such Net Cash Payments into assets reasonably related to the outdoor advertising, out-of-home media and logo signage business of such Borrower and its Restricted Subsidiaries pursuant to one or more Capital Expenditures or Acquisitions permitted hereunder, so long as the Net Cash Payments from any Disposition by such Borrower or any of its Restricted Subsidiaries are in fact so reinvested within 180 days of such Disposition (it being understood that, in the event more than one Disposition shall occur during any 180-day period, the Net Cash Payments received in connection with such Dispositions shall be reinvested in the order in which such Dispositions shall have occurred) and, accordingly, any such Net Cash Payments so held for more than 180 days shall be forthwith applied to the prepayment of Loans (and cover for LC Exposure) as provided in clause (iii) of this Section 2.09(b).

            Anything herein to the contrary notwithstanding, the Borrowers shall not be required to make any prepayment pursuant to this clause (ii) with respect to the first $20,000,000 of Net Cash Payments received by the Borrowers.


                                Credit Agreement

            (iii) Application. Upon the occurrence of any of the events described in the above paragraphs of this Section 2.09(b), the amount of the required prepayment shall be applied first, to the prepayment of the Term Loans and Incremental Loans, in each case ratably in accordance with the respective then-outstanding aggregate amounts of such Loans, and second, after the prepayment in full of the Term Loans and Incremental Loans, to the repayment of the Revolving Credit Loans, without reduction of the Revolving Credit Commitments, provided that, at its option exercised by notice to the Administrative Agent, (x) in the case of any prepayment by the Company after Incremental Loans have been made to the Subsidiary Borrower, the Company may elect to exclude the Incremental Loans of the Subsidiary Borrower from such prepayment, until all Term Loans and Incremental Loans other than such Incremental Loans shall have been paid in full (notwithstanding the requirement above that prepayments be applied ratably to the Term Loans and Incremental Loans) and (y) in the case of any prepayment by the Subsidiary Borrower after Incremental Loans have been made to it, the Subsidiary Borrower may elect to exclude the Term Loans and the Incremental Loans of the Company from such prepayment, until such Incremental Loans made to the Subsidiary Borrower shall have been paid in full (again, notwithstanding the requirement above that prepayments be applied ratably to the Term Loans and Incremental Loans).

            Each such prepayment of the Term Loans and Incremental Loans shall be applied ratably to the installments thereof in accordance with the respective aggregate principal amounts of the Term Loans and Incremental Loans outstanding on the date of such prepayment, provided that, at its option exercised by notice to the Administrative Agent, the relevant Borrower may elect to apply an amount of such prepayment equal to the installments of such Loans due on the four Quarterly Dates immediately following the date of such prepayment to such installments in direct order of maturity.

            (c) Mandatory Prepayments -- Outstandings Exceeding Commitments. The Company shall prepay the Revolving Credit Loans (and/or provide cover for the LC Exposure as specified in Section 2.04(i)) in the event that the aggregate amount of the Revolving Credit Exposure shall at any time exceed the aggregate amount of the Revolving Credit Commitments.

            (d) Notification of Prepayments. The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that,


                                Credit Agreement
if a notice of prepayment is given in connection with a conditional notice of termination of Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing of a particular Class, the Administrative Agent shall advise the Lenders holding Loans of such Class of the contents thereof. Each partial prepayment of any Borrowing under paragraph (a) of this Section 2.09 shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.

            (e) Prepayments Accompanied by Interest. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

            SECTION 2.10.  Fees.

            (a) Commitment Fees. The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate per annum equal to the Applicable Rate, on the daily average unused amount of the Revolving Credit Commitments and Term Loan Commitments of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Credit Commitment or Term Loan Commitment terminates. Accrued commitment fees shall be payable in arrears on the third day following each Quarterly Date and, in respect of any Revolving Credit Commitments or Term Loan Commitments, on the date such Revolving Credit Commitments or Term Loan Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (b) Letter of Credit Fees. The Company agrees to pay with respect to Letters of Credit outstanding hereunder the following fees:

            (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate used in determining interest on Revolving Credit Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which there shall no longer be any Letters of Credit outstanding hereunder, and


                                Credit Agreement

            (ii) to the Issuing Lender of each Letter of Credit (x) a fronting fee, which shall accrue at the rate of 3/16 of 1% per annum on the average daily amount of the LC Exposure of such Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (d) of Section 2.04, and excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there shall no longer be any Letters of Credit of such Issuing Lender outstanding hereunder, and (y) such Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Accrued participation fees and fronting fees shall be payable in arrears on the third day following each Quarterly Date and on the date the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof, provided that any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) Administrative Agency Fees. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed in writing between the Company and the Administrative Agent.

            (d) Fees Nonrefundable. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (except for the fronting fee, which shall be paid directly to the Issuing Lender) for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

            SECTION 2.11.  Interest.

            (a) Base Rate Loans. The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Adjusted Base Rate plus the Applicable Rate.

            (b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.


                                Credit Agreement

            (c) Default Interest. Notwithstanding the foregoing, (i) except as otherwise provided in clause (ii) below, during the period when any Default shall have occurred and be continuing for a period of 90 or more days (and the Administrative Agent, acting on the instructions of the Required Lenders, shall have notified the Company that the provisions of this clause (i) shall apply), the principal of all Loans hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to the Adjusted Base Rate plus the Applicable Rate for Base Rate Loans plus 2% and (ii) if any principal on any Loan payable by either Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such principal shall bear interest, after as well as before judgment, at a rate per annum equal to the Adjusted Base Rate plus the Applicable Rate for Base Rate Loans plus 2%.

            (d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that
(i) interest accrued pursuant to paragraph (c) of this Section 2.11 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan (or the repayment or prepayment in full of the Term Loans or Incremental Loans), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, (iv) all accrued interest on Revolving Credit Loans shall be payable upon termination of the Revolving Credit Commitments.

            (e) Basis of Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Adjusted Base Rate at times when the Adjusted Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.12. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or


                                Credit Agreement

            (b) if such Borrowing is of a particular Class of Loans (including of a particular Series of Incremental Loans), the Administrative Agent is advised by the Required Revolving Credit Lenders, the Required Term Loan Lenders or the Required Incremental Loan Lenders of such Series, as the case may be, that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans of such Class included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the affected Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any such Borrowing to, or continuation of any such Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

            SECTION 2.13. INCREASED COSTS.

            (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender; or

            (ii) impose on any Lender or any Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the relevant Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.


                                Credit Agreement

            (b) Capital Requirements. If any Lender or any Issuing Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Lender's capital or on the capital of such Lender's or such Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender's or such Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Lender's policies and the policies of such Lender's or such Issuing Lender's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, or such Lender's or such Issuing Lender's holding company, for any such reduction suffered.

            (c) Certification by Lenders. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 shall be delivered to the Company and shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The relevant Borrower shall pay such Lender or such Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Certain Limitations upon Compensation. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this
Section 2.13 shall not constitute a waiver of such Lender's or such Issuing Lender's right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or an Issuing Lender pursuant to this Section
2.13 for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the relevant Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.14. BREAK FUNDING PAYMENTS. In the event of (a) the payment or prepayment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in


                                Credit Agreement
any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to
Section 2.17, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.

            In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

            (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, prepayment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over

            (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for U.S. dollar deposits from other banks in the eurodollar market at the commencement of such period.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Company and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.15. TAXES

            (a) Indemnified Taxes. Any and all payments or prepayments by or on account of any obligation of the Company and any other Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Company, such other Borrower (or any Affiliate or agent thereof) shall be required to deduct any Indemnified Taxes or Other Taxes from any such payments or prepayments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including


                                Credit Agreement
deductions applicable to additional sums payable under this Section 2.15) the Administrative Agent, each Lender or each Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company, such other Borrower (or such Affiliate or agent), as applicable, shall make such deductions and (iii) the Company, such other Borrower (or such Affiliate or agent), as applicable, shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) Other Taxes. In addition the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Indemnification by the Company. The Company shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed with respect to amounts payable hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) incurred by the Administrative Agent, such Lender or such Issuing Lender, as the case may be (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior to the Company making the payment demanded under this paragraph (c)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.

            (d) Receipts. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by or on behalf of either Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments and prepayments under this Agreement shall deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments and prepayments to be made without withholding or at a reduced rate (provided that in the case of the Subsidiary Borrower, a Lender's inability to


                                Credit Agreement
provide such form because it is legally not entitled to do so will not affect its entitlement to additional amounts under this Section).

            (f) Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the relevant Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that each Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to either Borrower or any other Person.

            SECTION 2.16. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

            (a) Payments Generally. Each Borrower shall make each payment and prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments and prepayments shall be made to the Administrative Agent at such of its offices in New York City as shall be notified to the relevant parties from time to time, except payments to be made directly to an Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof, and no Borrower shall have any liability in the event timely or correct distribution of such payments is not so made. If any payment or prepayment hereunder shall be due on a day that is not a Business Day, the date for payment or prepayment, as the case may be, shall be extended to the next succeeding Business Day, and, in


                                Credit Agreement
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                                      -57-


the case of any payment or prepayment accruing interest, interest thereon shall be payable for the period of such extension. All payments and prepayments hereunder shall be made in U.S. dollars.

            (b) Application if Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) Ratable Treatment. Except to the extent otherwise provided herein: (i) each borrowing of Loans of a particular Class (including of a particular Series of Incremental Loans) from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fee under
Section 2.10 in respect of Commitments of a particular Class (including of a particular Series of Incremental Loans) shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class (including of a particular Series of Incremental Loans) under Section 2.07 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) Eurodollar Loans of any Class (including of a particular Series of Incremental Loans) having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment by a Borrower of principal of Loans of a particular Class (including of a particular Series of Incremental Loans) shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; (iv) each payment by a Borrower of interest on Loans of a particular Class (including of a particular Series of Incremental Loans) shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (v) each payment by the Company of participation fees in respect of Letters of Credit shall be made for the account of the Revolving Credit Lenders pro rata in accordance with the amount of participation fees then due and payable to the Revolving Credit Lenders.

            (d) Right of Offset. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans (or participations in LC Disbursements) of any Class resulting in such Lender receiving


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payment of a greater proportion of the aggregate principal amount of its Loans
(and participations in LC Disbursements) of such Class and accrued interest thereon than the proportion of such amounts received by any other Lender of any other Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans (and LC Disbursements) of the other Lenders to the extent necessary so that the benefit of such payments shall be shared by all the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (and participations in LC Disbursements); provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, unless the Lender from which such payment is received is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans (or participations in LC Disbursements) to any assignee or participant, other than to any Credit Party or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against a Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

            (e) Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment or prepayment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders entitled thereto (the "Applicable Recipient") hereunder that such Borrower will not make such payment or prepayment, the Administrative Agent may assume that such Borrower has made such payment or prepayment, as the case may be, on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Applicable Recipient the amount due. In such event, if such Borrower has not in fact made such payment or prepayment, then each Applicable Recipient severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Applicable Recipient with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

            (f) Failure by Lenders to Make Payment. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d), 2.04(e), 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof),


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apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section until all such unsatisfied obligations are fully paid.

            SECTION 2.17.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

            (a) Mitigation Obligations. If any Lender requests compensation under Section 2.13, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations, hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) Replacement of Lenders. If any Lender requests compensation under Section 2.13, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Lenders), which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and participations in LC Disbursements), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments; provided, however, the assignor hereunder shall not be liable to the Administrative Agent for any assignment fee provided in Section 10.04(b)(ii)(C). A Lender


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shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                   ARTICLE III

                             GUARANTEE BY GUARANTORS

            SECTION 3.01. THE GUARANTEE. Each Guarantor hereby jointly and severally guarantees to each Lender (and each Affiliate thereof party to any Swap Agreement), each Issuing Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration, by prepayment or otherwise) of the Guaranteed Obligations of such Guarantor. Each Subsidiary Guarantor hereby further agrees that if either Borrower (and the Company hereby further agrees that if the Subsidiary Borrower) shall fail to pay in full when due (whether at stated maturity, by acceleration, by prepayment or otherwise) any of such Guarantor's Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of such Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            For purposes hereof, it is understood that any Guaranteed Obligations to a Person arising under a Swap Agreement entered into at the time such Person (or an Affiliate thereof) is a Lender shall nevertheless continue to constitute Guaranteed Obligations for purposes hereof, notwithstanding that such Person (or its Affiliate) may have assigned all of its Loans and other interests hereunder and, therefore, at the time a claim is to be made in respect of such Guaranteed Obligations, such Person (or its Affiliate) is no longer a Lender party hereto; provided that such Person shall not be entitled to the benefits of this Section unless, at the time it ceased to be a Lender, it shall have notified the Administrative Agent of the existence of such Swap Agreement.

            SECTION 3.02. OBLIGATIONS UNCONDITIONAL. The obligations of each Guarantor under Section 3.01 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it


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                                      -61-


being the intent of this Section 3.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to such Guarantors, the time for any performance of or compliance with any of its Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of, the Administrative Agent, any Issuing Lender or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, any Issuing Lender or any Lender (or Affiliate thereof) exhaust any right, power or remedy or proceed against the respective Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

            SECTION 3.03. REINSTATEMENT. The obligations of each Guarantor under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of a Borrower in respect of its Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each of the Guarantors agrees that it will indemnify the Administrative Agent, each Issuing Lender and each Lender (and each Affiliate thereof part to any Swap Agreement) on demand for all reasonable


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costs and expenses (including fees of counsel) incurred by the Administrative
Agent, any Lender (or Affiliate) or any Issuing Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            SECTION 3.04. SUBROGATION. Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article III and further agrees with the respective Borrower for the benefit of each of its creditors (including, without limitation, each Issuing Lender, each Lender, each Affiliate thereof and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by such Guarantor to such Borrower.

            SECTION 3.05. REMEDIES. Each Guarantor agrees that, as between such Guarantor and the Lenders, the obligations of the respective Borrower hereunder may be declared to be forthwith due and payable as provided in Article VIII or
Section 2.04(i), as applicable (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII or Section 2.04(i), as applicable) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by such Guarantor for purposes of Section 3.01.

            SECTION 3.06. INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this Article III constitutes an instrument for the payment of money, and consents and agrees that any Issuing Lender, any Lender (and any Affiliate thereof party to any Swap Agreement) or the Administrative Agent, at its sole option, in the event of a dispute by the Guarantors in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

            SECTION 3.07.  CONTINUING GUARANTEE.  THE guarantee in this
Article III is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


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
                                      -63-


            SECTION 3.08. RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

            For purposes of this Section 3.08, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of, or ownership interest in, any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder and under the other Loan Documents) of all of the Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

            SECTION 3.09. GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 3.01 would otherwise,


                                Credit Agreement
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taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            The Company and each Subsidiary Guarantor represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its Subsidiaries, that:

            SECTION 4.01. ORGANIZATION; POWERS. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company and each of its Subsidiaries has all requisite power and authority under its organizational documents to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 4.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within the corporate power of each Credit Party and have been duly authorized by all necessary corporate and, if required, stockholder action on the part of such Credit Party. This Agreement has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 4.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, (b) will not violate any applicable law, policy or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a


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default under any indenture, agreement or other instrument binding upon any
Credit Party, or any of its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) except for the Liens created by the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Credit Parties.

            SECTION 4.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. The Company has heretofore delivered to the Lenders the following financial statements:

            (i) the audited consolidated balance sheet and statements of earnings (loss), stockholders' deficit and cash flows of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries) as of and for the fiscal year ended December 31, 2004, reported on by KPMG Peat Marwick LLP, independent public accountants; and

            (ii) the unaudited consolidated balance sheet and statements of earnings (loss), stockholders' deficit and cash flows of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries) as of and for the six-month period ended June 30, 2005, certified by a Financial Officer of the Company.

Such financial statements present fairly, in all material respects, the respective consolidated actual financial condition of the respective entities as at said respective dates and the consolidated and unconsolidated results of their operations for the fiscal periods ended on said respective dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis, subject, in the case of unaudited financial statements, to the absence of footnotes and year-end audit adjustments. Except as disclosed in said financial statements, none of said entities has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments. Since December 31, 2004, there has been no material adverse change (or any event, development or circumstance that, individually or in the aggregate, could reasonably be expected to result in a material adverse change) in the business, assets, operations or condition, financial or otherwise, of the Company and its Restricted Subsidiaries taken as a whole.

            SECTION 4.05. PROPERTIES.

            (a) Properties Generally. Each of the Company and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to


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conduct its business as currently conducted or to utilize such properties for their intended purposes.

            (b) Intellectual Property. Each of the Company and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.06. LITIGATION AND ENVIRONMENTAL MATTERS.

            (a) Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Credit Parties, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Basic Documents or the Transactions.

            (b) Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority concerning its compliance with any Environmental Law or (iv) knows of any basis for any Environmental Liability.

            (c) No Change in Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

            SECTION 4.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Company and its Subsidiaries is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.


                                Credit Agreement

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            SECTION 4.08. INVESTMENT AND HOLDING COMPANY STATUS. No Credit Party
nor any of their respective subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

            SECTION 4.09. TAXES. Each of the Credit Parties and their respective Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

            SECTION 4.11. DISCLOSURE. The Credit Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party is subject, and all other matters known to any Credit Party, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Credit Parties to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents (including, without limitation, the information set forth in the Confidential Information Memorandum and the information set forth in Schedule 4.11) or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and


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the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

            SECTION 4.12. CAPITALIZATION. The authorized capital stock of the Company consists, on the date hereof, of an aggregate of 3,000 shares of common stock, with par value of $0.01 per share, of which, as of the date hereof, 100 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable and all of which are held beneficially and of record by Holdings. As of the date hereof, (x) there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

            SECTION 4.13. MATERIAL AGREEMENTS AND LIENS.

            (a) Indebtedness. Schedule 4.13 hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, guarantee, letter of credit or other arrangement (other than this Agreement or the Existing Credit Agreement) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule 4.13.

            (b) Liens. Schedule 4.13 hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Schedule 4.13.


                                Credit Agreement

            SECTION 4.14. SUBSIDIARIES, ETC.

            (a) Subsidiaries. Set forth in Schedule 4.14 is a complete and correct list of all of the Subsidiaries of the Credit Parties as of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) whether such Subsidiary is a Restricted Subsidiary or Unrestricted Subsidiary. Except as disclosed in Schedule 4.14, (i) each Credit Party and its respective Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has (and will have) the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 4.14, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person. Each Subsidiary identified on said
Schedule 4.14 as an "Unrestricted Subsidiary" qualifies as an Unrestricted Subsidiary under the criteria therefor set forth in Section 1.05.

            (b) No Restrictions. Except as set forth in Schedule 4.14, as of the date of this Agreement, none of the Restricted Subsidiaries of the Company is (or will be) subject to any indenture, agreement, instrument or other arrangement containing any provision of the type described in Section 7.08, other than any such provision the effect of which has been unconditionally, irrevocably and permanently waived and other than the prohibition on the sale, transfer, assignment, mortgage, pledge, encumbrance or other disposition by MIL of its interest in the Missouri Partnership.

            SECTION 4.15. Holdings Indenture. The Company has heretofore delivered to the Administrative Agent a true and complete copy of the Holdings Indenture and the Senior Subordinated Notes Indentures, together with the related prospectus (including all modifications and supplements thereto); the Holdings Indenture, and each of the Senior Subordinated Notes Indentures, has been duly executed and delivered by each party thereto and is in full force and effect and none of the parties thereto is in default of any of its obligations thereunder.


                                Credit Agreement

                                    ARTICLE V

                                   CONDITIONS

            SECTION 5.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans, and of the Issuing Lenders to issue Letters of Credit, hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

            (a) Counterparts of Agreement. The Administrative Agent (or Special Counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) Opinion of Counsel to Credit Parties. The Administrative Agent (or Special Counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., counsel to the Credit Parties, substantially in the form of Exhibit B, and covering such matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions as the Required Lenders shall request (and each Credit Party hereby requests such counsel to deliver such opinion).

            (c) Opinion of Special Counsel. The Administrative Agent shall have received a favorable written legal opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Special Counsel, substantially in the form of Exhibit C (and the Administrative Agent requests Special Counsel to deliver such opinion).

            (d) Corporate Matters. The Administrative Agent (or Special Counsel) shall have received such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and Special Counsel.


                                Credit Agreement

            (e) Financial Officer Certificate. The Administrative Agent (or Special Counsel) shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.03.

            (f) Notes. The Administrative Agent (or Special Counsel) shall have received for each Lender that shall have requested a promissory note, a duly completed and executed promissory note for such Lender.

            (g) Pledge Agreement. The Administrative Agent (or Special Counsel) shall have received (i) from each Obligor a counterpart of the Pledge Agreement signed on behalf of such Obligor and (ii) to the extent not previously delivered under the Existing Credit Agreement, the stock certificates and/or membership interest certificates identified under the name of such Obligor in Annex 1 thereto, accompanied by undated stock powers and/or membership interest powers, as applicable, executed in blank. In addition, each Obligor shall have taken such other action (including, to the extent not previously effected under the Existing Credit Agreement, delivering to the Administrative Agent for filing, appropriately completed Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Pledge Agreement.

            (h) Holdings Guaranty and Pledge Agreement. The Administrative Agent (or Special Counsel) shall have received (i) from Holdings a counterpart of the Holdings Guaranty and Pledge Agreement signed on behalf of Holdings and (ii) to the extent not previously delivered under the Existing Credit Agreement, the stock certificates for the Company identified in Annex 1 thereto, accompanied by undated stock powers executed in blank and the Instruments (as defined in the Holdings Guaranty) identified in Annex 3 thereto, accompanied by undated powers executed in blank. In addition, Holdings shall have taken such other action (including, to the extent not previously effected under the Existing Credit Agreement, delivering to the Administrative Agent for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Holdings Guaranty and Pledge Agreement.


                                Credit Agreement

            (i) Solvency Certificate. The Administrative Agent shall have received a certificate from a Financial Officer of the Company to the effect that, as of the Effective Date, after giving effect to the initial Loans hereunder and to the other Transactions:

                  (i) the aggregate value of all properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries,

                  (ii) the Company and its Subsidiaries will not, on a
            consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and

                  (iii) the Company and its Subsidiaries will have, on a
            consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

      Such certificate shall include a statement to the effect that the financial projections and underlying assumptions contained in such analysis are, fair and reasonable and accurately computed.

            (j) Insurance. The Administrative Agent shall have received a certificate of a Financial Officer setting forth the insurance obtained by the Company in accordance with the requirements of Section 6.05 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

            (k) Repayment of Indebtedness under Existing Credit Agreement. The Company shall have repaid in full the principal of and interest on all of the "Loans" outstanding under the Existing Credit Agreement and all other amounts owing by the Company thereunder (other than in respect of "Letters of Credit" which, as provided in Section 2.04(j), shall be continued as Letters of Credit hereunder) and all commitments under the Existing Credit Agreement shall have been terminated.


                                Credit Agreement

            (l) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender or Special Counsel shall have reasonably requested.

            (m) Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

            The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans, and of the Issuing Lenders to issue Letters of Credit, hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 12:00 p.m., New York City time, on October 14, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 5.02. INCREMENTAL LOAN BORROWINGS.

            (a) Incremental Loans to the Company. The obligation of each Incremental Loan Lender to make an Incremental Loan to the Company on the occasion of any Borrowing is subject to the receipt by the Administrative Agent of evidence satisfactory to it that after giving effect to such Borrowing and the other transactions that are to occur on the date of such Borrowing (under the assumption that such Borrowing and such other transactions had been consummated on the first day of the respective periods for which calculations are to be made under the covenants set forth in Section 7.09), the Company would have been in compliance with the applicable provisions of Section 7.09, and a Financial Officer shall have delivered a certificate to the foregoing effect to the Administrative Agent.

            (b) Incremental Loans to the Subsidiary Borrower. The Company may designate a Wholly Owned Subsidiary of the Company organized under the laws of Puerto Rico as the "Subsidiary Borrower" hereunder (herein, the "Subsidiary Borrower"). The obligation of each Incremental Loan Lender to make an Incremental Loan to the Subsidiary Borrower is subject to the receipt by the Administrative Agent of each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Incremental Loan Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):


                                Credit Agreement

            (i) Subsidiary Borrower Designation Letter. A completed Subsidiary Borrower Designation Letter, substantially in the form of Exhibit G, executed by the Company and the Subsidiary Borrower.

            (ii) Organizational Documents. Such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of the Subsidiary Borrower, the authorization of the Transactions and any other legal matters relating to the Subsidiary Borrower, this Agreement, the Subsidiary Borrower Designation Letter or the Transactions, all in form and substance satisfactory to the Administrative Agent and Special Counsel.

            (iii) Opinion of Counsel to the Subsidiary Borrower. If requested by the Administrative Agent, a favorable written opinion of counsel, satisfactory to the Administrative Agent, for such Subsidiary Borrower.

            (iv) Compliance with Financial Covenants. Evidence satisfactory to the Administrative Agent that after giving effect to such Borrowing and the other transactions that are to occur on the date of such Borrowing (under the assumption that such Borrowing and such other transactions had been consummated on the first day of the respective periods for which calculations are to be made under the covenants set forth in Section 7.09), the Company would have been in compliance with the applicable provisions of Section 7.09, and a Financial Officer shall have delivered a certificate to the foregoing effect to the Administrative Agent.

            (v) Availability. Such Loan shall be made on or before March 31, 2006.

            (vi) Other Documents. Such other documents as the Administrative Agent or any Incremental Loan Lender or Special Counsel may reasonably request.

            SECTION 5.03. EACH EXTENSION OF CREDIT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of an Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

            (a) Representations and Warranties. The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation


                                Credit Agreement
      or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date).

            (b) No Defaults. At the time of and immediately after giving effect to such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing.

            (c) Consummation of Acquisition. To the extent that the proceeds of such Loans are being applied to finance in whole or in part any Acquisition that is not permitted under Section 7.04(e) (and that, therefore, is being consummated with the consent of the Required Lenders), evidence that such Acquisition shall have been (or shall be simultaneously) consummated in all material respects in accordance with the terms of the respective acquisition agreement (it being understood that any modifications, supplements or waivers thereof, or consents or determinations made by the parties thereto, that shall affect in any material respect the provisions of such acquisition shall have been consented to by the Required Lenders), and the Administrative Agent shall have received a certificate of a Financial Officer to such effect and to the effect that attached thereto are true and complete copies of the documents delivered in connection with the closing of such Acquisition. In addition, the Administrative Agent shall have received copies of the legal opinions delivered to the Company pursuant to such acquisition agreement in connection with such Acquisition.

Each Borrowing Request, or request for issuance, amendment, renewal or extension of a Letter of Credit, shall be deemed to constitute a representation and warranty by the Company (both as of the date of such Borrowing Request, or request for issuance, amendment, renewal or extension, and as of the date of the related Borrowing or issuance, amendment, renewal or extension) as to the matters specified in paragraphs (a) and (b) of this Section 5.03.


                                Credit Agreement

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Obligor covenants and agrees with the Lenders that:

            SECTION 6.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to the Administrative Agent and each Lender:

            (a) as soon as available, but in any event no later than the earlier of (x) 90 days after the end of each fiscal year of the Company and (y) the date the financial statements for the Company and its Subsidiaries referred to in clause (i) below are required to be filed with the Securities and Exchange Commission:

                  (i) consolidated and consolidating statements of income,
            retained earnings and cash flows of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries) for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries) as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year,

                  (ii) an opinion of independent certified public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) stating that said consolidated financial statements referred to in the preceding clause (i) fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries (and of the Company and its Restricted Subsidiaries, as the case may be) as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Company was not in compliance with Section 7.09, insofar as such Section relates to accounting matters, and


                                Credit Agreement

                  (iii) certifications of each of the chief executive officer and chief financial officer of the Company substantially similar in form and substance to the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the applicable rules under the Exchange Act and otherwise in accordance with the requirements of the Sarbanes-Oxley Act and the Exchange Act, including a certification that (A) said consolidated financial statements referred to in the preceding clause (i) do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading, and (B) such consolidated financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis as of and for the periods presented in accordance with GAAP consistently applied;

            (b) as soon as available, but in any event no later than the earlier of (x) 55 days after the end of each of the first three fiscal quarters of the Company and (y) the date the financial statements for the Company and its Subsidiaries referred to in clause (i) below are required to be filed with the Securities and Exchange Commission:

                  (i) consolidated and consolidating statements of income,
            retained earnings and cash flows of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries) for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries) as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year),

                  (ii) certifications of each of the chief executive officer and chief financial officer of the Company substantially similar in form and substance to the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable rules under the Exchange Act and otherwise in accordance with the requirements of the Sarbanes-Oxley Act and the Exchange Act, including a certification that (A) said consolidated financial statements referred to in the preceding clause (i) do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the


                                Credit Agreement
            circumstances under which such statements were made, not misleading, and (B) such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis as of and for the periods presented in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.06 and 7.09, (iii) identifying in reasonable detail any Restricted Payments made by the Company or any of its Restricted Subsidiaries during the period covered by said financial statements to enable Holdings to pay Qualified Holdings Obligations and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default under Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.06, 7.07, 7.09 or
      7.11 hereof (which certificate may be limited to the extent required by accounting rules or guidelines and in any event shall be limited to Defaults insofar as they may relate to accounting matters);

            (e) promptly after the same become publicly available, copies of all registration statements, regular periodic reports and press releases filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange;

            (f) promptly upon the mailing thereof to the shareholders of the Company generally or to the holders of the Senior Subordinated Notes, the New Senior Subordinated Notes or New Senior Notes (or any Refunding Indebtedness) generally, copies of all financial statements, reports and proxy statements so mailed; and


                                Credit Agreement

            (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

            SECTION 6.02. NOTICES OF MATERIAL EVENTS. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

            (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 6.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 6.03. EXISTENCE; CONDUCT OF BUSINESS. The Company will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.04.

            SECTION 6.04. PAYMENT OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves


                                Credit Agreement
with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 6.05. MAINTENANCE OF PROPERTIES; INSURANCE. The Company will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

            SECTION 6.06. BOOKS AND RECORDS; INSPECTION RIGHTS. The Company will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Company, in consultation with the Administrative Agent, will arrange for a meeting to be held at least once every year with the Lenders hereunder at which the business and operations of the Company and its Restricted Subsidiaries are discussed.

            SECTION 6.07. FISCAL YEAR. To enable the ready and consistent determination of compliance with the covenants set forth in Section 7.09 hereof, the Company and its Subsidiaries will not change the last day of their fiscal year from December 31 of each year, or the last day of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

            SECTION 6.08. COMPLIANCE WITH LAWS. The Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 6.09. USE OF PROCEEDS. The proceeds of the Term Loans and the Revolving Loans will be used only (i) to refinance Indebtedness outstanding under the Existing Credit Agreement, (ii) for fees and expenses related to the transactions referred to in the foregoing clause (i) and (iii) to provide funds for Acquisitions and for the general corporate purposes of the Company and its Restricted Subsidiaries (including to make Restricted


                                Credit Agreement

Payments). The proceeds of the Incremental Loans will be used only for (i) Acquisitions and (ii) the general corporate purposes of the Company and its Restricted Subsidiaries in the ordinary course of business (including to make Restricted Payments). No part of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

            SECTION 6.10. CERTAIN OBLIGATIONS RESPECTING RESTRICTED SUBSIDIARIES AND COLLATERAL SECURITY.

            (a) Subsidiary Guarantors. In the event that the Company shall form or cause to be formed or acquire any new Subsidiary (other than an Unrestricted Subsidiary, an Inactive Subsidiary or a Subsidiary that is a partnership or limited liability company that is not a Wholly Owned Subsidiary) after the date hereof then, subject to clause (c) below, the Company will, and will cause each of its Restricted Subsidiaries to, cause such new Subsidiary within ten Business Days of such formation or acquisition:

            (i) to execute and deliver to the Administrative Agent a Joinder Agreement (and thereby to become a party to this Agreement, as a "Subsidiary Guarantor" hereunder, and to the Pledge Agreement, as a "Securing Party" thereunder) and to pledge and grant to the Administrative Agent for the benefit of the Lenders (and their Affiliates party to one or more Swap Agreements) hereunder a security interest in any property owned by it that is of the type included in the definition of "Collateral" under the Pledge Agreement (it being understood that in the case of any equity interest in any Non-Guarantor Restricted Foreign Subsidiary owned by the Company or any Subsidiary Guarantor, such Obligors shall not be required to pledge to the Administrative Agent, for the benefit of the Lenders, more than 65% of the voting capital stock of such Subsidiary, but shall be required to pledge 100% of any other capital stock of such Subsidiary);

            (ii) to take such action (including delivering such shares of stock and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens consistent with the provisions of the Pledge Agreement on such Collateral under the Pledge Agreement; and

            (iii) to deliver such proof of corporate action, incumbency of officers and other documents as is consistent with those delivered by each Subsidiary Guarantor pursuant to Section 5.01 upon the Effective Date or as the Administrative Agent shall have reasonably requested.


                                Credit Agreement
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                                      -82-


            Without limiting the generality of and notwithstanding the foregoing, prior to or concurrently with any Subsidiary becoming a guarantor in respect of any Senior Subordinated Notes, New Senior Subordinated Notes or New Senior Notes (or in respect of any Refunding Indebtedness), the Company shall cause such Subsidiary to become a Subsidiary Guarantor hereunder in compliance with the provisions of the preceding paragraph, whether or not such Subsidiary is otherwise required to be a Subsidiary Guarantor hereunder.

            (b) Ownership of Restricted Subsidiaries. The Company will, and will cause each of its Restricted Subsidiaries to, take such action from time to time as shall be necessary to ensure that the percentage of the equity capital of any class or character owned by it in any Restricted Subsidiary on the date hereof (or, in the case of any newly formed or newly acquired Subsidiary, on the date of formation or acquisition) is not at any time decreased, other than by reason of transfers to the Company or another Restricted Subsidiary. In the event that any additional shares of stock shall be issued by any Restricted Subsidiary, the respective holder of such shares of stock shall forthwith deliver to the Administrative Agent pursuant to the Pledge Agreement (but subject to the condition set forth in Section 6.10(a)(i) if such Subsidiary is a Non-Guarantor Restricted Foreign Subsidiary) the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Pledge Agreement.

            (c) Foreign Subsidiaries. Notwithstanding the foregoing, the Company may at any time and from time to time designate (in a written notice to the Administrative Agent) one or more Foreign Subsidiaries that are Restricted Subsidiaries as "Non-Guarantor Restricted Foreign Subsidiaries" hereunder, provided that (i) the aggregate EBITDA attributable to such Subsidiaries represents in the aggregate no more than 5% of the aggregate EBITDA of the Company and its Restricted Subsidiaries and (ii) the free cash flow of such Subsidiaries has been distributed, or is available for distribution, to the Company at its election at any time. No Subsidiary designated as a Non-Guarantor Restricted Foreign Subsidiary in compliance with the requirements of the preceding sentence shall be required to execute, deliver or take the actions set forth in Section 6.10(a) except to the extent that such Foreign Subsidiary is a guarantor in respect of any Senior Subordinated Notes, New Senior Subordinated Notes or New Senior Notes (or in respect of any Refunding Indebtedness), in which case such Foreign Subsidiary shall automatically cease to be a "Non-Guarantor Restricted Foreign Subsidiary" hereunder. For purposes hereof, the Company hereby designates Canadian TODS Limited, a Nova Scotia corporation, Lamar Transit Advertising Canada, Ltd., a British Columbia corporation and Lamar Canadian Outdoor Company, a Nova Scotia corporation, as Non-Guarantor Restricted Foreign Subsidiaries hereunder.


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                                      -83-


            In the event that the Company shall at any time fail to comply with the requirements of clauses (i) and (ii) of the first sentence of the preceding paragraph, the Company will (in a written notice to the Administrative Agent) terminate the designation of one or more Foreign Subsidiaries as Non-Guarantor Restricted Foreign Subsidiaries hereunder to the extent necessary so that the Company shall be in compliance with the provisions of such clauses.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Obligor covenants and agrees with the Lenders that:

            SECTION 7.01. INDEBTEDNESS. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness created hereunder;

            (b) Indebtedness in respect of notes issued by the Company after the date hereof (and any Guarantees of Subsidiaries in respect of such Indebtedness) so long as (i) no Default exists at the time of such issuance or would result therefrom, (ii) such Indebtedness (and any Guarantees of Subsidiaries in respect of such Indebtedness) is subordinated upon terms no less favorable (from the standpoint of the holders of "Senior Indebtedness" under and as defined in the Senior Subordinated Notes Indentures) than the terms of subordination set forth in the Senior Subordinated Notes Indentures, (iii) no installments of principal of such notes shall be payable (whether by sinking fund payments, mandatory redemptions or repurchases or otherwise) earlier than the date twelve months after the maturity date for Incremental Loans and the Term Loans (without giving effect to the last paragraph of Section 2.08(c)), (iv) the covenants, events of default and mandatory prepayment requirements (whether by sinking fund payments, mandatory redemptions or repurchases or otherwise) of such Indebtedness are not more restrictive than the corresponding provisions of the Senior Subordinated Notes Indentures, (v) after giving effect to the issuance of such notes the Company shall be in compliance with Section 7.09 (the determination of such compliance to be calculated on a pro forma basis as if such notes had been issued as of the first day of the period of four


                                Credit Agreement
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                                      -84-


      fiscal quarters most recently ended prior to the date of such issuance),
      (vi) no Liens are created by the Company or any Subsidiary to secure such Indebtedness and (vi) the Company furnishes to the Administrative Agent on the date of such issuance a certificate of a Financial Officer demonstrating in reasonable detail compliance with the foregoing conditions;

            (c) Indebtedness in respect of notes issued by the Company after the date hereof (and any Guarantees of Subsidiaries in respect of such Indebtedness) so long as (i) no Default exists at the time of such issuance or would result therefrom, (ii) no installments of principal of such notes shall be payable (whether by sinking fund payments, mandatory redemptions or repurchases or otherwise) earlier than the date twelve months after the maturity date for Incremental Loans or the Term Loans, whichever is later (without giving effect to the last paragraph of Section 2.08(c)), (iii) the covenants, events of default and mandatory prepayment requirements (whether by sinking fund payments, mandatory redemptions or repurchases or otherwise), of such Indebtedness are not more restrictive on the Company and its Subsidiaries than the covenants, events of default and mandatory prepayment requirements customarily found in notes of similar issuers issued under Rule 144A, or in a public offering, as reasonably determined by the Administrative Agent and the terms and conditions thereof are not inconsistent with the provisions of the Loan Documents as determined by the Administrative Agent and do not, in any event, impose restrictions such as the imposition of an incurrence test (except to the extent that such incurrence test expressly permits the incurrence of Indebtedness hereunder up to amount equal to the then current aggregate amount of the Commitments), (iv) the aggregate face amount of all such notes issued after the date hereof does not exceed $350,000,000 at any one time outstanding, (v) after giving effect to the issuance of such notes the Company shall be in compliance with Section
      7.09 (the determination of such compliance to be calculated on a pro forma basis as if such notes had been issued as of the first day of the period of four fiscal quarters most recently ended prior to the date of such issuance), (vi) no Liens are created by the Company or any Subsidiary to secure such Indebtedness and (vii) the Company furnishes to the Administrative Agent on the date of such issuance a certificate of a Financial Officer demonstrating in reasonable detail compliance with the foregoing conditions;

            (d) Indebtedness existing on the date hereof and set forth in
      Schedule 4.13, or existing on the date hereof and not required by Section
      4.13 to be included in such Schedule;

            (e) any extension, renewal, refunding or replacement of any Indebtedness referred to in paragraph (c) or (d) above, including any Guarantees of Subsidiaries in


                                Credit Agreement
      respect of such Indebtedness so long as (x) in the case of all such Indebtedness, such extension, renewal, refunding or replacement does not increase the principal amount of such Indebtedness other than an increase in the principal amount of such Indebtedness due to the payment of premiums, fees and costs associated with any such extension, renewal, refunding or replacement, (y) in the case of any extension, renewal, refunding or replacement of Senior Subordinated Notes, such Senior Subordinated Notes, as so extended, renewed, refunded or replaced, would have been permitted to be issued on the date of such extension, renewal, refunding or replacement under paragraph (b) above and (z) in the case of any extension, renewal, refunding or replacement of Indebtedness incurred under paragraph (c) above, such Indebtedness, as so extended, renewed, refunded or replaced, would have been permitted to be issued on the date of such extension, renewal, refunding or replacement under paragraph (c) above, provided that this clause (e) shall not, after the Closing Date, permit any such Indebtedness identified on Schedule 4.13 that is to be paid on the Closing Date;

            (f) Indebtedness of the Company to any Restricted Subsidiary and of any Restricted Subsidiary to the Company or any other Restricted Subsidiary;

            (g) Guarantees permitted under Section 7.03;

            (h) Indebtedness of the Company (and of Subsidiaries in respect of Guarantees thereof) under Equity Hedging Arrangements, so long as the aggregate maximum contingent or potential liability thereunder shall not on any date exceed $12,000,000 minus the aggregate amount in fact paid by the Company under all Equity Hedging Arrangements during the period commencing on the date hereof and ending on such date;

            (i) Mirror Loan Indebtedness in an aggregate principal amount up to but not exceeding $287,500,000 at any one time outstanding; and

            (j) additional Indebtedness of the Company or any Restricted Subsidiary (determined on a consolidated basis without duplication in accordance with GAAP) in an aggregate principal amount up to but not exceeding $150,000,000 at any one time outstanding.

            SECTION 7.02. LIENS. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:


                                Credit Agreement

            (a) Liens created under the Security Documents;

            (b) any Lien on any property or asset of the Company or any Restricted Subsidiary existing on the date hereof and set forth in
      Schedule 7.02, provided that (i) such Lien shall not apply to any other property or asset of the Company or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or (in the case of property taxes and assessments not exceeding $2,000,000 in the aggregate more than 90 days overdue) or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Restricted Subsidiaries, as the case may be, in accordance with GAAP;

            (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens, and vendors' Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including, without limitation, pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(j) hereof;

            (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

            (f) deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than capital leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of the Property of the Company and its Restricted Subsidiaries or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;


                                Credit Agreement

            (h) additional Liens upon real and/or personal Property created after the date hereof provided that the aggregate amount of obligations secured thereby shall not exceed $30,000,000;

            (i) Liens consisting of bankers' liens and rights of setoff, in each case, arising by operation of law, and Liens on documents presented in letters of credit drawings; and

            (j) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Restricted Subsidiary, provided that (i) such Liens secure Indebtedness permitted by Section 7.01(j), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Restricted Subsidiary.

            SECTION 7.03. CONTINGENT LIABILITIES; SURETY BONDS.

            (a) Contingent Liabilities. The Company will not, and will not permit any Restricted Subsidiary to, Guarantee the Indebtedness or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except:

            (i) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

            (ii) Guarantees by the Company of Indebtedness or other obligations of any Subsidiary and by any Restricted Subsidiary of Indebtedness or other obligations of the Company or any other Subsidiary, provided that, during any period when the Total Debt Ratio is greater than 5.00 to 1, the aggregate amount of such Guarantees by the Company and its Restricted Subsidiaries of obligations of Unrestricted Subsidiaries shall be subject to the limitations set forth in Section 7.05(a)(i) upon Investments represented by such Guarantees;

            (iii) Guarantees by the Company and any Restricted Subsidiary of Indebtedness or other obligations of Holdings permitted pursuant to the Holdings Guaranty and Pledge Agreement in an aggregate principal amount up to but not exceeding $80,000,000; provided that such Indebtedness or other obligation of Holdings guaranteed pursuant to this clause (iii) consists either of (x) purchase money indebtedness


                                Credit Agreement
      for the purchase or leasing of equipment used or to be used by the Company and its Restricted Subsidiaries or (y) obligations of Holdings in respect of surety bonds issued to support the business or operations of the Company and its Restricted Subsidiaries;

            (iv) Guarantees in effect on the date hereof which are disclosed in
      Schedule 7.03, any replacements thereof in amounts not exceeding such Guarantees and any additions thereto, provided the additions thereto do not exceed $10,000,000 outstanding in the aggregate;

            (v) Surety Bonds, subject, however, to the limits set forth in
      Section 7.03(b);

            (vi) all transactions with or for the benefit of Affiliates that are expressly permitted under the proviso in Section 7.07;

            (vii) obligations in respect of Letters of Credit; and

            (viii) Guarantees permitted under Section 7.01.

            (b) Surety Bonds. The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur or suffer to exist any obligations (contingent or otherwise) with respect to any Surety Bonds on behalf of Affiliates in an aggregate face amount (as to the Company and the Restricted Subsidiaries taken together) exceeding $50,000,000 at any time outstanding.

            SECTION 7.04. FUNDAMENTAL CHANGES. The Company will not, nor will it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, nor will it permit any of its Restricted Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other property to be sold or used in the ordinary course of business, Investments permitted under Section 7.05 and Capital Expenditures. The Company will not, nor will it permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (x) obsolete or worn-out property, tools or equipment no longer used or useful in its business and (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms).


                                Credit Agreement

            Notwithstanding the foregoing provisions of this Section 7.04:

            (a) any Restricted Subsidiary may be merged or consolidated with or into any other Restricted Subsidiary; provided that if any such transaction shall be between a Restricted Subsidiary and a Wholly Owned Restricted Subsidiary of the Company, the Wholly Owned Restricted Subsidiary shall be the continuing or surviving corporation;

            (b) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to any Wholly Owned Restricted Subsidiary of the Company;

            (c) the capital stock of any Restricted Subsidiary may be sold, transferred or otherwise disposed of to the Company or any Wholly Owned Restricted Subsidiary of the Company;

            (d) the Company or any of its Restricted Subsidiaries may sell assets (including, without limitation, capital stock issued by any of their respective Subsidiaries) for fair market value provided that (i) the aggregate amount of Disposition Investments and other non-cash proceeds (valued at the fair market value thereof determined in good faith by the Board of Directors of the Company) received by the seller in the sale of any asset shall not exceed 25% of the total sales price for such asset (including (A) the amount of liabilities, if any, assumed as a portion of the sales price and (B) the amount of any repayment by the seller of the principal of Indebtedness to the extent that (X) such Indebtedness is secured by a Lien on such asset and (Y) the seller is required by the transferee of (or holder of a Lien on) such assets to repay such principal as a condition to the purchase of such asset) and (ii) no more than 10% of EBITDA for any fiscal year of the Company shall be attributable to all such assets so sold in the following fiscal year of the Company;

            (e) the Company or any Wholly Owned Restricted Subsidiary of the Company may acquire any business, and the related assets, of any other Person including of an Unrestricted Subsidiary (whether by way of purchase of assets or stock, by merger or consolidation or otherwise), so long as:

                  (i) such Acquisition (if by purchase of assets, merger or
            consolidation) shall be effected in such manner so that the acquired business, and the related assets, are owned either by the Company or a Wholly Owned Restricted Subsidiary of the Company and, if effected by merger or consolidation involving the Company, the Company shall be the continuing or surviving entity


                                Credit Agreement
            and, if effected by merger or consolidation involving a Wholly Owned Restricted Subsidiary of the Company, such Wholly Owned Restricted Subsidiary shall be the continuing or surviving entity;

                  (ii) such Acquisition (if by purchase of stock) shall be
            effected in such manner so that the acquired entity becomes a Wholly Owned Restricted Subsidiary of the Company;

                  (iii) after giving effect to such Acquisition the Company
            shall be in compliance with Section 7.09 (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such Acquisition for which financial statements of the Company and its Restricted Subsidiaries are available, under the assumption that such Acquisition shall have occurred, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such Acquisition) and, in the event that the aggregate amount of expenditures in respect of such Acquisition shall exceed $75,000,000, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause
            (iii); and

                  (iv) immediately prior to such Acquisition and after giving effect thereto, no Default shall have occurred and be continuing;
            and

            (f) the Company and its Restricted Subsidiaries may dispose of any one or more outdoor properties in exchange for one or more other outdoor properties (including logo signage businesses), so long as the percentage of the aggregate EBITDA attributable to the properties so disposed of during any single fiscal year does not exceed 10% of the aggregate EBITDA of the Company and its Restricted Subsidiaries for the most recently-ended fiscal year (such EBITDA to be determined for these purposes without giving effect to the last paragraph of the definition of such term in
      Section 1.01).


                                Credit Agreement

            SECTION 7.05. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS; SWAP AGREEMENTS.

            (a) Investments, Etc. The Company will not, and will not permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investment, except:

            (i) Investments by the Company and its Restricted Subsidiaries in Subsidiaries and by any Restricted Subsidiary in the Company (including Guarantees by the Company of Indebtedness of any Subsidiary and by any Restricted Subsidiary of Indebtedness of the Company or any other Subsidiary), provided that the aggregate amount of any such Investments (including Guarantees) by the Company and its Restricted Subsidiaries in Unrestricted Subsidiaries after the date hereof (net of returns on such Investments after the date hereof) shall not exceed $150,000,000 and no such Investment may be made at any time that a Default exists or if a Default would result therefrom;

            (ii) Permitted Investments;

            (iii) operating deposit accounts with banks;

            (iv) Disposition Investments received in connection with any Disposition permitted under Section 7.04(d) or any Disposition to which the Lenders shall have consented in accordance with Section 10.02;

            (v) Investments consisting of (x) loans made by the Company to any Special Acquisition Subsidiary, so long as (A) such loan is made to such Special Acquisition Subsidiary to enable the repayment of Indebtedness assumed in connection with the acquisition referred to in the definition of "Special Acquisition Subsidiary", (B) no such loan shall be outstanding for a period of more than five Business Days unless, prior to the expiration of such period, such Special Acquisition Subsidiary shall have been contributed to the Company or a Restricted Subsidiary and become a Wholly Owned Subsidiary of the Company and (C) the aggregate principal amount of all such loans outstanding at any one time to all Special Acquisition Subsidiaries shall not exceed $100,000,000 and (y) other Investments in Affiliates not exceeding $40,000,000 at any one time outstanding;

            (vi) Investments in Affiliates described in, and permitted by,
      Section 7.07 (other than clause (iii) of the proviso to Section 7.07);


                                Credit Agreement

            (vii) any purchase by the Company of securities in respect of Restricted Indebtedness to the extent such purchase is permitted by
      Section 7.11, so long as the same are delivered for cancellation to the respective trustee within 3 Business Days of such purchase);

            (viii) Investments consisting of Guarantees permitted under Section 7.03; and

            (ix) additional Investments in Persons that are not Affiliates up to but not exceeding $150,000,000 in the aggregate at any one time outstanding, provided that no such Investment may be made at any time that a Default exists or if a Default would result therefrom.

            (b) Swap Agreements. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, other than Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

            SECTION 7.06. RESTRICTED PAYMENTS. The Company will not, nor will it permit any of its Restricted Subsidiaries to, declare or make any Restricted Payment at any time; provided, however, that the Company may declare and make Restricted Payments in cash (including, without limitation, Restricted Payments to Affiliates), subject to the satisfaction of each of the following conditions on the date of such Restricted Payment and after giving effect thereto:

            (i) no Default shall have occurred and be continuing (except Restricted Payments may be made to Holdings in an aggregate amount up to $500,000 in any single fiscal year in order to allow Holdings to pay dividends on its Series AA Preferred Stock, notwithstanding that a Default under clause (c) or (d) of Article VIII exists, so long as no other Default shall have occurred and be continuing); and

            (ii) if at the time of such Restricted Payment and after giving effect thereto (and to any concurrent incurrence of Indebtedness) the Total Debt Ratio is greater than 5.00 to 1, then the aggregate amount of such Restricted Payment, together with all other Restricted Payments made pursuant to this clause (ii), shall not exceed $250,000,000.

            Notwithstanding the foregoing, (w) the Company may make Restricted Payments consisting of the retirement of employee stock options and other Equity Rights upon the death, retirement or termination of employment of officers and employees in an aggregate amount in


                                Credit Agreement
any fiscal year not exceeding $3,000,000, so long as at the time thereof and after giving effect thereto, no Default shall have occurred and be continuing,
(x) the Company may make payments in respect of interest on the Mirror Loan Indebtedness and to enable Holdings to make scheduled payments of interest on the Senior Notes, provided that the aggregate of all such payments under this clause (x) in any single calendar year shall not exceed $8,265,625, (y) the Company may enter into Equity Hedging Arrangements, so long as the aggregate maximum contingent or potential liability thereunder shall not on any date exceed $12,000,000 minus the aggregate amount in fact paid by the Company under all Equity Hedging Arrangements during the period commencing on the date hereof and ending on such date and (z) the Company may make Restricted Payments to enable Holdings to make payments in respect of Qualified Holdings Obligations.

            Nothing herein shall be deemed to prohibit the payment of any dividend or distribution by any Subsidiary of the Company so long as such dividends or distributions are declared and paid ratably to the shareholders, partners and other equity holders of such Subsidiary.

            SECTION 7.07. TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate unless such transaction is effected in the ordinary course of business and the fair market value of such property transferred, sold, leased, assigned or otherwise disposed of in any transaction or series of related transactions is less than or equal to $2,000,000 per fiscal year; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate unless such purchase or acquisition is effected in the ordinary course of business, the fair market value of such property purchased or acquired in any transaction or series of related transactions is less than or equal to $2,000,000 per fiscal year and the consideration paid in connection therewith does not exceed fair market value; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate) unless such transaction is effected in the ordinary course of business, the goods, services, obligations or other consideration that is the subject of such transaction has a fair market value (or other appropriate value determined by reference to similar transactions conducted on an arms' length basis) less than or equal to $2,000,000 per fiscal year and the consideration received (or paid) by the Company or the relevant Restricted Subsidiary, as the case may be, is not less than (if received) or more than (if paid) the consideration that would be received or paid, as the case may be, in a comparable transaction effected on an arms' length basis with a Person that is not an Affiliate; provided that:


                                Credit Agreement

            (i) any Affiliate who is an individual may serve as a director, officer, employee or consultant of the Company or any of its Restricted Subsidiaries and receive reasonable compensation for his or her services in such capacity;

            (ii) the Company and its Restricted Subsidiaries may engage in and continue the transactions with or for the benefit of Affiliates which are described in Schedule 7.07;

            (iii) the Company and its Restricted Subsidiaries may make Acquisitions of Affiliates so long as (x) the consideration paid in connection therewith does not exceed fair market value, as determined by the disinterested members of the board of directors of the Company, (y) in the case of Acquisitions involving consideration valued in excess of $1,000,000, the Company or Restricted Subsidiary, as the case may be, shall have delivered a certificate of an independent appraiser to such effect and (z) the aggregate amount of consideration for all such Acquisitions after the date hereof, together with the aggregate amount of other Investments in Affiliates permitted under Section 7.05(a)(v)(y), does not exceed $40,000,000;

            (iv) the Company and its Restricted Subsidiaries may enter into and be obligated with respect to site leases (and renewals and extensions thereof) entered into in the ordinary course of business, so long as the Affiliates benefiting from such site leases pay (or reimburse the Company or the Restricted Subsidiaries for) their fair share of the expenses thereunder and such site leases are otherwise no less favorable to the Company and its Restricted Subsidiaries than a comparable transaction effected on an arms' length basis with a Person that is not an Affiliate; and

            (v) the Company and its Restricted Subsidiaries may enter into and continue agreements to provide management services to Affiliates, warehouse leases and contracts for the sale of outdoor advertising services, in the form customarily entered into, and Surety Bond and insurance programs, in each case referred to in this clause (v) in the ordinary course of business and in which Affiliates are co-obligors and co-beneficiaries, provided that all such Affiliates agree to reimburse the Company and each Restricted Subsidiary for their fair share of rent, premiums, deposits and other payments required to be made under any such agreement or program.

            SECTION 7.08. RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted


                                Credit Agreement

Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Restricted Subsidiary or to Guarantee Indebtedness of the Company or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions imposed by the Senior Subordinated Notes Indentures, any New Senior Subordinated Notes Indenture or any New Senior Notes Indenture (or any applicable governing agreement for any Refunding Indebtedness), (iii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and
(vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

            SECTION 7.09. CERTAIN FINANCIAL COVENANTS.

            (a) Total Debt Ratio. The Company will not permit the Total Debt Ratio at any time during any period below to exceed the ratio set opposite such period below:

                         Period                         Ratio
            From the Effective Date
              through September 30, 2007              6.00 to 1

            From October 1, 2007
              and at all times thereafter             5.75 to 1

            (b) Senior Debt Ratio. The Company will not permit the Senior Debt Ratio at any time to exceed 3.25 to 1.

            (c) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as at the last day of any fiscal quarter to be less than or equal to 2.25 to 1.


                                Credit Agreement

            (d) Fixed Charges Ratio. The Company will not permit the Fixed Charges Ratio as at the last day of any fiscal quarter to be less than or equal to 1.05 to 1.

            SECTION 7.10. LINES OF BUSINESS. Neither the Company nor any of its Subsidiaries shall engage to any substantial extent in any line or lines of business activity which would cause earnings from outdoor advertising, out-of-home media, logo signage and other activities reasonably ancillary thereto to constitute less than 80% of EBITDA for any period.

            SECTION 7.11. REPAYMENTS OF CERTAIN INDEBTEDNESS. Except as set forth in Section 6.01(e), the Company will not, nor will it permit any of its Restricted Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, any Indebtedness issued under Section 7.01(c) or any Refunding Indebtedness (herein, "Restricted Indebtedness"), except for (i) regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Restricted Indebtedness, (ii) payments or prepayments made from the proceeds of Refunding Indebtedness so long as (x) notice of redemption, payment or prepayment of the Indebtedness to be paid shall have been given to the holders thereof or shall be given substantially contemporaneously with the incurrence of such Refunding Indebtedness and (y) the proceeds of such Refunding Indebtedness shall have been deposited into escrow with irrevocable instructions to the escrow agent to apply such proceeds to the redemption of, or repurchase of, such Indebtedness to be paid and (iii) additional payments or prepayments applied to the redemption (or repurchase and immediate cancellation) of Restricted Indebtedness, so long as at the time thereof and after giving effect thereto, (x) no Default shall have occurred and be continuing and (y) the aggregate amount of such payments made after the date hereof shall not exceed $100,000,000.

            In addition, the Company will not, nor will it permit any of its Restricted Subsidiaries to, make any payments of the principal of or interest on or any other amounts owing in respect of the Mirror Loan Indebtedness except to the extent the same is permitted as a Restricted Payment under Section 7.06, it being understood that nothing herein shall be deemed to prohibit (i) any conversion of the Mirror Loan Indebtedness into common stock of the Company or
(ii) any payment of the principal of the Mirror Loan Indebtedness from the proceeds of a simultaneous cash investment by Holdings in the common stock of the Company.

            SECTION 7.12. MODIFICATIONS OF CERTAIN DOCUMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, consent to any modification, supplement or waiver of any of the documents or agreements evidencing or governing


                                Credit Agreement
any Senior Subordinated Notes or (after the issuance thereof in accordance with the requirements of Section 7.01(b) or (c), as applicable) any New Senior Subordinated Notes, New Senior Notes or Mirror Loan Indebtedness without the prior consent of the Required Lenders, provided that, subject to the last paragraph of Section 6.10(a), the Company may supplement the Senior Subordinated Notes Indentures, the New Senior Subordinated Notes Indentures or the New Senior Notes Indentures in order to (i) add or delete Subsidiaries as guarantors thereunder as required or permitted by the terms thereof and (ii) to increase the amount of the notes issued under the respective indentures in accordance with the terms thereof and as permitted hereunder, without the prior consent of the Required Lenders. Without limiting the generality of the foregoing, except for Guarantees by Restricted Subsidiaries of the Company required by the Senior Subordinated Notes Indentures, the New Senior Subordinated Notes Indentures or the New Senior Notes Indentures, as the case may be, the Company will not permit any Restricted Subsidiary to Guarantee any other Subordinated Indebtedness without the prior consent of the Required Lenders.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            If any of the following events ("Events of Default") shall occur:

            (a) either Borrower shall fail to pay any principal of, or interest on, any Loan or any reimbursement obligation in respect of any LC Disbursement, or any fee or other amount payable under this Agreement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with this Agreement, any of the other Basic Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Basic Documents or any amendment or modification hereof or thereof shall prove to have been incorrect when made or deemed made in any material respect;

            (c) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.03 (with respect to the Company's existence), 6.09 or 6.10 or in Article VII (other than
      Section 7.07 or 7.10); or Holdings shall fail to


                                Credit Agreement
      observe or perform any covenant set forth in Article V of the Holdings Guaranty and Pledge Agreement;

            (d) either Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (c) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Company;

            (e) Holdings, the Company or any of its Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

            (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any of its Restricted Subsidiaries or the debts of any of them, or of a substantial part of the assets of any of them, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Restricted Subsidiaries or for a substantial part of the assets of any of them, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) the Company or any of its Restricted Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian,


                                Credit Agreement
      sequestrator, conservator or similar official for the Company or any of its Restricted Subsidiaries or for a substantial part of the assets of any of them, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (i) the Company or any of its Restricted Subsidiaries shall become unable, admit its inability in writing or fail generally to pay its debts as they become due;

            (j) a final judgment or judgments for the payment of money in excess of $6,000,000 in the aggregate for the Company and its Restricted Subsidiaries (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $30,000,000 in the aggregate for the Company and its Restricted Subsidiaries (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Restricted Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company or the relevant Restricted Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

            (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

            (l) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries of (or there shall have been asserted against the Company or any of its Subsidiaries) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company or any of its Subsidiaries or Affiliates, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by the Company or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by the Company or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Required Lenders are reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect;


                                Credit Agreement

            (m) any of the following events shall occur and be continuing:

                  (i) the Company shall cease to be a Wholly Owned Subsidiary of
            Holdings;

                  (ii) the capital stock of Holdings owned directly or
            indirectly by Charles W. Lamar, III or Kevin P. Reilly, Sr., either of their wives, children, children's spouses, grandchildren, trusts of which either of them, their wives, children, children's spouses and grandchildren are the sole beneficiaries and for which one or more of such individuals are the sole trustee(s) and any Qualified Reilly Partnership shall (on a fully diluted basis after giving effect to the exercise of any outstanding rights or options to acquire capital stock of the Company) cease to constitute at least such percentage of the aggregate voting stock of Holdings as is sufficient at all times to elect a majority of the Board of Directors of Holdings;

                  (iii) any Person or group (within the meaning of the Exchange
            Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than Charles W. Lamar, III or Kevin P. Reilly, Sr. and any of the other permitted holders referred to in clause (ii) above, shall acquire or own, directly or indirectly, beneficially or of record, shares representing more than 20% of the ordinary voting power represented by the issued and outstanding voting capital stock of Holdings, or
            (y) acquire direct or indirect Control of Holdings;

                  (iv) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall be occupied by Persons who were neither (x) nominated by the board of directors of Holdings nor (y) appointed by directors so nominated; or

                  (v) the occurrence of any "Change of Control" under and as defined in the Senior Subordinated Notes Indenture, New Senior Subordinated Notes Indentures or New Senior Notes Indentures (or any similar provision in the applicable governing agreement for any Refunding Indebtedness);

            (n) Any of the following shall occur: (i) the Liens created by the Pledge Agreement or the Holdings Guaranty and Pledge Agreement shall at any time (other than by reason of the Administrative Agent relinquishing possession of certificates evidencing shares of stock of Subsidiaries pledged thereunder) cease to constitute valid and perfected


                                Credit Agreement

      Liens on the Collateral (as defined therein) intended to be covered thereby; (ii) except for expiration in accordance with its terms, the Pledge Agreement or Holdings Guaranty and Pledge Agreement shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of the Pledge Agreement or Holdings Guaranty and Pledge Agreement shall be contested by any Credit Party party thereto; or

            (o) Holdings or any Obligor shall assert that its obligations hereunder or under the Security Documents shall be invalid or unenforceable;

then, and in every such event (other than an event with respect to either Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to either Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

            Each of the Lenders and each of the Issuing Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

            JPMCB shall have the same rights and powers in its capacity as a Lender hereunder as any other Lender and may exercise the same as though JPMCB were not the


                                Credit Agreement

Administrative Agent, and JPMCB and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate of any thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries that is communicated to or obtained by JPMCB or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or, if provided herein, with the consent or at the request of the Required Revolving Credit Lenders, the Required Term Loan Lenders or the Required Incremental Loan Lenders, or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Loan Documents or in connection herewith of therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            The Administrative Agent shall not, except to the extent expressly instructed by the Required Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument,


                                Credit Agreement
document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all of its duties, and exercise its rights and powers, by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to its activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

            Subject to the appointment and acceptance of a successor Administrative Agent, as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor Administrative Agent. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after such retiring Administrative Agent gives notice of its resignation, then such retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent, by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter


                                Credit Agreement
into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Issuing Lender or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Documents, any related agreement or any document furnished hereunder or thereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.01. NOTICES.

            (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (i) if to either Borrower, to it at 5551 Corporate Boulevard, Baton Rouge, Louisiana, 70896, Attention of Keith Istre (Telecopy No. (225) 923-0658);

            (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, Texas 77002-6925, Attention of Gloria Javier (Telecopy No. (713) 750-2878), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, 15th Floor, New York, New York 10017, Attention of Linda Wisnieski (Telecopy No
      (212) 270-4164); and

            (iii) if to any Lender (including to JPMCB in its capacity as the Issuing Lender), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

            (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant


                                Credit Agreement
to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            (c) Changes to Notice Information. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 10.02. WAIVERS; AMENDMENTS.

            (a) Waivers. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

            (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

            (i) increase the Commitment of any Lender without the consent of such Lender;

            (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the consent of each Lender affected thereby;

            (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or


                                Credit Agreement
      reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration or reduction of any Commitment, or postpone the ultimate expiration date of any Letter of Credit beyond the Revolving Credit Termination Date, without the consent of each Lender affected thereby;

            (iv) change Section 2.16(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or prepayments required thereby, without in each case the consent of each Lender;

            (v) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied between or among the Lenders or Classes of Loans without the consent of the Required Lenders of each Class affected thereby;

            (vi) change any of the provisions of this Section 10.02 or the percentage in the definition of "Required Lenders" without the consent of each Lender; or

            (vii) except as otherwise expressly provided in this Agreement, release any Significant Subsidiary Guarantor from its obligations in respect of its Guarantee under Article III, without the consent of each Lender, except in connection with the disposition of all of the shares of capital stock of a Subsidiary Guarantor in a transaction permitted hereunder or as to which the Required Lenders have consented;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Lender hereunder without the prior consent of the Administrative Agent or such Issuing Lender, as the case may be.

            Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Company to satisfy a condition precedent to the making of Revolving Credit Loans shall be effective against the Lenders of any Class unless the Required Lenders of such Class shall have concurred with such waiver or modification, and no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification.

            For purposes of this Section, the "scheduled date of payment" of any amount shall refer to the date of payment of such amount specified in this Agreement, and shall not refer to a date or other event specified for the mandatory or optional prepayment of such amount. In


                                Credit Agreement
addition, whenever a waiver, amendment or modification requires the consent of a Lender "adversely affected" thereby, such waiver, amendment or modification shall, upon consent of such Lender, become effective as to such Lender whether or not it becomes effective as to any other Lender, so long as the Required Lenders consent to such waiver, amendment or modification as provided above.

            (c) Pledge Agreements. Neither the Pledge Agreement or the Holdings Guaranty and Pledge Agreement, nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties party thereto, and by the Administrative Agent with the consent of the Required Lenders, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Pledge Agreement) release all or any substantial part of the collateral or otherwise terminate all or any substantial part of the Liens under the Pledge Agreement or the Holdings Guaranty and Pledge Agreement, agree to additional obligations being secured by all or any substantial part of such collateral (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by the Pledge Agreement or the Holdings Guaranty and Pledge Agreement, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Pledge Agreement or the Holdings Guaranty and Pledge Agreement with respect to all or any substantial part of such collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, (i) to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented, (ii) to release any Lien covering property of any Foreign Subsidiary that is an Obligor (including any Lien on capital stock in Subsidiaries that are owned by such Foreign Subsidiary) that is designated by the Company as a Non-Guarantor Restricted Foreign Subsidiary in compliance with the requirements of Section 6.10(c), and (iii) in the case of any equity interest in any Non-Guarantor Restricted Foreign Subsidiary owned by the Company or any Subsidiary Guarantor, to release any Lien in favor of the Administrative Agent pursuant to the Pledge Agreement to the extent covering more than 65% of the voting capital stock of such Non-Guarantor Restricted Foreign Subsidiary (it being understood that the Administrative Agent shall not be required to release any other capital stock of a Non-Guarantor Restricted Foreign Subsidiary owned by the Company or any Subsidiary Guarantor). Nothing in this Section 10.02(c) shall be deemed to limit the provisions of Section 10.12.


                                Credit Agreement

            SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER.

            (a) Expenses. The Obligors jointly and severally agree to pay, or reimburse the Administrative Agent or Lenders for paying, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of Special Counsel, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for such Administrative Agent, Issuing Lender or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof; provided, that the Lenders and the Issuing Lenders (but not the Administrative Agent) shall be limited to one counsel together for the Lenders and the Issuing Lenders as a group so long as any Lender or any Issuing Lender, as the case may be, has not, in good faith (and based on advice of counsel for such Lender or such Issuing Lender, as the case may be), reasonably determined that its interests conflict sufficiently with those of the other Lenders to warrant the employment of separate counsel for such Lender or such Issuing Lender, as the case may be, in which case such Lender or such Issuing Lender shall be paid, or reimbursed for payment of, the fees, charges and disbursements of such separate counsel, and (iv) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

            (b) Indemnification by Credit Parties. The Obligors jointly and severally agree to indemnify the Administrative Agent, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any


                                Credit Agreement
agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of their subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of their subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

            (c) Indemnification by Lenders. To the extent that the Obligors fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section 10.03, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. To the extent that the Obligors fail to pay any amount required to be paid by them to an Issuing Lender under paragraph (a) or (b) of this Section 10.03, each Revolving Credit Lender severally agrees to pay to such Issuing Lender such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Issuing Lender in its capacity as such.

            (d) Waiver of Indirect or Consequential Damages, Etc. To the extent permitted by applicable law, none of the Obligors shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.


                                Credit Agreement

            (e) Payment upon Demand. All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

            SECTION 10.04. SUCCESSORS AND ASSIGNS.

            (a) Successors Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Assignments by Lenders.

            (i) Assignments Generally. Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:

            (A) the Company (such consent not to be unreasonably withheld), provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

            (B) the Administrative Agent (such consent not to be unreasonably withheld), provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

            (C) in the case of any assignment of the Revolving Credit Commitments, each Issuing Lender.


                                Credit Agreement

            (ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

            (A) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of Term Loan Commitments, Term Loans, Incremental Loan Commitments or Incremental Loans, $1,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

            (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans,

            (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and

            (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

            (iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement in addition to any rights and obligations theretofore held by it as a Lender, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for purposes of this Agreement as a sale by


                                Credit Agreement
such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) Maintenance of Register. The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by either Borrower, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(C) of this Section and any written consent to such assignment required by paragraph (b)(i) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) Participations.

            (i) Participations Generally. Any Lender may, without the consent of the Company, the Administrative Agent or the Issuing Lenders, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or


                                Credit Agreement
waiver described in the first proviso to Section 10.02(b), or the first proviso to Section 10.02(c), that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

            (ii) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.15(e) as though it were a Lender.

            (d) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the


                                Credit Agreement
consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

            SECTION 10.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 10.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of either Borrower or any Subsidiary Guarantor against any of and all the obligations of either Borrower or any Subsidiary Guarantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 10.08 are in addition to any other rights and remedies (including other rights of setoff) which such Lender may have.


                                Credit Agreement

            SECTION 10.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

            (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

            (c) Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this
Section 10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01(a). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON


                                Credit Agreement

CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

            SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 10.12. RELEASE OF COLLATERAL AND GUARANTEES. The Administrative Agent and the Lenders agree that

            (i) if all of the capital stock of any Subsidiary that is owned by the Company and its Subsidiaries is sold to any Person as permitted by the terms of this Agreement and the Pledge Agreement,

            (ii) if any Subsidiary is merged or consolidated with or into any other Person as permitted by the terms of this Agreement and such Subsidiary is not the continuing or surviving corporation,

            (iii) if any Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with the requirements of Section 1.05, or

            (iv) if any Foreign Subsidiary is designated as a Non-Guarantor Restricted Foreign Subsidiary in compliance with the requirements of
      Section 6.10(c),

then, and in any of such events, the Administrative Agent shall, upon request of the Company (and upon the receipt by the Administrative Agent of such evidence as the Administrative Agent may reasonably request to establish that such sale, merger, consolidation or designation is permitted by the terms of this Agreement), terminate the Guarantee of such Subsidiary under Article III, release any Lien granted by such Subsidiary and authorize the Administrative Agent to release the Lien created by the Pledge Agreement on any capital stock of such Subsidiary (it being understood that, (x) in the case of any release of the Guarantee and Liens or capital stock of a Restricted Subsidiary that is to be designated as an Unrestricted Subsidiary, the Administrative Agent may condition the effectiveness of such release upon the delivery to the respective trustees under the Senior Subordinated Notes Indentures, New Senior Subordinated


                                Credit Agreement

Notes Indentures and New Senior Notes Indentures (or agreement relating to any Refunding Indebtedness) of the documents required pursuant thereto to effect the release of such Restricted Subsidiary from its Guarantee thereunder and (y) in the case of the designation of a Non-Guarantor Restricted Foreign Subsidiary pursuant to Section 6.10(c), such release of the capital stock of such Subsidiary owned by the Company or any Subsidiary Guarantor shall be effected only to the extent covering more than 65% of the voting capital stock of such Non-Guarantor Restricted Foreign Subsidiary owned by the Company or any Subsidiary Guarantor, it being understood that the Administrative Agent shall not be required to release any other capital stock of a Non-Guarantor Restricted Foreign Subsidiary owned by the Company or any Subsidiary Guarantor).

            SECTION 10.13. SUCCESSOR FACILITY. This Agreement is intended to be a successor to the Existing Credit Agreement and to constitute the "Senior Credit Facility" under and for all purposes of each of the Senior Subordinated Notes Indentures.

            SECTION 10.14. EXISTING CREDIT AGREEMENT. Anything in this Agreement to the contrary notwithstanding, the provisions of Article VII shall not be construed to prohibit any action that may not, under Section 6.08 of the Existing Credit Agreement, be prohibited without the consent of the "Required Lenders" thereunder, it being understood that nothing in this Section 10.14 shall be deemed to affect the requirement set forth in Section 5.03(v) that, as a condition to the initial extension of credit hereunder, no Default have occurred and be continuing.

            SECTION 10.15. DELIVERY OF LENDER ADDENDA. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender and the Borrowers and, by executing its Lender Addendum, each such Lender agrees to be bound by the provisions hereof with the Commitments set forth opposite its name in such Lender Addendum.

            SECTION 10.16. USA PATRIOT ACT. Each Lender hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with said Act.


                                Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

                              LAMAR MEDIA CORP.


                              By: /s/ Keith A. Istre
                                 ----------------------------------
                                    Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Credit Agreement

                              SUBSIDIARY GUARANTORS

                              INTERSTATE LOGOS, L.L.C.
                              THE LAMAR COMPANY, L.L.C.
                              LAMAR CENTRAL OUTDOOR, LLC

                              By:  Lamar Media Corp.,
                              Their Managing Member

                              By:    /s/ Keith A. Istre
                                     ---------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                              LAMAR ADVERTISING SOUTHWEST, INC.
                              LAMAR OKLAHOMA HOLDING COMPANY,  INC.
                              LAMAR DOA TENNESSEE HOLDINGS, INC.
                              LAMAR OBIE CORPORATION

                              By:    /s/ Keith A. Istre
                                     ---------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Credit Agreement

INTERSTATE LOGOS, L.L.C. ENTITIES:
                              MISSOURI LOGOS, LLC
                              KENTUCKY LOGOS, LLC
                              OKLAHOMA LOGOS, L.L.C.
                              MISSISSIPPI LOGOS, L.LC.
                              DELAWARE LOGOS, L.L.C.
                              NEW JERSEY LOGOS, L.L.C.
                              GEORGIA LOGOS, L.L.C.
                              VIRGINIA LOGOS, LLC
                              MAINE LOGOS, L.L.C.
                              WASHINGTON LOGOS, L.L.C.

                              By:  Interstate Logos, L.L.C.
                              Their Managing Member

                              By: Lamar Media Corp.
                              Its: Managing Member

                              By:    /s/ Keith A. Istre
                                     -----------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Credit Agreement

INTERSTATE LOGOS, L.L.C. ENTITIES CONTINUED:

                              NEBRASKA LOGOS, INC.
                              OHIO LOGOS, INC.
                              UTAH LOGOS, INC.
                              SOUTH CAROLINA LOGOS, INC.
                              MINNESOTA LOGOS, INC.
                              MICHIGAN LOGOS, INC.
                              FLORIDA LOGOS, INC.
                              NEVADA LOGOS, INC.
                              TENNESSEE LOGOS, INC.
                              KANSAS LOGOS, INC.
                              COLORADO LOGOS, INC.
                              NEW MEXICO LOGOS, INC.


                              By:    /s/ Keith A. Istre
                                     -------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer

                              TEXAS LOGOS, L.P.

                              By:  Oklahoma Logos, L.L.C.
                              Its:  General Partner
                              By:  Interstate Logos, L.L.C.
                              Its:  Managing Member
                              By:  Lamar Media Corp.
                              Its:  Managing Member


                              By:   /s/ Keith A. Istre
                                    --------------------------------------------
                                    Keith A. Istre
                                Title: Executive Vice-President/
                                       Chief Financial Officer


                                Credit Agreement

THE LAMAR COMPANY, L.L.C. ENTITIES:

                              LAMAR ADVERTISING OF COLORADO SPRINGS, INC.
                              LAMAR TEXAS GENERAL PARTNER, INC.
                              TLC PROPERTIES, INC.
                              TLC PROPERTIES II, INC.
                              LAMAR PENSACOLA TRANSIT, INC.
                              LAMAR ADVERTISING OF YOUNGSTOWN, INC.
                              LAMAR ADVERTISING OF MICHIGAN, INC.
                              LAMAR ELECTRICAL, INC.
                              AMERICAN SIGNS, INC.
                              LAMAR OCI NORTH CORPORATION
                              LAMAR OCI SOUTH CORPORATION
                              LAMAR ADVERTISING OF KENTUCKY, INC.
                              LAMAR FLORIDA, INC.
                              LAMAR ADVAN, INC.
                              LAMAR ADVERTISING OF SOUTH DAKOTA, INC.
                              LAMAR OHIO OUTDOOR HOLDING CORP.
                              TRANS WEST OUTDOOR ADVERTISING, INC.
                              OUTDOOR MARKETING SYSTEMS, INC.


                              By:    /s/ Keith A. Istre
                                     -------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Credit Agreement

THE LAMAR COMPANY, L.L.C. ENTITIES CONTINUED:

                              LAMAR ADVERTISING OF PENN, LLC
                              LAMAR ADVERTISING OF LOUISIANA, L.L.C.
                              LAMAR TENNESSEE, L.L.C.
                              LC BILLBOARD, L.L.C.
                              LAMAR AIR, L.L.C.
                              ADVANTAGE ADVERTISING, LLC

                              By:  The Lamar Company, L.L.C.
                              Their Managing Member

                              By: Lamar Media Corp.
                              Its: Managing Member

                              By:    /s/ Keith A. Istre
                                     ----------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer

                              LAMAR TEXAS LIMITED PARTNERSHIP

                              By:  Lamar Texas General Partner, Inc.
                              Its: General Partner

                              By:    /s/ Keith A. Istre
                                     ----------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Credit Agreement

THE LAMAR COMPANY, L.L.C. ENTITIES CONTINUED:

                              TLC PROPERTIES, L.L.C.
                              TLC FARMS, L.L.C.

                              By:  TLC Properties, Inc.
                              Their Managing Member

                              By:    /s/ Keith A. Istre
                                     ----------------------------------
                                     Keith A. Istre

                              Title: Executive Vice-President/
                                     Chief Financial Officer

                              LAMAR T.T.R., L.L.C.

                              By:  Lamar Advertising of Youngstown, Inc.
                              Its: Managing Member

                              By:    /s/ Keith A. Istre
                                     ----------------------------------
                                     Keith A. Istre
                                     Executive Vice-President/
                                     Chief Financial Officer

                              OUTDOOR MARKETING SYSTEMS, L.L.C.

                              By:  Outdoor Marketing Systems, Inc.
                              Its: Managing Member

                              By:    /s/ Keith A. Istre
                                     ----------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Credit Agreement

LAMAR CENTRAL OUTDOOR, LLC ENTITIES:

                              LAMAR ADVANTAGE HOLDING COMPANY
                              PREMERE OUTDOOR, INC.
                              HAM DEVELOPMENT CORPORATION
                              10 OUTDOOR ADVERTISING, INC.
                              LAMAR CALIFORNIA ACQUISITION
                              CORPORATION

                              By:    /s/ Keith A. Istre
                                     ----------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                              OUTDOOR PROMOTIONS WEST, LLC
                              TRANSIT AMERICA LAS VEGAS, L.L.C.
                              LAMAR TRANSIT ADVERTISING OF NEW ORLEANS, LLC TRIUMPH OUTDOOR RHODE ISLAND, LLC

                              By:  Triumph Outdoor Holdings, LLC
                              Their Managing Member
                              By:  Lamar Central Outdoor, LLC
                              Its:  Managing Member
                              By:  Lamar Media Corp.
                              Its:  Managing Member


                              By:    /s/ Keith A. Istre
                                     ----------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Credit Agreement

LAMAR CENTRAL OUTDOOR, LLC ENTITIES CONTINUED:

                              TRIUMPH OUTDOOR HOLDINGS, LLC
                              LAMAR ADVANTAGE GP COMPANY, LLC
                              LAMAR ADVANTAGE LP COMPANY, LLC
                              STOKELY AD AGENCY, L.L.C.

                              By:  Lamar Central Outdoor, LLC
                              Their Managing Member

                              By: Lamar Media Corp.
                              Its: Managing Member

                              By:    /s/ Keith A. Istre
                                     ----------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer

                              LAMAR ADVANTAGE OUTDOOR
                              COMPANY, L.P.

                              By:  Lamar Advantage GP Company, LLC
                              Its:  General Partner

                              By:  Lamar Central Outdoor, LLC
                              Its:  Managing Member

                              By:  Lamar Media Corp.
                              Its:  Managing Member


                              By:    /s/ Keith A. Istre
                                     ----------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Credit Agreement

LAMAR OKLAHOMA HOLDING COMPANY, INC. ENTITIES:

                              LAMAR BENCHES, INC.
                              LAMAR I-40 WEST, INC.
                              LAMAR ADVERTISING OF OKLAHOMA, INC.


                              By:    /s/ Keith A. Istre
                                     ----------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer

LAMAR DOA TENNESSEE HOLDINGS, INC. ENTITIES:

                              LAMAR DOA TENNESSEE, INC.


                              By:    /s/ Keith A. Istre
                                     ----------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Credit Agreement

LAMAR OBIE CORPORATION ENTITIES:

                              SELECT MEDIA, INC.
                              O.B. WALLS, INC.


                              By:    /s/ Keith A. Istre
                                     ----------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer



                              OBIE BILLBOARD, LLC

                              By:  Lamar Obie Corporation
                              Its: Managing Member

                              By:    /s/ Keith A. Istre
                                     ----------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Credit Agreement

                              ADMINISTRATIVE AGENT

                              JPMORGAN CHASE BANK, N.A., as Administrative
                              Agent

                              By:    /s/ Keith A. Istre
                                     ----------------------------------
                                     Name:

                                     Title:


                                Credit Agreement

                                                                       EXHIBIT A

                       [Form of Assignment and Assumption]

                            ASSIGNMENT AND ASSUMPTION


      This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

      For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.  Assignor:                                   ______________________________

2.  Assignee:                                   ______________________________
                                                [and is an Affiliate/Approved
                                                Fund of [identify Lender](1)]


(1)     Select as applicable.


                           Assignment and Assumption

3.  Borrower:                         [Lamar Media Corp.][Name of Subsidiary
                                      Borrower]

4.  Administrative Agent:             JPMorgan Chase Bank, N.A., as the
                                      administrative agent under the Credit Agreement

5.  Credit Agreement:                 The $800,000,000 Credit Agreement dated as of September [__], 2005 between Lamar Media Corp., the Subsidiary Borrower that may be or may become a party thereto, certain Subsidiary Guarantors party thereto, the
                                      Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

6.   Assigned Interest:

Facility Assigned (2)              Aggregate Amount of        Amount of Commitment/Loans     Percentage Assigned of
                                 Commitment/Loans for all              Assigned                Commitment/Loans (3)
                                         Lenders
                               $                             $                                               %
                               $                             $                                               %
                               $                             $                                               %

Effective Date (herein, the "Effective Date"): _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                            ASSIGNOR

                                           [NAME OF ASSIGNOR]


                                           By:______________________________
                                             Title:




(2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Commitment," "Term Loan Commitment," etc.)
(3) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

                           Assignment and Assumption

                                    ASSIGNEE

                                   [NAME OF ASSIGNEE]


                                   By:______________________________
                                     Title:



                           Assignment and Assumption

[Consented to and](4) Accepted:

JPMORGAN CHASE BANK, N.A., as
  Administrative Agent


By_________________________________
  Title:


[Consented to:](5)

[ISSUING LENDER], as an
  Issuing Lender


By________________________________
  Title:

LAMAR MEDIA CORP.


By________________________________
  Title:





(4) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
(5) To be added only if the consent of the Company and/or other parties (e.g. an Issuing Lender) is required by the terms of the Credit Agreement.

                           Assignment and Assumption

                                                                         ANNEX 1

         $800,000,000 CREDIT AGREEMENT DATED AS OF September [__], 2005 BETWEEN LAMAR MEDIA CORP., THE SUBSIDIARY BORROWER THAT MAY BE OR
        MAY BECOME A PARTY THERETO, CERTAIN SUBSIDIARY GUARANTORS PARTY
                   THERETO, CERTAIN LENDERS PARTY THERETO AND
               JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

      1. Representations and Warranties.

      1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

      1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.


                           Assignment and Assumption

      2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

      3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.






                           Assignment and Assumption

                                                                       EXHIBIT B

               [Form of Opinion of Counsel to the Credit Parties]




                                         [__________], 2005


To the Lenders party to the
 Credit Agreement referred to below
 and JPMorgan Chase Bank, N.A.,
 as Administrative Agent

Ladies and Gentlemen:

      We have acted as counsel to LAMAR ADVERTISING COMPANY ("Holdings"), LAMAR MEDIA CORP. (herein, the "Company") and the Subsidiary Guarantors, in connection with (i) the Credit Agreement (the "Credit Agreement") dated as of September [_], 2005, between the Company, the Subsidiary Borrower that may be or may become a party thereto, the Subsidiary Guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, providing for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $800,000,000 (which, in the circumstances contemplated by Section 2.01(c) of the Credit Agreement, may be increased to $1,300,000,000 and made available to the Company and the Subsidiary Borrower) and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement or, if not defined in the Credit Agreement, in Annex 1 hereto. This opinion letter is being delivered pursuant to Section 5.01(b) of the Credit Agreement.

      In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

      (a)   the Credit Agreement;

      (b)   the Pledge Agreement;

      (c) the Holdings Guaranty and Pledge Agreement (collectively, with the Pledge Agreement, the "Security Agreements"); and

      (d) such records of the Credit Parties and such other documents as we have deemed necessary as a basis for the opinions expressed below.


                    Opinion of Counsel to the Credit Parties

The Credit Agreement and the Security Agreements are collectively referred to as the "Credit Documents". The Credit Parties other than the Subsidiary Borrower are collectively referred to as the "Domestic Credit Parties".

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements or certificates of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates and/or opinions of appropriate representatives of the Domestic Credit Parties.

      In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Domestic Credit Parties):

      (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

      (ii)  all signatories to such documents have been duly authorized; and

      (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

      References to "our knowledge" or equivalent words means the actual knowledge of the lawyers in this firm responsible for preparing this opinion after such inquiry as they deemed appropriate, including inquiry of such other lawyers in the firm and review of such files of the firm as they have identified as being reasonably likely to have or contain information not otherwise known to them needed to support the opinions set forth below. References to "after due inquiry" or equivalent words means after inquiry of the Chief Financial Officer and General Counsel of Holdings, and of lawyers in the firm reasonably likely to have knowledge of the matter to which such reference relates.

      Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

      1. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Company that is a Domestic Credit Party is a corporation, partnership or other entity duly organized and validly existing under the laws of the state indicated opposite its name in Schedule
4.14 to the Credit Agreement.



                    Opinion of Counsel to the Credit Parties

      2. Each Domestic Credit Party has all requisite corporate or other power to execute and deliver, and to perform its obligations under, the Credit Documents to which it is a party. The Company has all requisite corporate power to borrow under the Credit Agreement and to incur liability in respect of Letters of Credit under the Credit Agreement.

      3. The execution, delivery and performance by each Domestic Credit Party of each Credit Document to which it is a party, and the borrowings and the incurrence of liability in respect of Letters of Credit by the Company under the Credit Agreement, have been duly authorized by all necessary corporate or other action on the part of such Domestic Credit Party.

      4. Each Credit Document has been duly executed and delivered by each Domestic Credit Party party thereto.

      5. Under Louisiana conflict of laws principles, the stated choice of New York law to govern the Credit Documents will be honored by the courts of the State of Louisiana and the Credit Documents will be construed in accordance with, and will be treated as being governed by, the law of the State of New York, except to the extent the result obtained from applying New York law would be contrary to the public policy of the State of Louisiana, provided, however, that we have no knowledge of any Louisiana public policy interest which could reasonably be expected to result in the application of Louisiana law to the Credit Documents. However, if the Credit Documents were stated to be governed by and construed in accordance with the law of the State of Louisiana, or if a Louisiana court were to apply the law of the State of Louisiana to the Credit Documents, each Credit Document would nevertheless constitute the legal, valid and binding obligation of each Domestic Credit Party party thereto, enforceable against such Domestic Credit Party in accordance with its terms, except as may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and the corresponding discretion of the court before which the proceedings may be brought, including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

      6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of Louisiana is required on the part of any Domestic Credit Party for the execution, delivery or performance by any Domestic Credit Party of any of the Credit Documents or for the borrowings by the Company under the Credit Agreement.

      7. The execution, delivery and performance by each Domestic Credit Party of, and the consummation by each Domestic Credit Party of the transactions contemplated by, the Credit Documents to which such Domestic Credit Party is a party


                    Opinion of Counsel to the Credit Parties do not and will not (a) violate any provision of the charter or by-laws of any Domestic Credit Party, (b) violate any applicable Louisiana or federal law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Domestic Credit Parties or any of their respective Subsidiaries of which we have knowledge (after due inquiry) or (d) based on an opinion of the General Counsel of the Company, result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which we have knowledge (after due inquiry) and to which the Domestic Credit Parties or any of their respective Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any property of any Domestic Credit Party pursuant to, the terms of any such agreement or instrument.

      8. Except as set forth in Schedule 4.06 to the Credit Agreement, we have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Domestic Credit Parties or any of their respective Subsidiaries or any of their respective properties that, if adversely determined, could have a Material Adverse Effect.

      9. The issued and outstanding shares of capital stock or other ownership interests of each Issuer (as defined in the Pledge Agreement) consists of the type and number of shares or percentage ownership interest described in Annex 1 to the Pledge Agreement. All of said shares of stock of any corporation that is an Issuer have been duly and validly issued and are fully paid and nonassessable. The issued and outstanding shares of capital stock of the Company consists of the type and number of shares described in Annex 1 to the Holdings Guaranty and Pledge Agreement. All of the said shares of stock of the Company have been duly and validly issued and are fully paid and non-assessable.

      10. If the Pledge Agreement was stated to be governed by and construed in accordance with the law of the State of Louisiana, or if a Louisiana court were to apply the law of the State of Louisiana to the Pledge Agreement, the Pledge Agreement, would be effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties (as defined in the Pledge Agreement), a valid security interest under the Uniform Commercial Code as in effect in the State of Louisiana (the "UCC") in all of the right, title and interest of the Securing Parties (as defined in the Pledge Agreement) in, to and under the Pledged Equity (as defined the Pledge Agreement) as collateral security for the payment when due of the Secured Obligations (as defined in the Pledge Agreement), except that (a) such security interest will continue in Collateral (as defined in the Pledge Agreement) after its sale, exchange or other disposition and in any proceeds (as defined in Section 9-102(a)(64) of the UCC) thereof only to the extent provided in Section 9-315 of the UCC and (b) such security interest in any portion of such Collateral in which a Domestic Credit Party acquires rights



                    Opinion of Counsel to the Credit Parties after the commencement of a case under the Bankruptcy Code in respect of such Domestic Credit Party may be limited by Section 552 of the Bankruptcy Code.

      11. If the Holdings Guaranty and Pledge Agreement was stated to be governed by and construed in accordance with the law of the State of Louisiana, or if a Louisiana court were to apply the law of the State of Louisiana to the Holdings Guaranty and Pledge Agreement, the Holdings Guaranty and Pledge Agreement, would be effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties (as defined in the Holdings Guaranty and Pledge Agreement), a valid security interest under the UCC in all of the right, title and interest of Holdings in, to and under the Pledged Stock (as defined the Holdings Guaranty and Pledge Agreement) as collateral security for the payment when due of the Secured Obligations (as defined in the Holdings Guaranty and Pledge Agreement), except that (a) such security interest will continue in Collateral (as defined in the Holdings Guaranty and Pledge Agreement) after its sale, exchange or other disposition and in any proceeds thereof only to the extent provided in Section 9-315 of the UCC and (b) such security interest in any portion of such Collateral in which Holdings acquires rights after the commencement of a case under the Bankruptcy Code in respect of Holdings may be limited by Section 552 of the Bankruptcy Code.

      12. The security interest referred to in paragraphs 10 and 11 above in that portion of the Pledged Equity (under the Pledge Agreement), or Pledged Stock (under the Holdings Guaranty and Pledge Agreement), represented by a certificate in bearer form or in registered form indorsed (as provided in Section 8-102(a)(11) of the UCC) to the Administrative Agent or in blank by an effective indorsement (as so provided) or registered in the name of the Administrative Agent, will, upon the creation of such security interest, be perfected by the Administrative Agent taking possession thereof in the State of New York, and such perfected security interest will remain perfected thereafter so long as such certificates are retained by the Administrative Agent in its possession in the State of New York.

      13. With respect to any portion of the Collateral consisting of Pledged Equity or Pledged Stock represented by certificates, if the security interest therein is perfected by the Administrative Agent in the manner specified in paragraph 12 above for value without notice (within the meaning of Section 8-105 of the UCC) of any adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) to the Pledged Equity or Pledged Stock so represented by certificates, then the Administrative Agent will acquire such security interest free of any adverse claim (as so defined).

      14. The obligations of the Domestic Credit Parties under the Loan Documents constitute Senior Indebtedness (as defined in the Senior Subordinated Notes Indentures) for all purposes of the Senior Subordinated Notes Indenture.

      15. The Credit Agreement will constitute the "Senior Credit Facility" under and for all purposes of each of the Senior Subordinated Notes Indentures.



                    Opinion of Counsel to the Credit Parties

      The foregoing opinions are subject to the following comments and qualifications:

      (A) The enforceability of Section 10.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

      (B) In respect of the opinions expressed in paragraph 5 above, we express no opinion as to the enforceability under Louisiana law as to provisions of the Credit Agreement and Holdings Guaranty and Pledge Agreement that: (a) bind the Subsidiary Guarantors and Holdings, respectively, as principal obligors in respect of the Guaranteed Obligations (as defined in the Credit Agreement) or
(b) preserve the obligations of the Subsidiary Guarantors and Holdings despite any modification of the Guaranteed Obligations in a manner prejudicial to the Subsidiary Guarantors or Holdings without their consent or the illegality, invalidity or unenforceability of the principal obligations against the Company for reasons other than its bankruptcy or incapacity. We express no opinion concerning any waiver of the right of subrogation by any guarantor of the Guaranteed Obligations. We note that certain actions of the Lenders, such as actions which impair rights of subrogation and actions which create defenses to payment with respect to the Guaranteed Obligations, could limit the Lenders' recovery from the Subsidiary Guarantors or Holdings, in whole or in part. We express no opinion as to whether the guaranties will be effective with respect to any Guaranteed Obligations extended or committed by the Lenders after the date on which the Lenders receive notice from Holdings or one or more of the Subsidiary Guarantors that such guarantor is terminating its guaranty of the Guaranteed Obligations, except for interest on previously extended principal advances, attorney's and collection fees in connection with collection of such amounts, and amounts that the Lenders are obligated to advance following such termination, as provided in Louisiana Civil Code article 3061.

      (C) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

      (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of Louisiana) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit, (ii) the last sentence of Section 2.16(d) of the Credit Agreement, (iii) the first sentence of Section 10.09(b) of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents and (iv) Section 3.06 or 3.09 of the Credit Agreement (and any similar provisions in any of the other Credit Documents).


                    Opinion of Counsel to the Credit Parties

      (E) We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code or any other provision of law relating to fraudulent conveyances, transfers or obligations or of the provisions of the law of the jurisdiction of incorporation of any Subsidiary Guarantor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

      (F) We wish to point out that the obligations of the Securing Parties under the Pledge Agreement, and the obligations of Holdings under the Holdings Guaranty and Pledge Agreement, and the rights and remedies of the Administrative Agent under Sections 5.05 through 5.10 (inclusive) of the Pledge Agreement, and under Sections 6.05 through 6.09 (inclusive) of the Holdings Guaranty and Pledge Agreement, may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in such Security Agreement, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and such Secured Parties inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and such Secured Parties by such Security Agreement.

      (G) With respect to our opinions in paragraphs 10, 11, 12 and 13 above, we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any Collateral (as defined in either Security Agreement) consisting of uncertificated securities (as defined in Section 8-102(a)(18) of the UCC).

      (H) We express no opinion as to the existence of, or the right, title or interest of any Securing Party (as defined in the Pledge Agreement) in, to or under, any of the Pledged Equity (as defined in the Pledge Agreement), or of Holdings in, to or under any of the Pledged Stock (as defined in the Holdings Guaranty and Pledge Agreement).

      (I) Except as provided in paragraphs 10, 11, 12 and 13 above, we express no opinion as to the creation, perfection or priority of any security interest in any Collateral (as defined in either Security Agreement).

      (J) In respect of our opinions set forth in paragraphs 10 and 11 above, we call your attention to La. R.S. 10:9-305(a)(1), which provides that during the time that a security certificate is located in a jurisdiction, perfection of a security interest, the effect of perfection or non-perfection, and the priority of a security interest in the certificated security represented thereby are governed by the local law of that jurisdiction. Accordingly, in respect of the opinions set forth in paragraph 12 and 13, where the perfection and the effect of perfection or non-perfection of a security interest is governed by the law of state(s) other than Louisiana, we have assumed that the law of each such state is identical to the law of Louisiana.



                    Opinion of Counsel to the Credit Parties

      (K) We wish to point out that the acquisition by a Domestic Credit Party after the initial Loan under the Credit Agreement of an interest in property that becomes subject to the Lien of the Collateral Documents may constitute a voidable preference under Section 547 of the Bankruptcy Code.

      (L) The opinions expressed herein as of the date hereof, and except as may otherwise be provided herein, we have no obligation to advise you as to any change in the matters, factual, legal or otherwise, set forth herein after the date of this letter. Without limitation of the foregoing, our opinions in paragraphs 14 and 15 are limited to the Loan Documents and Senior Subordinated Notes Indentures as in effect as of the date hereof.

      Partners or Associates of this Firm are members of the Bar of the State of Louisiana and we do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of Louisiana, and we express no opinion as to the laws of any jurisdiction other than those of the United States of America, the State of Louisiana and the General Corporation Law of the State of Delaware.

      At the request of our clients, this opinion letter is, pursuant to Section 5.01(b) of the Credit Agreement, provided to you by us in our capacity as counsel to the Credit Parties and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                            Very truly yours,





                    Opinion of Counsel to the Credit Parties

                                                                       EXHIBIT C

                      [Form of Opinion of Special Counsel]




                                        [__________], 2005


To the Lenders party to the Credit Agreement referred to below and JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

      We have acted as special New York counsel to JPMorgan Chase Bank, N.A. ("Chase") in connection with the Credit Agreement dated as of September [__], 2005 (the "Credit Agreement") between Lamar Media Corp. (herein, the "Company"), the Subsidiary Borrower that may be or may become a party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement. This opinion is being delivered pursuant to Section 5.01(c) of the Credit Agreement.

      In rendering the opinions expressed below, we have examined the following agreements:

      (a)   the Credit Agreement;

      (b)   the Pledge Agreement; and

      (c) the Holdings Guaranty and Pledge Agreement (collectively, together with the Pledge Agreement, the "Security Agreements").


The Credit Agreement and the Security Agreements are collectively referred to as the "Credit Documents". The Credit Parties other than the Subsidiary Borrower are collectively referred to as the "Domestic Credit Parties".

      In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Documents.



                           Opinion of Special Counsel

      In rendering the opinions expressed below, we have assumed that:

      (i) the Credit Documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Domestic Credit Parties) constitute legal, valid, binding and enforceable obligations of, all of the parties to the Credit Documents;

      (ii)  all signatories to the Credit Documents have been duly authorized;
            and

      (iii) all of the parties to the Credit Documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Documents.

      Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

            1. Each of the Credit Documents constitutes the legal, valid and binding obligation of each Domestic Credit Party party thereto, enforceable against such Domestic Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

            2. The Pledge Agreement is effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties (as defined in the Pledge Agreement), a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "UCC") in all of the right, title and interest of the Securing Parties (as defined in the Pledge Agreement) in, to and under the Pledged Equity (as defined the Pledge Agreement) as collateral security for the payment when due of the Secured Obligations (as defined in the Pledge Agreement), except that (a) such security interest will continue in Collateral (as defined in the Pledge Agreement) after its sale, exchange or other disposition and in any proceeds (as defined in Section 9-102(a)(64) of the UCC) thereof only to the extent provided in
      Section 9-315 of the UCC and (b) such security interest in any portion of such Collateral in which a Credit Party acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Credit Party may be limited by Section 552 of the Bankruptcy Code.

            3. The Holdings Guaranty and Pledge Agreement is effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties (as defined in the Holdings Guaranty and Pledge Agreement), a valid



                           Opinion of Special Counsel
      security interest under the UCC in all of the right, title and interest of Holdings in, to and under the Pledged Stock (as defined the Holdings Guaranty and Pledge Agreement) as collateral security for the payment when due of the Secured Obligations (as defined in the Holdings Guaranty and Pledge Agreement), except that (a) such security interest will continue in Collateral (as defined in the Holdings Guaranty and Pledge Agreement) after its sale, exchange or other disposition and in any proceeds (as defined in Section 9-102(a)(64) of the UCC) thereof only to the extent provided in Section 9-315 of the UCC and (b) such security interest in any portion of such Collateral in which Holdings acquires rights after the commencement of a case under the Bankruptcy Code in respect of Holdings may be limited by Section 552 of the Bankruptcy Code.

            4. With respect to any portion of the Collateral consisting of Pledged Equity or Pledged Stock represented by certificates, if the security interest therein is perfected by the Administrative Agent in the manner specified in paragraphs 2 and 3 above for value without notice (within the meaning of Section 8-105 of the UCC) of any adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) to the Pledged Equity or Pledged Stock so represented by certificates, then the Administrative Agent will acquire such security interest free of any adverse claim (as so defined).

            The foregoing opinions are subject to the following comments and qualifications:

            (A) The enforceability of Section 10.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

            (B) Clause (iii) of the second sentence of Section 3.02 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may not be enforceable to the extent that the Guaranteed Obligations (as defined in the Credit Agreement) are materially modified.

            (C) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

            (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
      York) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit, (ii) the last sentence of Section 2.16(d) of the Credit Agreement, (iii) the first sentence of Section 10.09(b) of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents and (iv) Section 3.06 or 3.09




                           Opinion of Special Counsel
      of the Credit Agreement (and any similar provisions in any of the other Credit Documents).

            (E) We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor (or the enforceability of such obligations) of
      Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations or of the provisions of the law of the jurisdiction of incorporation of any Subsidiary Guarantor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

            (F) We wish to point out that the obligations of the Securing Parties (as defined in the Pledge Agreement) under the Pledge Agreement, and the obligations of Holdings under the Holdings Guaranty and Pledge Agreement, and the rights and remedies of the Administrative Agent under Sections 5.05 through 5.10 (inclusive) of the Pledge Agreement, and under Sections 6.05 through 6.09 (inclusive) of the Holdings Guaranty and Pledge Agreement, may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in such Security Agreement, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and such Secured Parties inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and such Secured Parties by such Security Agreement.

            (G) With respect to our opinions in paragraphs 2, 3 and 4 above, we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any Collateral (as defined in either Security Agreement) consisting of uncertificated securities (as defined in Section 8-102(a)(18) of the Uniform Commercial Code).

            (H) We express no opinion as to the existence of, or the right, title or interest of any Securing Party (as defined in the Pledge Agreement) in, to or under, any of the Pledged Equity (as defined in the Pledge Agreement), or of Holdings in, to or under any of the Pledged Stock (as defined in the Holdings Guaranty and Pledge Agreement).

            (I) Except as provided in paragraphs 2, 3 and 4 above, we express no opinion as to the creation, perfection or priority of any security interest in any Collateral (as defined in either Security Agreement).

            (J) We wish to point out that the acquisition by a Credit Party after the initial Loan under the Credit Agreement of an interest in property that becomes subject to the Lien of the Collateral Documents may constitute a voidable preference under Section 547 of the Bankruptcy Code.

      The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any


                           Opinion of Special Counsel
opinion as to the laws of any other jurisdiction. At the request of our clients, this opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your extensions of credit under the Credit Agreement) without our prior written consent.

                                            Very truly yours,



RJW/WFC









                           Opinion of Special Counsel

                                                                     EXHIBIT D-1

                           [Form of Pledge Agreement]

                                PLEDGE AGREEMENT

            PLEDGE AGREEMENT dated as of September [__], 2005 between LAMAR MEDIA CORP., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); the "SUBSIDIARY BORROWER" that may be designated as such hereunder pursuant to Section 5.02(b) of the below-referenced Credit Agreement (effective upon such designation, the "Subsidiary Borrower" and, together with the Company, the "Borrowers"); each of the subsidiaries of the Company listed on the signature pages hereto under the caption "INITIAL SUBSIDIARY GUARANTORS" (the "Initial Subsidiary Guarantors"); each of the additional entities, if any, that becomes a "Subsidiary Guarantor" hereunder as contemplated by Section 6.10 (each an "Additional Subsidiary Guarantor" and together with the Initial Subsidiary Guarantors, the "Subsidiary Guarantors"; the Subsidiary Guarantors together with the Borrowers, being herein called the "Securing Parties"); and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

            The Securing Parties (including the "Subsidiary Borrower", if designated as a Borrower thereunder) are parties to a Credit Agreement dated as of September [__], 2005 (as modified and supplemented and in effect from time to time, the "Credit Agreement") providing, subject to the terms and conditions thereof, for extensions of credit (including by means of the making of loans and the issuance of letters of credit) to be made by the Lenders named therein (collectively, together with any entity that becomes a "Lender" party to the Credit Agreement after the date hereof as provided therein, the "Lenders" and, together with Administrative Agent and any successors or assigns of any of the foregoing and, in respect of Swap Agreements, any affiliate of any Lender, the "Secured Parties") to the Company in an aggregate principal or face amount not exceeding $800,000,000 (which, in the circumstances contemplated by Section 2.01(c) thereof, may be increased to $1,300,000,000 and made available to the Company and the Subsidiary Borrower). In addition, the Borrowers may from time to time be obligated to one or more of the Lenders (or their affiliates) under the Credit Agreement in respect of one or more Swap Agreements under and as defined in the Credit Agreement (collectively, the "Swap Agreements").

            To induce the Secured Parties to enter into the Credit Agreement, and to extend credit thereunder and to extend credit to the Borrowers under Swap Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securing Parties have agreed to pledge and grant a security interest in the Collateral (as so defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

                                Pledge Agreement

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Defined Terms. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

            "Collateral" has the meaning assigned to such term in Article III.

            "Collateral Account" has the meaning assigned to such term in
Section 4.01.

            "Equity Collateral" has the meaning assigned to such term in clause
(c) of Article III.

            "Issuers" means, collectively, (a) the respective corporations, partnerships or other entities identified next to the names of the Securing Parties on Annex 1 (Part 2) under the caption "Issuer" and (b) any other entity that shall at any time be a subsidiary of any of the Securing Parties.

            "Pledged Equity" has the meaning assigned to such term in paragraph
(a) of Article III.

            "Secured Obligations" means, collectively, (a) in the case of the Company, the principal of and interest on the Loans made by the Lenders to the Borrowers (including without limitation, the Incremental Loans), all LC Disbursements and all other amounts from time to time owing to the Secured Parties by the Company under the Credit Agreement (including, without limitation, in respect of its Guarantee under Article III of the Credit Agreement) or any Swap Agreement, (b) in the case of the Subsidiary Borrower, the principal of and interest on the Loans made by the Lenders to the Subsidiary Borrower and all other amounts from time to time owing to the Secured Parties by the Subsidiary Borrower under the Credit Agreement or any Swap Agreement, (c) in the case of each Subsidiary Guarantor, all obligations of such Subsidiary Guarantor under the Credit Agreement (including, without limitation, in respect of its Guarantee under Article III of the Credit Agreement) and (d) in the case of each Securing Party, all other obligations of such Securing Party to the Secured Parties and the Administrative Agent hereunder. For purposes hereof, it is understood any Secured Obligations to a Person arising under an agreement entered into at the time such Person (or an affiliate thereof) is a "Lender" party to the Credit Agreement shall nevertheless continue to constitute Secured Obligations for purposes hereof, notwithstanding that such Person (or its affiliate) may have assigned all of its Loans and other interests in the Credit Agreement and, therefor, at the time a claim is to be made in respect of such Secured Obligations, such Person (or its affiliate) is no longer a "Lender" party to the Credit Agreement.

            "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.


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                                      -3-


            SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            Each Securing Party represents and warrants to each Secured Party that:

            (a) Title and Priority. Such Securing Party is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Article III and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 7.02 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Secured Parties created or provided for herein, which pledge and security interest will, upon perfection under the applicable provisions of the Uniform Commercial Code (but subject in any event to such Liens permitted under said Section 7.02) constitute a valid, first priority perfected pledge and security interest in and to all of such Collateral, to the extent such pledge and security interest can be perfected under the Uniform Commercial Code.

            (b)   Names, Etc.

            (i) The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Securing Party as of the date hereof are correctly set forth in Annex 2.

            (ii) Annex 2 correctly specifies the place of business of each Securing Party or, if such Securing Party has more than one place of business, the location of the chief executive office of such Securing Party.


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            (c) Changes in Circumstances. Such Securing Party has not (i) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), (ii) except as specified in Annex 2, heretofore changed its name, or (iii) except as specified in Annex 3, heretofore become a "new debtor" (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person.

            (d) Pledged Equity. The Pledged Equity identified under the name of such Securing Party in Annex 1 (Part 2) is, and all other Pledged Equity in which such Securing Party shall hereafter grant a security interest pursuant to
Article III will be, duly authorized, validly existing, fully paid and non-assessable (in the case of any equity interest in a corporation) and duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Equity is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational document of the respective Issuer of such Pledged Equity, upon the transfer of such Pledged Equity (except for any such restriction contained herein or identified in Annex 1 (Part 1)).

            The Pledged Equity identified under the name of such Securing Party in Annex 1 (Part 2) constitutes all of the issued and outstanding shares of capital stock, partnership or other ownership interest of any class or character of the Issuers (and, in the case of Foreign Subsidiaries, 65% of the voting common stock thereof and 100% of any other capital stock thereof) beneficially owned by such Securing Party on the date hereof (whether or not registered in the name of such Securing Party) and Annex 1 (Part 2) correctly identifies, as at the date hereof, the respective Issuers of such Pledged Equity and (in the case of any corporate Issuer) the respective class and par value of the shares comprising such Pledged Equity and the respective number of shares (and registered owners thereof) represented by each such certificate.

                                   ARTICLE III

                                   COLLATERAL

            As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, whether now existing or hereafter from time to time arising, each Securing Party hereby pledges and grants to the Administrative Agent, for the benefit of the Secured Parties as hereinafter provided, a security interest in all of such Securing Party's right, title and interest, to and under the following property, assets and revenues, whether now owned by such Securing Party or hereafter acquired and whether now existing or hereafter coming into existence (all of the property, assets and revenues described in this Article III being collectively referred to herein as the "Collateral"):

            (a) the shares of common and preferred stock of, or partnership and other ownership interest in, the Issuers identified in Annex 1 (Part 2) next to the name of such Securing Party (as the same shall be supplemented from time to time under a Joinder Agreement executed pursuant to Section 6.10) and all other shares of capital stock, or partnership or other ownership interest, of whatever class or character of the Issuers, now


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                                      -5-


      or hereafter owned by such Securing Party, in each case together with the certificates evidencing the same (collectively, the "Pledged Equity");

            (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity; and

            (c) without affecting the obligations of such Securing Party under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving entity, all ownership interests of any class or character of the successor entity (unless such successor entity is such Securing Party itself) formed by or resulting from such consolidation or merger (the Pledged Equity, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Equity Collateral");

            (d) the balance from time to time in the Collateral Account; and

            (e) all proceeds of and to any of the property of such Securing Party described in the preceding clauses of this Article III (including, without limitation, all causes of action, claims and warranties now or hereafter held by any Securing Party in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers, provided that (i) in the case of any of the foregoing that consists of general or limited partnership interests in a general or limited partnership, the security interest hereunder shall be deemed to be created only to the maximum extent permitted under the applicable organizational instrument pursuant to which such partnership is formed, and (ii) in the case of any of the foregoing that consists of capital stock in any Non-Guarantor Restricted Foreign Subsidiary, the security interest hereunder shall be limited to 65% of the voting common stock of such Subsidiary and 100% of any other capital stock of such Subsidiary).


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                                   ARTICLE IV

                               COLLATERAL ACCOUNT

            SECTION 4.01. Establishment of Collateral Account. Each of the Securing Parties hereby establishes with the Administrative Agent a cash collateral account (the "Collateral Account"), which

            (i) to the extent of all Investment Property or Financial Assets (other than cash) shall be a "securities account" (as defined in Section 8-501 of the UCC) in respect of which the Administrative Agent shall be the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC) and

            (ii)  to the extent of any cash, shall be a Deposit Account,

and which shall be in the name and under the control of the Administrative Agent and into which there shall be deposited from time to time such amounts as are required to be paid to the Administrative Agent under Section 2.04(i) of the Credit Agreement. As collateral security for the prompt payment in full when due of such Securing Parties' obligations in the first instance in respect of LC Exposure and, after the payment in full of all LC Exposure and the termination or expiration of all Letters of Credit, for all other Secured Obligations of such Securing Party, each of the Securing Parties hereby pledges and grants to the Administrative Agent, for the benefit of the Secured Parties as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balance from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balance from time to time in the Collateral Account shall not constitute payment of any Secured Obligations until applied by the Administrative Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Article IV.

            SECTION 4.02. Investments. Amounts on deposit in the Collateral Account shall be invested and reinvested by the Administrative Agent in such Permitted Investments as the Securing Parties shall determine in their sole discretion, provided that (i) failing receipt by the Administrative Agent of instructions from the Securing Parties, the Administrative Agent may invest and reinvest such amounts in such Permitted Investments as the Administrative Agent shall determine in its sole discretion and (ii) the approval of the Administrative Agent shall be required for the investments and reinvestments to be made during any period while a Default has occurred and is continuing. All such investments and reinvestments shall be held in the name and be under the control of the Administrative Agent.

            SECTION 4.03. Application. If an Event of Default shall have occurred and be continuing, the Administrative Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of any of the Secured Obligations due and payable. If (i) no Event of Default has occurred and is


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                                      -7-


continuing and (ii) all of the Secured Obligations have been paid in full, the Administrative Agent shall, from time to time, at the request of the Securing Parties, deliver to the Securing Parties, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the then-outstanding LC Exposure, provided that, in any event, when all of the Secured Obligations shall have been paid in full and all Letters of Credit have expired or been terminated, the Administrative Agent shall promptly deliver to the Securing Parties, against receipt but without any recourse, warranty or representation whatsoever, the balance remaining in the Collateral Account.

            SECTION 4.04. Fees. Each of the Securing Parties shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent's administration of the Collateral Account and investments and reinvestments of funds therein.

                                    ARTICLE V

                          FURTHER ASSURANCES; REMEDIES

            In furtherance of the grant of the pledge and security interest pursuant to Article III, each Securing Party hereby agrees with each Secured Party as follows:

            SECTION 5.01. Delivery and Other Perfection. Such Securing Party shall:

            (a) if any of the shares, securities, moneys or property required to be pledged by such Securing Party under clauses (a), (b) or (c) of Article III are received by such Securing Party, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by such Securing Party (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent reasonably shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

            (b) give, execute, deliver, file, record, authorize or obtain any financing statement, notice, instrument, document, agreement or consent or other papers that may be necessary or desirable (in the reasonable judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including causing any or all of the Equity Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Equity Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to such Securing Party copies of any notices and communications received by it with respect to the Equity Collateral);


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                                      -8-


            (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

            (d) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Securing Party's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Securing Party with respect to the Collateral, all in such manner as the Administrative Agent may reasonably require.

            SECTION 5.02. Other Financing Statements and Liens. Except as otherwise permitted under Section 7.02 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Required Lenders), no Securing Party shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Secured Parties or (b) cause or permit any Person other than the Administrative Agent to have "control" (as defined in Section 9-106 of the UCC) of the Collateral Account.

            SECTION 5.03. Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

            SECTION 5.04.  Special Provisions Relating to Equity Collateral.

            (a) Voting Powers. So long as no Event of Default shall have occurred and be continuing, each Securing Party shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Equity Collateral for all purposes not inconsistent with the terms of this Agreement, the other Loan Documents or any other instrument or agreement referred to herein or therein, provided that such Securing Party agrees that it will not vote the Equity Collateral in any manner that is inconsistent with the terms of this Agreement, the other Loan Documents or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to such Securing Party or cause to be executed and delivered to such Securing Party all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as such Securing Party may reasonably request for the purpose of enabling such Securing Party to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.04(a).

            (b) Retention of Dividends and Distributions. Unless and until an Event of Default has occurred and is continuing, such Securing Party shall, subject to Article V, be entitled to receive and retain any dividends, distributions or proceeds in respect of the Equity Collateral.


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                                      -9-


            (c) Payment Over of Dividends and Distributions. If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Equity Collateral shall, if requested by the Administrative Agent in writing, be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Equity Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, each Securing Party agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of any Securing Party (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to such Securing Party.

            SECTION 5.05. Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

            (a) each Securing Party shall, at the request of the Administrative Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Administrative Agent and such Securing Party, designated in its request;

            (b) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

            (c) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Securing Party agrees to take all such action as may be appropriate to give effect to such right);

            (d) the Administrative Agent in its discretion may, in its name or in the name of the Securing Parties or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

            (e) the Administrative Agent may, upon ten business days' prior written notice to the Securing Parties of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or


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                                      -10-


      control of the Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Securing Parties, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.05 shall be applied in accordance with Section 5.09.

            The Securing Parties recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Securing Parties acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

            SECTION 5.06. Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Securing Parties shall remain liable for any deficiency.

            SECTION 5.07. Removals, Etc. Without at least 30 days' prior written notice to the Administrative Agent, no Securing Party shall change its location (as defined in Section 9-307 of the UCC) or change its name from the name shown as its current legal name on Annex 2.

            SECTION 5.08. Private Sale. No Secured Party shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. So long as such sale is conducted in a commercially reasonable manner, each Securing Party hereby waives any claims against the


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Secured Parties arising by reason of the fact that the price at which the
Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

            SECTION 5.09. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Article IV or this Article V, shall be applied by the Administrative Agent:

            First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

            Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Secured Parties holding the same may otherwise agree, provided that such proceeds (to the extent representing the balance in the Collateral Account) shall be applied first to the payment of LC Disbursements and second, after the payment in full of all LC Exposure, and the termination or expiration of all Letters of Credit, to the other Secured Obligations; and

            Finally, to the payment to the respective Securing Party, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

            As used in this Article V, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Securing Parties or any issuer of or obligor on any of the Collateral.

            SECTION 5.10. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Securing Parties for the purpose of carrying out the provisions of this Article and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Article to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Securing Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.


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            SECTION 5.11. Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Securing Party shall (i) file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted by
Article III and (ii) deliver to the Administrative Agent all certificates identified in Annex 1 (Part 2) hereto, accompanied by undated stock powers duly executed in blank.

            SECTION 5.12. Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Securing Party. The Administrative Agent shall also execute and deliver to each Securing Party upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by such Securing Party to effect the termination and release of the Liens on the Collateral.

            SECTION 5.13. Further Assurances. Each Securing Party agrees that, from time to time upon the written request of the Administrative Agent, such Securing Party will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

            SECTION 6.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Company, to it at 5551 Corporate Boulevard, Baton Rouge, Louisiana, 70896, Attention of Keith Istre (Telecopy No. (225) 923-0658);

            (b) if to any Securing Party other than the Company, to such Securing Party care of the Company at the address for notices indicated in clause (a) above; and

            (c) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin Street, 10th Floor, Houston, Texas 77002-6925, Attention of Gloria Javier (Telecopy No. (713) 750-2878), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, 15th Floor, New York, New York 10017, Attention of Linda Wisnieski (Telecopy No (212) 270-4164).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other


                                Pledge Agreement
communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 6.02.  Waivers; Amendments.

            (a) No Deemed Waivers. No failure or delay by any Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Securing Parties therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

            (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Securing Parties party thereto, and by the Administrative Agent with the consent of the appropriate Secured Parties as more particularly provided in Section 10.02(c) of the Credit Agreement.

            SECTION 6.03.  Expenses.

            (a) Reimbursement of Expenses. The Securing Parties jointly and severally agree to reimburse each of the Secured Parties for all reasonable costs and expenses of the Secured Parties (including, without limitation, the reasonable fees and expenses of legal counsel to the Administrative Agent and the Lenders; provided, that the Lenders and the Issuing Lenders (but not the Administrative Agent) shall be limited to one counsel together for the Lenders and the Issuing Lenders as a group so long as any Lender or any Issuing Lender, as the case may be, has not, in good faith (and based on advice of counsel for such Lender or such Issuing Lender, as the case may be), reasonably determined that its interests conflict sufficiently with those of the other Lenders to warrant the employment of separate counsel for such Lender or such Issuing Lender, as the case may be, in which case such Lender or such Issuing Lender shall be paid, or reimbursed for payment of, the fees, charges and disbursements of such separate counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Securing Parties in respect of the Collateral that the Securing Parties have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such


                                Pledge Agreement
costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Article III hereof.

            (b)   Payment Upon Demand.  All amounts due under this Section
6.03 shall be payable promptly after written demand therefor.

            SECTION 6.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Securing Parties, the Secured Parties and each holder of the Secured Obligations, except that no Securing Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted assignment or transfer by any Securing Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Securing Parties and the respective successors and assigns of the Securing Parties, the Secured Parties and each holder of the Secured Obligations) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            SECTION 6.05. Counterparts. This Agreement may be executed in counterparts (and by the parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

            SECTION 6.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 6.07. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            SECTION 6.08. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 6.09. Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

            SECTION 6.10. Additional Subsidiary Guarantors. As contemplated by
Section 6.10(a) of the Credit Agreement, in the event that any Securing Party shall form or acquire any new Subsidiary after the date hereof, such Securing Party will cause such new Subsidiary to execute and deliver to the Administrative Agent a Joinder Agreement in the form of Exhibit E to the Credit Agreement (and, thereby, to become a party to the Credit Agreement as a "Subsidiary Guarantor" thereunder, and under this Agreement, and to pledge and grant a security interest in any of its property of the type included in "Collateral" under this Agreement to the Administrative Agent for the benefit of the Secured Parties). Accordingly, upon the


                                Pledge Agreement
execution and delivery of any such Joinder Agreement by any such new Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Securing Party" under and for all purposes of this Agreement, and Annex 1 hereto shall be deemed to be supplemented in the manner specified in said Joinder Agreement.

            SECTION 6.11. Certain Provisions Applicable to Subsidiary Borrower. Anything herein to the contrary notwithstanding, it is the intention of this Agreement that the Liens upon property of the Subsidiary Borrower hereunder shall secure only the Secured Obligations of the Subsidiary Borrower, and no other Secured Obligations. In addition, in the event that the Subsidiary Borrower shall become a party hereto and shall at such time or at any time thereafter have any Subsidiary, the Subsidiary Borrower shall, and shall cause each such Subsidiary to, take such actions and execute and deliver such instruments, as shall be requested by the Administrative Agent in order that each such Subsidiary shall guarantee the obligations of the Subsidiary Borrower under the Credit Agreement and grant, pursuant to this Pledge Agreement or a separate instrument governed by the law of Puerto Rico in form and substance satisfactory to the Administrative Agent, a Lien in favor of the Administrative Agent for the benefit of the Lenders as collateral security for the obligations of such Subsidiary under and in respect of such Guarantee.


                                Pledge Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              LAMAR MEDIA CORP.


                              By:
                                 -----------------------------------------------
                                 Title:

                              INITIAL SUBSIDIARY GUARANTORS

                              INTERSTATE LOGOS, L.L.C.
                              THE LAMAR COMPANY, L.L.C.
                              LAMAR CENTRAL OUTDOOR, LLC

                              By:  Lamar Media Corp.,
                              Their Managing Member

                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                              LAMAR ADVERTISING SOUTHWEST, INC.
                              LAMAR OKLAHOMA HOLDING COMPANY,  INC.
                              LAMAR DOA TENNESSEE HOLDINGS, INC.
                              LAMAR OBIE CORPORATION

                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Pledge Agreement

INTERSTATE LOGOS, L.L.C. ENTITIES:
                              MISSOURI LOGOS, LLC
                              KENTUCKY LOGOS, LLC
                              OKLAHOMA LOGOS, L.L.C.
                              MISSISSIPPI LOGOS, L.LC.
                              DELAWARE LOGOS, L.L.C.
                              NEW JERSEY LOGOS, L.L.C.
                              GEORGIA LOGOS, L.L.C.
                              VIRGINIA LOGOS, LLC
                              MAINE LOGOS, L.L.C.
                              WASHINGTON LOGOS, L.L.C.

                              By:  Interstate Logos, L.L.C.
                              Their Managing Member
                              By: Lamar Media Corp.
                              Its: Managing Member

                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Pledge Agreement

INTERSTATE LOGOS, L.L.C. ENTITIES CONTINUED:

                              NEBRASKA LOGOS, INC.
                              OHIO LOGOS, INC.
                              UTAH LOGOS, INC.
                              SOUTH CAROLINA LOGOS, INC.
                              MINNESOTA LOGOS, INC.
                              MICHIGAN LOGOS, INC.
                              FLORIDA LOGOS, INC.
                              NEVADA LOGOS, INC.
                              TENNESSEE LOGOS, INC.
                              KANSAS LOGOS, INC.
                              COLORADO LOGOS, INC.
                              NEW MEXICO LOGOS, INC.


                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer

                              TEXAS LOGOS, L.P.

                              By:  Oklahoma Logos, L.L.C.
                              Its: General Partner
                              By:  Interstate Logos, L.L.C.
                              Its: Managing Member
                              By:  Lamar Media Corp.
                              Its: Managing Member


                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Pledge Agreement

THE LAMAR COMPANY, L.L.C. ENTITIES:

                              LAMAR ADVERTISING OF COLORADO SPRINGS, INC.
                              LAMAR TEXAS GENERAL PARTNER, INC.
                              TLC PROPERTIES, INC.
                              TLC PROPERTIES II, INC.
                              LAMAR PENSACOLA TRANSIT, INC.
                              LAMAR ADVERTISING OF YOUNGSTOWN, INC.
                              LAMAR ADVERTISING OF MICHIGAN, INC.
                              LAMAR ELECTRICAL, INC.
                              AMERICAN SIGNS, INC.
                              LAMAR OCI NORTH CORPORATION
                              LAMAR OCI SOUTH CORPORATION
                              LAMAR ADVERTISING OF KENTUCKY, INC.
                              LAMAR FLORIDA, INC.
                              LAMAR ADVAN, INC.
                              LAMAR ADVERTISING OF SOUTH DAKOTA, INC.
                              LAMAR OHIO OUTDOOR HOLDING CORP.
                              TRANS WEST OUTDOOR ADVERTISING, INC.
                              OUTDOOR MARKETING SYSTEMS, INC.


                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Pledge Agreement

THE LAMAR COMPANY, L.L.C. ENTITIES CONTINUED:

                              LAMAR ADVERTISING OF PENN, LLC
                              LAMAR ADVERTISING OF LOUISIANA, L.L.C.
                              LAMAR TENNESSEE, L.L.C.
                              LC BILLBOARD, L.L.C.
                              LAMAR AIR, L.L.C.
                              ADVANTAGE ADVERTISING, LLC

                              By:  The Lamar Company, L.L.C.
                              Their Managing Member
                              By: Lamar Media Corp.
                              Its: Managing Member

                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer

                              LAMAR TEXAS LIMITED PARTNERSHIP

                              By:  Lamar Texas General Partner, Inc.
                              Its: General Partner

                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Pledge Agreement

THE LAMAR COMPANY, L.L.C. ENTITIES CONTINUED:

                              TLC PROPERTIES, L.L.C.
                              TLC FARMS, L.L.C.

                              By:  TLC Properties, Inc.
                              Their Managing Member

                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer

                              LAMAR T.T.R., L.L.C.

                              By:  Lamar Advertising of Youngstown, Inc.
                              Its: Managing Member

                              By:
                                 -----------------------------------------------
                                   Keith A. Istre
                                   Executive Vice-President/
                                   Chief Financial Officer

                              OUTDOOR MARKETING SYSTEMS, L.L.C.

                              By:  Outdoor Marketing Systems, Inc.
                              Its: Managing Member

                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Pledge Agreement

LAMAR CENTRAL OUTDOOR, LLC ENTITIES:

                              LAMAR ADVANTAGE HOLDING COMPANY
                              PREMERE OUTDOOR, INC.
                              HAM DEVELOPMENT CORPORATION
                              10 OUTDOOR ADVERTISING, INC.
                              LAMAR CALIFORNIA ACQUISITION
                              CORPORATION

                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                              OUTDOOR PROMOTIONS WEST, LLC
                              TRANSIT AMERICA LAS VEGAS, L.L.C.
                              LAMAR TRANSIT ADVERTISING OF NEW
                              ORLEANS, LLC
                              TRIUMPH OUTDOOR RHODE ISLAND, LLC

                              By:  Triumph Outdoor Holdings, LLC
                              Their Managing Member
                              By:  Lamar Central Outdoor, LLC
                              Its: Managing Member
                              By:  Lamar Media Corp.
                              Its: Managing Member


                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Pledge Agreement

LAMAR CENTRAL OUTDOOR, LLC ENTITIES CONTINUED:

                              TRIUMPH OUTDOOR HOLDINGS, LLC
                              LAMAR ADVANTAGE GP COMPANY, LLC
                              LAMAR ADVANTAGE LP COMPANY, LLC
                              STOKELY AD AGENCY, L.L.C.

                              By:  Lamar Central Outdoor, LLC
                              Their Managing Member
                              By:  Lamar Media Corp.
                              Its: Managing Member

                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer

                              LAMAR ADVANTAGE OUTDOOR
                              COMPANY, L.P.

                              By:  Lamar Advantage GP Company, LLC
                              Its: General Partner
                              By:  Lamar Central Outdoor, LLC
                              Its: Managing Member
                              By:  Lamar Media Corp.
                              Its: Managing Member


                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Pledge Agreement

LAMAR OKLAHOMA HOLDING COMPANY, INC. ENTITIES:

                              LAMAR BENCHES, INC.
                              LAMAR I-40 WEST, INC.
                              LAMAR ADVERTISING OF OKLAHOMA, INC.


                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


LAMAR DOA TENNESSEE HOLDINGS, INC. ENTITIES:

                              LAMAR DOA TENNESSEE, INC.


                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Pledge Agreement

LAMAR OBIE CORPORATION ENTITIES:

                              SELECT MEDIA, INC.
                              O.B. WALLS, INC.


                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                              OBIE BILLBOARD, LLC

                              By:  Lamar Obie Corporation
                              Its: Managing Member

                              By:
                                 -----------------------------------------------
                                     Keith A. Istre
                              Title: Executive Vice-President/
                                     Chief Financial Officer


                                Pledge Agreement

                              ADMINISTRATIVE AGENT

                              JPMORGAN CHASE BANK, N.A.,
                              as Administrative Agent

                              By:
                                 -----------------------------------------------
                                 Title:


                                Pledge Agreement

                                                                         ANNEX 1


                                ANNEX 1 - PART 1


                              Certain Restrictions

           WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, AS TRUSTEE
                         DATED AS OF SEPTEMBER 23, 2002
                    7.25% SENIOR SUBORDINATED NOTES DUE 2013

              THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE
                           DATED AS OF AUGUST 16, 2005
                              6 5/8% NOTES DUE 2015

         DOCUMENTS SECURING LOANS FROM THE SMALL BUSINESS ADMINISTRATION


                           Annex 1 to Pledge Agreement

                                ANNEX 1 - Part 2

                                 Pledged Equity

 DEBTOR/PLEDGOR           ISSUER         CLASS AND PAR   NUMBER OF  CERTIFICATE    % OF
    OWNERSHIP                                VALUE        SHARES       NUMBER    OWNERSHIP
------------------------------------------------------------------------------------------
Lamar              Lamar Media Corp.     Common/$0.01          100            2        100
Advertising                              Par Value
Company

Lamar Media Corp.  Interstate Logos,     Membership          1,000            1        100
                   L.L.C.                Interest

                   The Lamar Company,    Membership          1,000            1        100
                   L.L.C.                Interest

                   Lamar Oklahoma        Class A               100            3        100
                   Holding Company,      Common/
                   Inc.                  $0.001
                                         Par Value

                   Lamar Canadian        Common Stock    1,300,000            3         65
                   Outdoor Company

                   Lamar Central         Membership           1000            1        100
                   Outdoor, LLC          Interest

                   Lamar Advertising     Class A               100          A-1        100
                   Southwest, Inc.       Common/$0.001
                                         Par Value

                   Lamar DOA             Common/$0.001         100          C-3        100
                   Tennessee Holdings,   Par Value
                   Inc.

                   Lamar Obie            Common Stock,        1000            2        100
                   Corporation           $.01 par value

Interstate Logos,  Utah Logos, Inc.      Common/               100            3        100
L.L.C.                                   No Par Value


                   Virginia Logos, LLC   Common/              1000            2        100
                                         No Par Value


                   Colorado Logos, Inc.  Common/               100            2        100
                                         No Par Value


                           Annex 1 to Pledge Agreement

 DEBTOR/PLEDGOR           ISSUER         CLASS AND PAR   NUMBER OF  CERTIFICATE    % OF
    OWNERSHIP                                VALUE        SHARES       NUMBER    OWNERSHIP
------------------------------------------------------------------------------------------
                   New Mexico Logos,     Common/               100            2        100
                   Inc.                  No Par Value


                   Canadian TODS         Common/                65            4         65
                   Limited               No Par Value


                   Delaware Logos,       Membership          1,000            2        100
                   L.L.C.                Interest

                   Florida Logos, Inc.   Common/               100            4         20
                                         No Par Value


                   Georgia Logos,        Membership          1,000            2        100
                   L.L.C.                Interest

                   Kansas Logos, Inc.    Common/               100            2        100
                                         No Par Value


                   Kentucky Logos,       Membership           1000            2        100
                   LLC                   Interest

                   Lamar Air, L.L.C.     Membership             10            5         10
                                         Interest

                   Michigan Logos, Inc.  Common/               100            3        100
                                         No Par Value

                   Minnesota Logos,      Common/               100            2        100
                   Inc.                  No Par Value


                   Mississippi Logos,    Membership          1,000            2        100
                   L.L.C.                Interest


                   Missouri Logos, LLC   Membership           1000            2        100
                                         Interest

                   Nebraska Logos, Inc.  Common/               100            3        100
                                         $1.00
                                         Par Value

                   Nevada Logos, Inc.    Common/               100            2        100
                                         No Par Value

                   New Jersey Logos,     Membership          1,000            2        100
                   L.L.C.                Interest


                           Annex 1 to Pledge Agreement

 DEBTOR/PLEDGOR           ISSUER         CLASS AND PAR   NUMBER OF  CERTIFICATE    % OF
    OWNERSHIP                                VALUE        SHARES       NUMBER    OWNERSHIP
------------------------------------------------------------------------------------------
                   Ohio Logos, Inc.      Common/               100            3        100
                                         No Par Value

                   Oklahoma Logos,       Membership           1000            2        100
                   L.L.C.                Interest

Oklahoma           Texas Logos, L.P.     Partnership           N/A         1 GP          1%
Logos, L.L.C.                            Interest


                   South Carolina        Common/               100            2        100
                   Logos, Inc.           No Par Value


                   Tennessee Logos,      Common/               100            2        100
                   Inc.                  No Par Value

                   Texas Logos, L.P.     N/A                   N/A         2 LP         99%


                   Maine Logos, L.L.C.   Membership            N/A            2        100
                                         Interest

                   Washington Logos,     Membership            N/A            1        100
                   L.L.C.                Interest

The Lamar          Lamar Air, L.L.C.     Membership             90            4         90
Company,                                 Interest
L.L.C.
                   TLC Properties II,    Common/               100            2        100
                   Inc.                  $0.01
                                         Par Value

                   Lamar Pensacola       Common/               100            2        100
                   Transit, Inc.         No Par Value


                   Lamar Tennessee,      Membership          1,000            3        100
                   L.L.C.                Interest


                   Lamar Texas General   Common/             1,000            2        100
                   Partner,              No Par Value
                   Inc.

Lamar Texas        Lamar Texas Limited   Partnership           N/A            1          1%
General Partner,   Partnership           Interest
Inc.

                   TLC Properties, Inc.  Common/               385            8        100
                                         No Par Value


                           Annex 1 to Pledge Agreement

 DEBTOR/PLEDGOR           ISSUER         CLASS AND PAR   NUMBER OF  CERTIFICATE    % OF
    OWNERSHIP                                VALUE        SHARES       NUMBER    OWNERSHIP
------------------------------------------------------------------------------------------
TLC Properties,    TLC Properties,       Membership          1,000            1        100
Inc.               L.L.C.                Interest

TLC Properties,    TLC Farms, L.L.C.     Membership          1,000            1        100
Inc.                                     Interest


                   American Signs, Inc.  Class A             1,000            3        100
                                         Common/
                                         $1.00
                                         Par Value

                   Lamar Advertising of  Common/ No          1,600           12        100
                   Colorado Springs,     Par Value
                   Inc.

                   Lamar OCI North       Class A               100         A023        100
                   Corporation           Common/
                                         $0.10
                                         Par Value

                   Lamar OCI South       Common/             3,600           59        100
                   Corporation           $100.00
                                         Par Value

                   Lamar Advertising     Common/             1,000            4        100
                   of Kentucky, Inc.     No Par Value

                   Lamar Electrical,     Class A             1,000            2        100
                   Inc.                  Common;
                                         $0.01
                                         Par Value

                   Lamar Advertising     Class A             1,000            3        100
                   of Michigan, Inc.     Common/
                                         No Par Value

                   Lamar Advertising     Class A             1,000            2        100
                   of South Dakota,      Common/
                   Inc.                  $0.01
                                         Par Value

                   Lamar Advertising     Membership          1,000            2        100
                   of Louisiana, L.L.C.  Interest

                   Lamar Advertising     Membership          1,000            1        100
                   of Penn, LLC          Interest

Lamar              Lamar Advan, Inc.     Common, No          1,000            4        100
Advertising of                           Par Value
Penn, LLC


                           Annex 1 to Pledge Agreement

 DEBTOR/PLEDGOR           ISSUER         CLASS AND PAR   NUMBER OF  CERTIFICATE    % OF
    OWNERSHIP                                VALUE        SHARES       NUMBER    OWNERSHIP
------------------------------------------------------------------------------------------
Lamar              Florida Logos, Inc.   Common, No            400            3         80
Advertising of                           Par Value
Penn, LLC

Lamar              Lamar Texas Limited   Partnership            99            4         99
Advertising of     Partnership           interest
Penn, LLC


                   Lamar Florida, Inc.   Common, No          1,000            3        100
                                         Par Value

                   LC Billboard, L.L.C.  Membership          1,000            1        100
                                         Interest

                   Lamar Ohio Outdoor    Common/ Par
                   Holding Corp.         Value $0.01         1,000           35        100

                   Trans West Outdoor    Common/ Par
                   Advertising, Inc.     Value of $0.001       100            5        100

                   ADvantage             Membership          1,000            1        100
                   Advertising, LLC      Interest

                   Lamar Advertising of  Class A             1,000           26        100
                   Youngstown, Inc.      Common/
                                         No Par Value

Lamar              Lamar T.T.R., L.L.C.  Membership          1,000            1        100
Advertising of                           Interest
Youngstown,
Inc.


                   Outdoor Marketing     Common/ Par        10,000            5        100
                   Systems, Inc.         Value $1.00

Outdoor            Outdoor Marketing     Membership          1,000            1        100
Marketing          Systems, L.L.C.       Interest
Systems, Inc.

Lamar Central      Stokely Ad Agency,    Membership          1,000            3        100
Outdoor, LLC       L.L.C.                Interest

                   Lamar California      Common Stock,         100            3        100
                   Acquisition           $.01 par value
                   Corporation

                   Ham Development       Common Stock,       1,000            6        100
                   Corporation           No par value

                   10 Outdoor            Common Stock,       1,000            5        100
                   Advertising, Inc.     No par value

                   Lamar Advantage GP    N/A                 1,000            3        100
                   Company, LLC


                           Annex 1 to Pledge Agreement

 DEBTOR/PLEDGOR           ISSUER         CLASS AND PAR   NUMBER OF  CERTIFICATE    % OF
    OWNERSHIP                                VALUE        SHARES       NUMBER    OWNERSHIP
------------------------------------------------------------------------------------------
                   Lamar Advantage LP    N/A                 1,000            3        100
                   Company, LLC
Lamar                                    Common Stock,
Advantage GP       Premere Outdoor,      No Par Value        1,000            4        100
Company, LLC       Inc.

Lamar              Lamar Advantage       N/A                   N/A          1LP       99.9
Advantage LP       Outdoor Company,
Company, LLC       L.P.

Lamar              Lamar Advantage       N/A                   N/A          1GP        0.1
Advantage GP       Outdoor Company,
Company, LLC       L.P.

Lamar                                    Class A
Advantage          Lamar Advantage       Common/ $0.001        100            2        100
Outdoor            Holding Company       par value
Company, L.P.

                   Triumph Outdoor       Membership            100            3        100
                   Holdings, LLC         Interest

Triumph            Outdoor Promotions    Membership            100            1        100
Outdoor            West, LLC             Interest
Holdings, LLC

Triumph            Transit America Las   Membership            100            1        100
Outdoor            Vegas, L.L.C.         Interest
Holdings, LLC

Triumph            Lamar Transit         Membership           1000            2        100
Outdoor            Advertising of New    Interest
Holdings, LLC      Orleans, LLC

Triumph            Triumph Outdoor       Membership            100            1        100
Outdoor            Rhode Island, LLC     Interest
Holdings, LLC


Lamar              Lamar I-40 West,      Class A               100            2        100
Oklahoma           Inc.                  Common/
Holding                                  $0.001
Company, Inc.                            Par Value

                   Lamar Advertising     Class A               100            6        100
                   of Oklahoma, Inc.     Common/
                                         $0.001
                                         Par Value

Lamar                                    Class A
Advertising of                           Common/$0.001
Oklahoma, Inc.     Lamar Benches, Inc.   Par Value             100            2        100

Lamar DOA
Tennessee          Lamar DOA             Common/ $0.001        100          C-8        100
Holdings, Inc.     Tennessee, Inc.       Par Value


                           Annex 1 to Pledge Agreement

 DEBTOR/PLEDGOR           ISSUER         CLASS AND PAR   NUMBER OF  CERTIFICATE    % OF
    OWNERSHIP                                VALUE        SHARES       NUMBER    OWNERSHIP
------------------------------------------------------------------------------------------
Lamar Obie         O.B. Walls, Inc.      Common Stock,         100            9        100
Corporation                              no par value

                   Select Media, Inc.    Common Stock,         100            2        100
                                         no par value

                   Lamar Transit         Common stock,          65            7         65
                   Advertising Canada,   no par value
                   Ltd.

                   Obie Billboard, LLC   Membership           1000            2        100
                                         Interest


                           Annex 1 to Pledge Agreement

                                                                         ANNEX 2


                                 FILING DETAILS

                                 [Please update]


                                               Type of Organization
                                               (corporation, limited                     Organizational
Current Legal Name                             liability              Jurisdiction of    ID Number
(no trade names)                               company, etc.)         Organization       (if applicable)
----------------                               --------------         ---------------    ---------------
Lamar Advertising Company                      Corporation            Delaware           72-1449411



Lamar Media Corp.                              Corporation            Delaware           72-1205791

American Signs, Inc.                           Corporation            Washington         91-1642046

Canadian Tods Limited                          Corporation            Nova Scotia           N/A

Colorado Logos, Inc.                           Corporation            Colorado           84-1480715

Delaware Logos, L.L.C.                         Limited liability co.  Delaware           51-0392715

Florida Logos, Inc.                            Corporation            Florida            65-0671887

Kansas Logos, Inc.                             Corporation            Kansas             48-1187701

Kentucky Logos, LLC                            Limited liability co.  Kentucky           62-1839054

Lamar Advertising of Colorado Springs, Inc.    Corporation            Colorado           72-0931093

Lamar Advertising of Kentucky, Inc.            Corporation            Kentucky           61-1306385

                                                                      Place of Business or
Current Legal Name                             Current                Location of            Former Legal Name(s)
(no trade names)                               Mailing Address        Chief Executive Order  (if any)
------------------                             ---------------        ---------------------  --------------------
Lamar Advertising Company                      5551 Corporate Blvd.,  5551 Corporate Blvd.,  Lamar New Holding Co.
                                               Ste. 2A,               Ste. 2A,
                                               Baton Rouge, LA 70808  Baton Rouge, LA 70808

Lamar Media Corp.                              Same as above          Same as above          Lamar Advertising Company

American Signs, Inc.                           Same as above          Same as above

Canadian Tods Limited                          Same as above          Same as above

Colorado Logos, Inc.                           Same as above          Same as above

Delaware Logos, L.L.C.                         Same as above          Same as above

Florida Logos, Inc.                            Same as above          Same as above

Kansas Logos, Inc.                             Same as above          Same as above

Kentucky Logos, LLC                            Same as above          Same as above

Lamar Advertising of Colorado Springs, Inc.    Same as above          Same as above

Lamar Advertising of Kentucky, Inc.            Same as above          Same as above          Kentucky Outdoor Advertising
                                                                                             Works, Inc.


                           Annex 2 to Pledge Agreement

                                               Type of Organization
                                               (corporation, limited                     Organizational
Current Legal Name                             liability              Jurisdiction of    ID Number
(no trade names)                               company, etc.)         Organization       (if applicable)
------------------                             --------------         --------------     ---------------
Lamar Advertising of Michigan, Inc.            Corporation            Michigan           38-3376495

Lamar Advertising of South Dakota, Inc.        Corporation            South Dakota       46-0446615

Lamar Advertising of Youngstown, Inc.          Corporation            Delaware           23-2669670

Lamar Air, L.L.C.                              Limited liability co.  Louisiana          72-1277136

Lamar Electrical, Inc.                         Corporation            Louisiana          72-1392115

Lamar OCI North Corporation                    Corporation            Delaware           38-2885263

Lamar OCI South Corporation                    Corporation            Mississippi        64-0520092

Lamar Pensacola Transit, Inc.                  Corporation            Florida            59-3391978

Lamar Tennessee, L.L.C.                        Limited liability co.  Tennessee          72-1309007

Lamar Texas General Partner, Inc.              Corporation            Louisiana          72-1309003

Lamar Texas Limited Partnership                Limited Partnership    Texas              72-1309005

Michigan Logos, Inc.                           Corporation            Michigan           38-3071362

Minnesota Logos, Inc.                          Corporation            Minnesota          41-1800355

Missouri Logos, LLC                            Limited liablity co.   Missouri           72-1485587

Nebraska Logos, Inc.                           Corporation            Nebraska           72-1137877

Nevada Logos, Inc.                             Corporation            Nevada             88-0373108

New Mexico Logos, Inc.                         Corporation            New Mexico         85-0446801

                                                                      Place of Business or
Current Legal Name                             Current                Location of            Former Legal Name(s)
(no trade names)                               Mailing Address        Chief Executive Order  (if any)
------------------                             ---------------        ---------------------  --------------------
Lamar Advertising of Michigan, Inc.            Same as above          Same as above

Lamar Advertising of South Dakota, Inc.        Same as above          Same as above

Lamar Advertising of Youngstown, Inc.          Same as above          Same as above          FKM Advertising Co., Inc.

Lamar Air, L.L.C.                              Same as above          Same as above

Lamar Electrical, Inc.                         Same as above          Same as above

Lamar OCI North Corporation                    Same as above          Same as above          OCI (N) Corp.

Lamar OCI South Corporation                    Same as above          Same as above          OCI (S) Corp.

Lamar Pensacola Transit, Inc.                  Same as above          Same as above

Lamar Tennessee, L.L.C.                        Same as above          Same as above

Lamar Texas General Partner, Inc.              Same as above          Same as above

Lamar Texas Limited Partnership                Same as above          Same as above

Michigan Logos, Inc.                           Same as above          Same as above

Minnesota Logos, Inc.                          Same as above          Same as above

Missouri Logos, LLC                            Same as above          Same as above

Nebraska Logos, Inc.                           Same as above          Same as above

Nevada Logos, Inc.                             Same as above          Same as above

New Mexico Logos, Inc.                         Same as above          Same as above


                           Annex 2 to Pledge Agreement

                                               Type of Organization
                                               (corporation, limited                     Organizational
Current Legal Name                             liability              Jurisdiction of    ID Number
(no trade names)                               company, etc.)         Organization       (if applicable)
----------------                               --------------         ------------       ---------------
Ohio Logos, Inc.                               Corporation            Ohio               72-1148212

Outdoor Promotions West, LLC                   Limited liability co.  Delaware           22-3598746

South Carolina Logos, Inc.                     Corporation            South Carolina     58-2152628

Tennessee Logos, Inc.                          Corporation            Tennessee          62-1649765

Texas Logos, L.P.                              Limited partnership    Texas              72-1490894

TLC Properties II, Inc.                        Corporation            Texas              72-1336624

TLC Properties, Inc.                           Corporation            Louisiana          72-0640751

TLC Properties, L.L.C.                         Limited liability co.  Louisiana          72-1417495

Transit America Las Vegas, L.L.C.              Limited liability co.  Delaware           88-0386243

Triumph Outdoor Holdings, LLC                  Limited liability co.  Delaware           13-3990438

Lamar Transit Advertising of New Orleans, LLC  Limited liability co.  Delaware           52-2122268

Triumph Outdoor Rhode Island, LLC              Limited liability co.  Delaware           05-0500914

Utah Logos, Inc.                               Corporation            Utah               72-1148211

Virginia Logos, LLC                            Limited liability co.  Virginia           62-1839208

The Lamar Company, L.L.C.                      Limited liability co.  Louisiana          72-1462298

Lamar Advertising of Penn, LLC                 Limited liability co.  Delaware           72-1462301

                                                                      Place of Business or
Current Legal Name                             Current                Location of            Former Legal Name(s)
(no trade names)                               Mailing Address        Chief Executive Order  (if any)
----------------                               ---------------        ---------------------  --------------------
Ohio Logos, Inc.                               Same as above          Same as above

Outdoor Promotions West, LLC                   Same as above          Same as above

South Carolina Logos, Inc.                     Same as above          Same as above

Tennessee Logos, Inc.                          Same as above          Same as above

Texas Logos, L.P.                              Same as above          Same as above

TLC Properties II, Inc.                        Same as above          Same as above

TLC Properties, Inc.                           Same as above          Same as above

TLC Properties, L.L.C.                         Same as above          Same as above

Transit America Las Vegas, L.L.C.              Same as above          Same as above

Triumph Outdoor Holdings, LLC                  Same as above          Same as above          Transit America Holdings, LLC

Lamar Transit Advertising of New Orleans, LLC  Same as above          Same as above          Triumph Outdoor Louisiana, LLC

Triumph Outdoor Rhode Island, LLC              Same as above          Same as above          Transit America Holdings, LLC

Utah Logos, Inc.                               Same as above          Same as above

Virginia Logos, LLC                            Same as above          Same as above

The Lamar Company, L.L.C.                      Same as above          Same as above

Lamar Advertising of Penn, LLC                 Same as above          Same as above


                           Annex 2 to Pledge Agreement

                                               Type of Organization
                                               (corporation, limited                     Organizational
Current Legal Name                             liability              Jurisdiction of    ID Number
(no trade names)                               company, etc.)         Organization       (if applicable)
----------------                               --------------         ---------------    ---------------
Lamar Advertising of Louisiana, L.L.C.         Limited liability co.  Louisiana          72-1462297

Lamar Florida, Inc.                            Corporation            Florida            72-1467178

Lamar Advan, Inc.                              Corporation            Pennsylvania       25-1736076

Lamar T.T.R., L.L.C.                           Limited liability co.  Arizona            86-0928767

Lamar Advantage GP Company, LLC                Limited liability co.  Delaware           72-1490891

Lamar Advantage LP Company, LLC                Limited liability co.  Delaware           76-0637519

Lamar Advantage Outdoor Company, L.P.          Limited partnership    Delaware           74-2841299

Lamar Advantage Holding Company                Corporation            Delaware           76-0619569

Lamar Oklahoma Holding Company, Inc.           Corporation            Oklahoma           73-1474290

Lamar Advertising of Oklahoma, Inc.            Corporation            Oklahoma           73-1178474

Lamar Benches, Inc.                            Corporation            Oklahoma           73-1524386

Lamar I-40 West, Inc.                          Corporation            Oklahoma           73-1498886

Georgia Logos, L.L.C.                          Limited liability co.  Georgia            72-1469485

Mississippi Logos, L.L.C.                      Limited liability co.  Mississippi        72-1469487

New Jersey Logos, L.L.C.                       Limited liability co.  New Jersey         72-1469048

Oklahoma Logos, L.L.C.                         Limited liability co.  Oklahoma           72-1469103

                                                                      Place of Business or
Current Legal Name                             Current                Location of            Former Legal Name(s)
(no trade names)                               Mailing Address        Chief Executive Order  (if any)
----------------                               ---------------        ---------------------  --------------------
Lamar Advertising of Louisiana, L.L.C.         Same as above          Same as above

Lamar Florida, Inc.                            Same as above          Same as above

Lamar Advan, Inc.                              Same as above          Same as above          Advan Outdoor, Inc.

Lamar T.T.R., L.L.C.                           Same as above          Same as above          T.T.R., L.L.C.

Lamar Advantage GP Company, LLC                Same as above          Same as above          Advantage GP Company, LLC

Lamar Advantage LP Company, LLC                Same as above          Same as above          Advantage LP Company, LLC

Lamar Advantage Outdoor Company, L.P.          Same as above          Same as above          Advantage Outdoor Company, L.P.

Lamar Advantage Holding Company                Same as above          Same as above          Advantage Holding Company

Lamar Oklahoma Holding Company, Inc.           Same as above          Same as above          Lamar Advertising of Oklahoma, Inc.

Lamar Advertising of Oklahoma, Inc.            Same as above          Same as above          Tyler Outdoor Advertising, Inc.

Lamar Benches, Inc.                            Same as above          Same as above          Tyler Benches, Inc.

Lamar I-40 West, Inc.                          Same as above          Same as above          Tyler I-40 West, Inc.

Georgia Logos, L.L.C.                          Same as above          Same as above          Georgia Logos, Inc.

Mississippi Logos, L.L.C.                      Same as above          Same as above

New Jersey Logos, L.L.C.                       Same as above          Same as above

Oklahoma Logos, L.L.C.                         Same as above          Same as above


                           Annex 2 to Pledge Agreement

                                               Type of Organization
                                               (corporation, limited                     Organizational
Current Legal Name                             liability              Jurisdiction of    ID Number
(no trade names)                               company, etc.)         Organization       (if applicable)
----------------                               --------------         ------------       ---------------
Interstate Logos, L.L.C.                       Limited liability co.  Louisiana          72-1490893

LC Billboard, L.L.C.                           Limited liability co.  Delaware           63-1692342

Lamar Ohio Outdoor Holding Corp.               Corporation            Ohio               34-1597561

Outdoor Marketing Systems, Inc.                Corporation            Pennsylvania       23-2659279

Outdoor Marketing Systems, L.L.C.              Limited liability co.  Pennsylvania       23-2659279

Lamar Advertising Southwest, Inc.              Corporation            Nevada             85-0113644


Lamar DOA Tennessee Holding, Inc.              Corporation            Delaware           41-1991164


Lamar DOA Tennessee, Inc.                      Corporation            Delaware           41-1882464


Maine Logos, L.L.C.                            Limited liability co.  Maine              72-1492985

Trans West Outdoor Advertising, Inc.           Corporation            California         33-0825978

Washington Logos, L.L.C.                       Limited liability co.  Washington         73-1648809

Lamar Pinnacle Acquisition Co.                 Corporation            Georgia            02-0667329

Stokely Ad Agency, L.L.C.                      Limited liability co.  Oklahoma           43-2007969

Lamar California Acquisition                   Corporation            California         20-0634929
Corporation

                                                                      Place of Business or
Current Legal Name                             Current                Location of            Former Legal Name(s)
(no trade names)                               Mailing Address        Chief Executive Order  (if any)
----------------                               ---------------        ---------------------  --------------------
Interstate Logos, L.L.C.                       Same as above          Same as above

LC Billboard, L.L.C.                           Same as above          Same as above

Lamar Ohio Outdoor Holding Corp.               Same as above          Same as above          Ohio Outdoor Holding Corp.

Outdoor Marketing Systems, Inc.                Same as above          Same as above

Outdoor Marketing Systems, L.L.C.              Same as above          Same as above

Lamar Advertising Southwest, Inc.              Same as above          Same as above          Bowlin Outdoor Advertising &
                                                                                             Travel Centers Incorporated

Lamar DOA Tennessee Holding, Inc.              Same as above          Same as above          Delite Outdoor Advertising of
                                                                                             Tennessee Holdings, Inc.

Lamar DOA Tennessee, Inc.                      Same as above          Same as above          Delite Outdoor Advertising of
                                                                                             Tennessee, Inc.

Maine Logos, L.L.C.                            Same as above          Same as above

Trans West Outdoor Advertising, Inc.           Same as above          Same as above

Washington Logos, L.L.C.                       Same as above          Same as above

Lamar Pinnacle Acquisition Co.                 Same as above          Same as above

Stokely Ad Agency, L.L.C.                      Same as above          Same as above

Lamar California Acquisition                   Same as above          Same as above
Corporation


                           Annex 2 to Pledge Agreement

                                               Type of Organization
                                               (corporation, limited                     Organizational
Current Legal Name                             liability              Jurisdiction of    ID Number
(no trade names)                               company, etc.)         Organization       (if applicable)
----------------                               ------------------     ---------------    ---------------
Ham Development Corporation                    Corporation            California         33-0262739

10 Outdoor Advertising, Inc.                   Corporation            California         95-4300899

Premere Outdoor, Inc.                          Corporation            Illinois           36-4459650

TLC Farms, L.L.C.                              Limited liability co.  Louisiana          20-0634874
                                                                                         58-2586736
ADvantage Advertising, LLC                     Limited liability co.  Georgia

Lamar Canadian Outdoor Company                 Corporation            British Columbia,  859943300
                                                                      Canada

Lamar Obie Corporation                         Corporation            Delaware           33-1109314

Select Media, Inc.                             Corporation            Oregon             02-0654574

O. B. Walls, Inc.                              Corporation            Oregon             93-1013167
                                                                                         866724057

Lamar Transit Advertising                      Corporation            British Columbia,  866724057
Canada Ltd.                                                           Canada

10 Outdoor Advertising, Inc.                   Corporation            California         95-4300899

Obie Billboard, LLC                            Limited liability co.  Oregon                None


Lamar Central Outdoor, LLC                     Limited liability co.  Delaware           20-2471691
Delaware.

                                                                      Place of Business or
Current Legal Name                             Current                Location of            Former Legal Name(s)
(no trade names)                               Mailing Address        Chief Executive Order  (if any)
----------------                               ---------------        ---------------------  --------------------
Ham Development Corporation                    Same as above          Same as above

10 Outdoor Advertising, Inc.                   Same as above          Same as above

Premere Outdoor, Inc.                          Same as above          Same as above

TLC Farms, L.L.C.                              Same as above          Same as above

ADvantage Advertising, LLC                     Same as above          Same as above

Lamar Canadian Outdoor Company                 Same as above          Same as above          3087133 Nova Scotia Company


Lamar Obie Corporation                         Same as above          Same as above

Select Media, Inc.                             Same as above          Same as above

O. B. Walls, Inc.                              Same as above          Same as above


Lamar Transit Advertising                      Same as above          Same as above
Canada Ltd.

10 Outdoor Advertising, Inc.                   Same as above          Same as above

Obie Billboard, LLC                            Same as above          Same as above


Lamar Central Outdoor, LLC                     Same as above          Same as above
Delaware.


                           Annex 2 to Pledge Agreement

                                                                         ANNEX 3


                               "NEW DEBTOR" EVENTS


Description of Event                                Date of Event



                           Annex 3 to Pledge Agreement

                                                                     EXHIBIT D-2

                [Form of Holdings Guaranty and Pledge Agreement]

                          GUARANTY AND PLEDGE AGREEMENT

      GUARANTY AND PLEDGE AGREEMENT dated as of September [__], 2005 between LAMAR ADVERTISING COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware ("Holdings"), and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

      Lamar Media Corp., a Delaware corporation (the "Company"), the Subsidiary Borrower that may be or may become a party thereto (the "Subsidiary Borrower" and together with the Company, the "Borrowers"), the Subsidiary Guarantors named therein, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent, are party to a Credit Agreement dated as of September [__], 2005 (as modified and supplemented and in effect from time to time, the "Credit Agreement") providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by said lenders (collectively, together with any entity that becomes a "Lender" party to the Credit Agreement after the date hereof as provided therein, the "Lenders" and, together with Administrative Agent and any successors or assigns of any of the foregoing, the "Secured Parties") to the Company in an aggregate principal or face amount not exceeding $800,000,000 (which, in the circumstances contemplated by Section 2.01(c) thereof, may be increased to $1,300,000,000 and made available to the Company and the Subsidiary Borrower). In addition, the Borrowers may from time to time be obligated to one or more of the Lenders (or their affiliates) under the Credit Agreement in respect of Swap Agreements under and as defined in the Credit Agreement (collectively, the "Swap Agreements").

      To induce the Secured Parties to enter into the Credit Agreement, and to extend credit thereunder and to extend credit to the Borrowers under Swap Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings has agreed to pledge and grant a security interest in the Collateral (as so defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Defined Terms. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

      "Collateral" has the meaning assigned to such term in Article IV.



                     Holdings Guaranty and Pledge Agreement

      "Instrument" has the meaning assigned to such term in paragraph (d) of
Article IV.

      "Pledged Stock" has the meaning assigned to such term in paragraph (a) of
Article IV.

      "Secured Obligations" means, collectively, all obligations of Holdings hereunder (including, without limitation) in respect of its Guarantee under
Article II hereof).

      "Stock Collateral" has the meaning assigned to such term in clause (c) of
Article IV.

      "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

      SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.


                                   ARTICLE II

                              GUARANTEE BY HOLDINGS

      SECTION 2.01. The Guarantee. Holdings hereby guarantees to each Lender, each Issuing Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrowers (including without limitation, any Incremental Loans), all LC Disbursements and all other amounts from time to time owing to the Lenders, the Issuing Lenders or the Administrative Agent by the Borrowers hereunder or under any other Loan Document, and all obligations of either Borrower to any Lender or any affiliate of a Lender under any Swap Agreement, in each case strictly in


                     Holdings Guaranty and Pledge Agreement
accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Holdings further agrees that if either Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, Holdings will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

      For purposes hereof, it is understood that any Guaranteed Obligations to a Person arising under an agreement entered into at the time such Person (or an affiliate thereof) is a "Lender" party to the Credit Agreement shall nevertheless continue to constitute Guaranteed Obligations for purposes hereof, notwithstanding that such Person (or its affiliate) may have assigned all of its Loans and other interests in the Credit Agreement and, therefore, at the time a claim is to be made in respect of such Guaranteed Obligations, such Person (or its affiliate) is no longer a "Lender" party to the Credit Agreement.

      SECTION 2.02. Obligations Unconditional. The obligations of Holdings under
Section 2.01 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of Holdings hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Holdings hereunder which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to Holdings, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or


                     Holdings Guaranty and Pledge Agreement

            (iv) any lien or security interest granted to, or in favor of, the Administrative Agent, any Issuing Lender or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

Holdings hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, any Issuing Lender or any Lender exhaust any right, power or remedy or proceed against either Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

      SECTION 2.03. Reinstatement. The obligations of Holdings under this
Article II shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of either Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Holdings agrees that it will indemnify the Administrative Agent, each Issuing Lender and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent, any Lender or any Issuing Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      SECTION 2.04. Subrogation. Holdings hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article II and further agrees with each Borrower for the benefit of each of its creditors (including, without limitation, each Issuing Lender, each Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by Holdings to such Borrower.

      SECTION 2.05. Remedies. Holdings agrees that, as between Holdings and the Lenders, the obligations of each Borrower hereunder may be declared to be forthwith due and payable as provided in Article VIII of the Credit Agreement or
Section 2.04(i) of the Credit Agreement, as applicable (and shall be deemed to have become automatically due and payable in the circumstances provided in
Article VIII of the Credit Agreement or Section 2.04(i) of the Credit Agreement, as applicable) for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by Holdings for purposes of Section 2.01.

      SECTION 2.06. Instrument for the Payment of Money. Holdings hereby acknowledges that the guarantee in this Article II constitutes an instrument for the payment of money, and consents and agrees that any Issuing Lender, any Lender or the Administrative




                     Holdings Guaranty and Pledge Agreement

Agent, at its sole option, in the event of a dispute by Holdings in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

SECTION 2.07. Continuing Guarantee. The guarantee in this Article II is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Holdings represents and warrants that:

      SECTION 3.01. Organization; Powers. Holdings is duly organized, validly existing and in good standing under the laws of its state of organization. Holdings has all requisite power and authority under its organizational documents to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      SECTION 3.02. Authorization; Enforceability. The execution, delivery and performance by Holdings of this Agreement are within its corporate power and have been duly authorized by all necessary corporate and, if required, stockholder action on its part. This Agreement has been duly executed and delivered by Holdings and constitutes a legal, valid and binding obligation of Holdings, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 3.03. Governmental Approvals; No Conflicts. The execution, delivery and performance by Holdings of this Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other person, (b) will not violate any applicable law, policy or regulation or the charter or by-laws of Holdings or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, or any of its assets, or give rise to a right thereunder to require any payment to be made by Holdings, and (d) except for the Liens created hereunder, will not result in the creation or imposition of any Lien on any asset of Holdings.

      SECTION 3.04. Investment and Holding Company Status. Neither Holdings nor any of its subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

      SECTION 3.05. Capitalization. The authorized capital stock of Holdings consists, on the date hereof, of an aggregate of 213,510,000 shares consisting of (i) 175,000,000



                     Holdings Guaranty and Pledge Agreement
shares of Class A common stock, with par value of $.001 per share, of which, as of September 1, 2005, 90,084,172 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable, (ii) 37,500,000 shares of Class B common stock, with par value of $.001 per share, of which, as of September 1, 2005, 15,672,527 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable, (iii) 10,000 shares of Class A preferred stock, with par value of $638.00 per share, of which, as of the date hereof, no shares are issued and outstanding, and (iv) 1,000,000 shares of undesignated preferred stock, with par value of $.001 per share, of which, as of September 1, 2005, 5,720 shares are designated as Series AA preferred stock, $.001 par value per share, and of which, as of as of September 1, 2005, 5,719.49 shares are validly issued and outstanding, each of which shares is fully paid and nonassessable; provided, that none of the foregoing figures takes into account any exercise of employee stock options after June 30, 2005. Except as set forth in Annex 2 hereto, as of the date hereof, (x) there are no outstanding Equity Rights with respect to Holdings and
(y) there are no outstanding obligations of Holdings or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of Holdings nor are there any outstanding obligations of Holdings or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of Holdings or any of its Subsidiaries.

      SECTION 3.06. The Collateral.

      (a) Title and Priority. Holdings is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Article IV and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Secured Parties created or provided for herein, which pledge and security interest will, upon perfection under the applicable provisions of the Uniform Commercial Code constitute a first priority perfected pledge and security interest in and to all of such Collateral, to the extent such pledge and security interest can be perfected under the Uniform Commercial Code.

      (b) Pledged Stock. The Pledged Stock is, and all other Pledged Stock in which Holdings shall hereafter grant a security interest pursuant to Article IV will be, duly authorized, validly existing, fully paid and non-assessable, and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Company, upon the transfer of such Pledged Stock (except for any such restriction contained herein or identified in Annex 1).

      The Pledged Stock identified in Annex 1 constitutes all of the issued and outstanding shares of capital stock of any class or character of the Company beneficially owned by Holdings on the date hereof (whether or not registered in the name of Holdings) and Annex 1 correctly identifies, as at the date hereof, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.



                     Holdings Guaranty and Pledge Agreement

      (c) Instruments. Annex 3 sets forth a complete and correct list of all Instruments held by Holdings on the date hereof.


                                   ARTICLE IV

                                   COLLATERAL

      As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Holdings hereby pledges and grants to the Administrative Agent, for the benefit of the Secured Parties as hereinafter provided, a security interest in all of Holdings' right, title and interest in the following property, whether now owned by Holdings or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

            (a) the shares of common and preferred stock of the Company identified in Annex 1 and all other shares of capital stock of whatever class or character of the Company, now or hereafter owned by Holdings, in each case together with the certificates evidencing the same (collectively, the "Pledged Stock");

            (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

            (c) without affecting the obligations of Holdings under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which the Company is not the surviving entity, all ownership interests of any class or character of the successor entity (unless such successor entity is Holdings itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Stock Collateral");

            (d) all instruments identified in Annex 3 evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of the Mirror Loan Indebtedness (herein collectively called the "Instruments"); and

            (e) all proceeds of and to any of the property of Holdings described in the preceding clauses of this Article IV (including, without limitation, all causes of action, claims and warranties now or hereafter held by Holdings in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.


                     Holdings Guaranty and Pledge Agreement

                                    ARTICLE V

                                    COVENANTS

      Holdings agrees that it will not, until the payment and satisfaction in full of the Secured Obligations and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated:

            (a) enter into any transaction of merger, amalgamation or consolidation, or dissolve itself, other than any such transaction in which Holdings is the continuing or surviving corporation if, after giving effect thereto, no Default shall have occurred and be continuing;

            (b) create, incur, assume or suffer to exist any Lien upon any of the Collateral, other than Liens securing Indebtedness of the Borrowers under the Credit Agreement;

            (c) create, incur, or suffer to exist any Indebtedness, other than in respect of the Credit Agreement, the Senior Notes, or additional Indebtedness so long as (i) the covenants of such Indebtedness are not inconsistent with the covenants found in the Credit Agreement, as reasonably determined by the Administrative Agent and do not, in any event, impose restrictions upon borrowings and other extensions of credit under the Credit Agreement, such as the imposition of an incurrence test (except to the extent that such incurrence test expressly permits the incurrence of Indebtedness under the Credit Agreement up to amount equal to the then current aggregate amount of the Commitments thereunder) and
      (ii) Holdings furnishes to the Administrative Agent on the date of such issuance (other than in respect of purchase money Indebtedness in a principal amount of less than $1,000,000) a certificate of its chief financial officer demonstrating in reasonable detail compliance with the foregoing conditions;

            (d) engage in any business or other activity (including the ownership of operating assets) other than (i) the business of holding the shares of capital stock of the Company, (ii) holding shares or other equity interests in Special Acquisition Subsidiaries, (iii) activities relating to Qualified Holdings Obligations, (iv) incurrences of Indebtedness permitted pursuant to clause (c) of this Article V, (v) the ownership and leasing of equipment for use by the Company and its Restricted Subsidiaries in the ordinary course of business, consistent with past practices (provided that the aggregate value of such equipment shall not exceed $30,000,000) and (vi) entering into and incurring liabilities under billboard site leases on behalf of the Company and the Company's Restricted Subsidiaries in the ordinary course of business, consistent with past practices (provided that the aggregate rental payments made in respect of such leases during any single fiscal year shall not exceed $2,000,000); and

            (e) permit any of the provisions of Section 7.09(a), 7.09(b), 7.09(c) or 7.09(d) of the Credit Agreement to be breached.


                     Holdings Guaranty and Pledge Agreement

                                   ARTICLE VI

                          FURTHER ASSURANCES; REMEDIES

            In furtherance of the grant of the pledge and security interest pursuant to Article IV, Holdings hereby agrees as follows:

            SECTION 6.01. Delivery and Other Perfection. Holdings shall:

            (a) if any of the shares, securities, moneys or property required to be pledged by it under clauses (a), (b) or (c) of Article IV are received by Holdings, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by Holdings (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent reasonably shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

            (b) deliver and pledge to the Administrative Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may reasonably request;

            (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including causing any or all of the Stock Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to Holdings copies of any notices and communications received by it with respect to the Stock Collateral);

            (d) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

            (e) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at Holdings' place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any


                     Holdings Guaranty and Pledge Agreement
      notices or communications received by Holdings with respect to the Collateral, all in such manner as the Administrative Agent may reasonably require.

      SECTION 6.02. Other Financing Statements and Liens. Without the prior written consent of the Administrative Agent (granted with the authorization of the Required Lenders), Holdings shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Secured Parties.

      SECTION 6.03. Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

      SECTION 6.04. Special Provisions Relating to Stock Collateral and Instruments.

      (a) Voting Powers, Etc. So long as no Event of Default shall have occurred and be continuing, Holdings shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the other Loan Documents or any other instrument or agreement referred to herein or therein, provided that Holdings agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the other Loan Documents or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to Holdings or cause to be executed and delivered to Holdings all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as Holdings may reasonably request for the purpose of enabling Holdings to exercise the rights and powers that it is entitled to exercise pursuant to this Section 6.04(a).

      (b) Retention of Dividends and Distributions. Unless and until an Event of Default has occurred and is continuing, Holdings shall, subject to Article VII of the Credit Agreement, be entitled to receive and retain any dividends, distributions or proceeds in respect of the Stock Collateral, provided, that in any event, Holdings shall be entitled to receive and retain such dividends, distributions or proceeds to the extent permitted under Section 7.06 of the Credit Agreement.

      (c) Rights with respect to Instruments. So long as no Event of Default shall have occurred and be continuing, Holdings shall have the right to exercise or waive any and all rights and remedies it may have as a payee under any Instrument, subject to any restrictions set forth in such Instrument, provided that Holdings agrees that it will not waive or exercise any such right or remedy in any manner that is inconsistent with the terms of this Agreement, the other Loan Documents or any such other instrument.


                     Holdings Guaranty and Pledge Agreement

      SECTION 6.05. Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

            (a) Holdings shall, at the request of the Administrative Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Administrative Agent and Holdings, designated in its request;

            (b) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

            (c) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and Holdings agrees to take all such action as may be appropriate to give effect to such right);

            (d) the Administrative Agent in its discretion may, in its name or in the name of Holdings or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

            (e) the Administrative Agent may, upon ten business days' prior written notice to Holdings of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent or any of its respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Holdings, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.



                     Holdings Guaranty and Pledge Agreement

The proceeds of each collection, sale or other disposition under this Section
6.05 shall be applied in accordance with Section 6.08.

      Holdings recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Holdings acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit Holdings to register it for public sale.

      SECTION 6.06. Removals, Etc. Without at least 30 days' prior written notice to the Administrative Agent, Holdings shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business other than at the address for notices specified in
Section 7.01 or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

      SECTION 6.07. Private Sale. No Secured Party shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 6.05 conducted in a commercially reasonable manner. So long as such sale is conducted in a commercially reasonable manner, Holdings hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

      SECTION 6.08. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under this Article VI, shall be applied by the Administrative Agent:

            First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

            Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Secured Parties holding the same may otherwise agree; and

            Finally, to the payment to Holdings, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.


                     Holdings Guaranty and Pledge Agreement

      As used in this Article VI, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Holdings or any issuer of or obligor on any of the Collateral.

      SECTION 6.09. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of Holdings for the purpose of carrying out the provisions of this Article and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Article to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of Holdings representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  SECTION 6.10. Perfection. Prior to or concurrently with the execution and delivery of this Agreement, Holdings shall (i) file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted by Article IV and (ii) deliver to the Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

      SECTION 6.11. Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of Holdings. The Administrative Agent shall also execute and deliver to Holdings upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by Holdings to effect the termination and release of the Liens on the Collateral.

      SECTION 6.12. Further Assurances. Holdings agrees that, from time to time upon the written request of the Administrative Agent, Holdings will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.


                     Holdings Guaranty and Pledge Agreement

                                   ARTICLE VII

                                  MISCELLANEOUS

      SECTION 7.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to Holdings, to it at 5551 Corporate Boulevard, Baton Rouge, Louisiana, 70896, Attention of Keith Istre (Telecopy No. (225) 923-0658); and

            (b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin Street, 10th Floor, Houston, Texas 77002-6925, Attention of Gloria Javier (Telecopy No. (713) 750-2878), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, 15th Floor, New York, New York 10017, Attention of Linda Wisnieski (Telecopy No (212) 270-4164).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      SECTION 7.02. Waivers; Amendments.

      (a) No Deemed Waivers. No failure or delay by any Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Holdings therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

      (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings and by the Administrative Agent with the consent of the appropriate Secured Parties as more particularly provided in
Section 10.02(c) of the Credit Agreement.

      SECTION 7.03. Expenses.

      (a) Reimbursement of Expenses. Holdings agrees to reimburse each of the Secured Parties for all reasonable costs and expenses of the Secured Parties (including, without limitation, the reasonable fees and expenses of legal counsel; provided, that the Lenders and the Issuing Lenders (but not the Administrative Agent) shall be limited to one counsel together for


                     Holdings Guaranty and Pledge Agreement
the Lenders and the Issuing Lenders as a group so long as any Lender or any Issuing Lender, as the case may be, has not, in good faith (and based on advice of counsel for such Lender or such Issuing Lender, as the case may be), reasonably determined that its interests conflict sufficiently with those of the other Lenders to warrant the employment of separate counsel for such Lender or such Issuing Lender, as the case may be, in which case such Lender or such Issuing Lender shall be paid, or reimbursed for payment of, the fees, charges and disbursements of such separate counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of Holdings in respect of the Collateral that Holdings has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Article IV hereof.

      (b) Payment Upon Demand. All amounts due under this Section 7.03 shall be payable promptly after written demand therefor.

      SECTION 7.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Holdings, the Secured Parties and each holder of the Secured Obligations, except that Holdings may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted assignment or transfer by Holdings without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than Holdings and its respective successors and assigns, the Secured Parties and each holder of the Secured Obligations) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      SECTION 7.05. Counterparts. This Agreement may be executed in counterparts (and by the parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

      SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.


                     Holdings Guaranty and Pledge Agreement

      SECTION 7.07. Governing Law; Jurisdiction; Consent to Service of Process.

      (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

      (b) Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against Holdings or its properties in the courts of any jurisdiction.

      (c) Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 7.07. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 7.08. Waiver Of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.08.


                     Holdings Guaranty and Pledge Agreement

      SECTION 7.09. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      SECTION 7.10. Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.


                     Holdings Guaranty and Pledge Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Guaranty and Pledge Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         LAMAR ADVERTISING COMPANY


                                         By:
                                         ---------------------------------------
                                           Title:


                                         JPMORGAN CHASE BANK, N.A.,
                                          as Administrative Agent


                                         By:
                                         ---------------------------------------
                                           Title:



                     Holdings Guaranty and Pledge Agreement

                                                                         ANNEX 1

                                  Pledged Stock


One hundred (100) shares of common stock, par value $.01 per share, of the Company represented by certificate no. 2 and constituting one hundred (100%) percent of the issued and outstanding shares of stock of Company.





                Annex 1 to Holdings Guaranty and Pledge Agreement

                                                                         ANNEX 2

                                  Equity Rights



1. Warrant dated January 9, 2004 to purchase up to 50,000 shares of Class A common stock of Holdings at an exercise price per share of $35.89, issued to "Integra Bank N.A. as Trustee of the Robert G. Woodward Roth Individual Retirement Account".






               Annex 2 to Holdings Guaranty and Pledge Agreement

                                                                         ANNEX 3

                                   Instruments

1.    The Subordinated Note representing the Mirror Loan Indebtedness.





               Annex 3 to Holdings Guaranty and Pledge Agreement

                                                                       EXHIBIT E

                           [Form of Joinder Agreement]

                                JOINDER AGREEMENT

      JOINDER AGREEMENT dated as of ____________, 20__ by ____________, a
___________ corporation (the "Additional Subsidiary Guarantor"), in favor of JPMorgan Chase Bank, N.A., as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

      Lamar Media Corp., a Delaware corporation (the "Company"), the Subsidiary Borrower that may be or may become a party thereto (the "Subsidiary Borrower" and together with the Company, the "Borrowers") and certain of its subsidiaries (collectively, the "Existing Subsidiary Guarantors" and, together with the Borrowers, the "Securing Parties") are parties to a Credit Agreement dated as of September [__], 2005 (as modified and supplemented and in effect from time to time, the "Credit Agreement", providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders named therein (collectively, together with any entity that becomes a "Lender" party to the Credit Agreement after the date hereof as provided therein, the "Lenders" and, together with Administrative Agent and any successors or assigns of any of the foregoing, the "Secured Parties") to the Company in an aggregate principal or face amount not exceeding $800,000,000 (which, in the circumstances contemplated by Section 2.01(c) thereof, may be increased to $1,300,000,000 and made available to the Company and the Subsidiary Borrower). In addition, the Borrowers may from time to time be obligated to one or more of the Lenders under the Credit Agreement in respect of Swap Agreements under and as defined in the Credit Agreement (collectively, the "Swap Agreements").

      In connection with the Credit Agreement, the Borrowers, the Existing Subsidiary Guarantors and the Administrative Agent are parties to a Pledge Agreement dated as of _________, 2003 (the "Pledge Agreement") pursuant to which the Securing Parties have, inter alia, granted a security interest in the Collateral (as defined in the Pledge Agreement) as collateral security for the Secured Obligations (as so defined). Terms defined in the Pledge Agreement are used herein as defined therein.

      To induce the Secured Parties to enter into the Credit Agreement, and to extend credit thereunder and to extend credit to the Borrowers under Swap Agreements, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Additional Subsidiary Guarantor has agreed to become a party to the Credit Agreement and the Pledge Agreement as a "Subsidiary Guarantor" thereunder, and to pledge and grant a security interest in the Collateral (as defined in the Pledge Agreement).



                                Joinder Agreement

      Accordingly, the parties hereto agree as follows:

      Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein.

      Section 2. Joinder to Agreements. Effective upon the execution and delivery hereof, the Additional Subsidiary Guarantor hereby agrees that it shall become a "Subsidiary Guarantor" under and for all purposes of the Credit Agreement and the Pledge Agreement with all the rights and obligations of a Subsidiary Guarantor thereunder. Without limiting the generality of the foregoing, the Additional Subsidiary Guarantor hereby:

            (i) jointly and severally with the other Subsidiary Guarantors party to the Credit Agreement guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations in the same manner and to the same extent as is provided in Article III of the Credit Agreement;

            (ii) pledges and grants the security interests in all right, title and interest of the Additional Subsidiary Guarantor in all Collateral (as defined in the Pledge Agreement) now owned or hereafter acquired by the Additional Subsidiary Guarantor and whether now existing or hereafter coming into existence provided for by Article III of the Pledge Agreement as collateral security for the Secured Obligations and agrees that Annex 1 thereof shall be supplemented as provided in Appendix A hereto;

            (iii) makes the representations and warranties set forth in Article IV of the Credit Agreement and in Article II of the Pledge Agreement, to the extent relating to the Additional Subsidiary Guarantor or to the Pledged Equity evidenced by the certificates, if any, identified in Appendix A hereto; and

            (iv) submits to the jurisdiction of the courts, and waives jury trial, as provided in Sections 10.09 and 10.10 of the Credit Agreement.

            The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 6.10(a)(iii) of the Credit Agreement to the Secured Parties.



                                Joinder Agreement

      IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

                                        [ADDITIONAL SUBSIDIARY GUARANTOR]


                                        By:___________________________________
                                          Title:


Accepted and agreed:

JPMORGAN CHASE BANK, N.A.,
  as Administrative Agent


By:__________________________________
  Title:





                                Joinder Agreement

                                                 Appendix A to Joinder Agreement


Supplement to Annex 1 to Pledge Agreement:






                                Joinder Agreement

                                                                       EXHIBIT F



                            [Form of Lender Addendum]


      Reference is made to the Credit Agreement, dated as of September [__], 2005 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between LAMAR MEDIA CORP., a corporation duly organized and validly existing under the law of the State of Delaware (the "Company"), the Subsidiary Borrower that may be or may become a party thereto, any Subsidiary Guarantors party thereto, the lenders party thereto (the "Lenders") and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.15 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth opposite it signature below, effective as of the Effective Date.

      This Lender Addendum shall be construed in accordance with and governed by the law of the State of New York.

      This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.


      IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this ____ day of _________, ____.


Commitments:                                  [NAME OF LENDER]

                                              By:______________________________
                                                 Name:
                                                 Title:



                                 Lender Addendum

Accepted and agreed:

LAMAR MEDIA CORP.


By:___________________________
   Name:
   Title:


JPMORGAN CHASE BANK, N.A.,
as Administrative Agent


By:___________________________
   Name:
   Title:




                                 Lender Addendum

                                                                       EXHIBIT G



                [Form of Subsidiary Borrower Designation Letter]



                     SUBSIDIARY BORROWER DESIGNATION LETTER


                                           [Date]


To:   JPMorgan Chase Bank, N.A.
      as Administrative Agent
      Attention: [__________]



      Re: Credit Agreement dated as of September [__], 2005 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between Lamar Media Corp. (the "Company"), the Subsidiary Guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Dear Ladies and Gentlemen:

      This letter is the "Subsidiary Borrower Designation Letter" being delivered to you pursuant to the above-referenced Credit Agreement. Except as otherwise provided herein, terms defined in the Credit Agreement are used herein as defined therein.

      By its signature below, the Company hereby designates _________________ as the "Subsidiary Borrower" under the Credit Agreement and the Pledge Agreement. By its signature below, the Subsidiary Borrower hereby agrees to be bound by all of the provisions of the Credit Agreement and the Pledge Agreement applicable to it in its capacity as the "Subsidiary Borrower" thereunder. In addition, the Subsidiary Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

            (a) it is a Wholly Owned Subsidiary of the Company and is a corporation duly organized, validly existing and in good standing under the laws of Puerto Rico;

            (b) each of the representations and warranties applicable to it set forth in Article IV of the Credit Agreement, and Article II of the Pledge Agreement (to the extent relating to the Additional Subsidiary Guarantor or to the Pledged Equity evidenced by the certificates, if any, identified in Appendix A hereto), are true and complete on the date hereof as if set forth in full herein;



                     Subsidiary Borrower Designation Letter

            (c) there are no filings or recordings of the Credit Agreement or any other document to be made with any Governmental Authority or any stamp or similar tax to be paid on or in respect of this Subsidiary Borrower Designation Letter, the Credit Agreement or any other document that if not made or paid would adversely affect the legality, validity, enforceability or admissibility in evidence of the Credit Agreement against it; and

            (d) [other representations with respect to Puerto Rican law deemed appropriate in the reasonable determination of the Administrative Agent.]

      The Subsidiary Borrower hereby pledges and grants the security interests in all right, title and interest of the Subsidiary Borrower in all Collateral (as defined in the Pledge Agreement) now owned or hereafter acquired by the Subsidiary Borrower and whether now existing or hereafter coming into existence provided for by Article III of the Pledge Agreement as collateral security for its Secured Obligations and agrees that Annex 1 thereof shall be supplemented as provided in Appendix A hereto.

      The Subsidiary Borrower hereby requests that counsel to the Subsidiary Borrower deliver the opinion referred to in Section 5.02(b)(iii) of the Credit Agreement to the Administrative Agent and the Lenders.

      This Subsidiary Borrower Designation Letter shall be governed by and construed in accordance with the law of the State of New York.



                     Subsidiary Borrower Designation Letter

      IN WITNESS WHEREOF, the Company and the Subsidiary Borrower have caused this Subsidiary Borrower Designation Letter to be duly executed and delivered as of the day and year first above written.

                                            LAMAR MEDIA CORP.


                                            By:
                                               --------------------------------
                                              Name:
                                              Title:

                                              [NAME OF SUBSIDIARY BORROWER]


                                              By:
                                                 ------------------------------
                                               Name:
                                               Title:


Accepted and Agreed:

JPMORGAN CHASE BANK, N.A.
  as Administrative Agent


By:
  ------------------------------------------
 Name:
 Title:



                     Subsidiary Borrower Designation Letter

                                                        Appendix A to Subsidiary
                                                     Borrower Designation Letter

Supplement to Annex 1 to Pledge Agreement






                     Subsidiary Borrower Designation Letter